UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INTEGRATED DEVICE TECHNOLOGY, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share.

Aggregate number of securities to which transaction applies:

159,358,884 shares of common stock subject to the transaction (consisting of (i) 129,002,494 shares of common stock; (ii) 4,743,408 shares of common stock underlying restricted stock unit awards; (iii) 1,772,963 shares of common stock underlying performance stock unit awards; (iv) 668,678 shares of common stock underlying stock options with exercise prices below $49.00; (v) 11,172,135 shares of common stock underlying the warrants issued in favor of JPMorgan Chase Bank, National Association with warrant prices below $49.00), in each case outstanding as of October 30, 2018; and (vi) an estimated 11,999,206 shares of common stock underlying Integrated Device Technology, Inc.’s 0.875% Convertible Senior Notes due 2022 (collectively, the “Convertible Notes”), assuming conversion on March 31, 2019 in accordance with their terms and after giving effect to the transaction.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying 0.0001212 by the underlying value of the transaction of $7,254,792,008, which has been calculated as the sum of: (i) 129,002,494 shares of common stock issued and outstanding, multiplied by $49.00 per share; (ii) 4,743,408 shares of common stock issuable upon settlement of restricted stock unit awards, multiplied by $49.00 per share; (iii) 1,772,963 shares of common stock issuable upon settlement of performance stock unit awards, multiplied by $49.00 per share; (iv) 668,678 shares of common stock issuable upon exercise of stock options with exercise prices below $49.00, multiplied by $33.81 per share, which is the excess of $49.00 over $15.19, the weighted-average exercise price of such stock options; (v) 11,172,135 shares of common stock underlying the warrants issued in favor of JPMorgan Chase Bank, National Association with warrant prices below $49.00, multiplied by $0.34 per share, which is the excess of $49.00 over $48.66, the warrant price of such warrants; and (vi) an estimated 11,999,206 shares of common stock underlying the Convertible Notes, assuming conversion on March 31, 2019 in accordance with their terms and after giving effect to the transaction, multiplied by $49.00 per share.

Proposed maximum aggregate value of transaction:

$7,254,792,008

Total fee paid:

$879,281

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION — NOVEMBER 9, 2018

INTEGRATED DEVICE TECHNOLOGY, INC.

6024 Silver Creek Valley Road

San Jose, CA 95138

To the Stockholders of Integrated Device Technology, Inc.:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Integrated Device Technology, Inc., a Delaware corporation (“IDT,” the “Company,” “we,” “us,” or “our”), to be held on                  , 2019, at                     , Pacific time, at the headquarters of the Company at 6024 Silver Creek Valley Road, San Jose, CA 95138.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated September 10, 2018, by and between Renesas Electronics Corporation, a Japanese corporation (“Parent” or “Renesas”), and the Company. Upon satisfaction or waiver of the conditions to the closing set forth in the Merger Agreement, Chapter Two Company (“Merger Sub”), which was formed following the date of the Merger Agreement as a Delaware corporation and a direct wholly-owned subsidiary of Parent, will, at the closing, merge with and into the Company (the “Merger”), and the Company will become a direct wholly-owned subsidiary of Parent. At the Special Meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

If the Merger is completed, you will be entitled to receive $49.00 in cash, without interest and less any applicable withholding taxes, for each share of the Company’s common stock, $0.001 par value (“Common Stock”), that you own (unless you have properly exercised your appraisal rights).

The Board of Directors of the Company (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby (the “Transactions”) , including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders; and (2) approved and declared advisable the Merger Agreement and the Transactions on the terms and subject to the conditions set forth in the Merger Agreement. The Board recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting in order to solicit additional votes to approve the adoption of the Merger Agreement, if necessary or appropriate; and (3) “FOR” the non-binding, advisory vote on the “golden parachute compensation” payable to the Company’s named executive officers in connection with the Merger.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s Common Stock.

If you have any questions or need assistance voting your shares, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Gregory L. Waters
President, Chief Executive Officer and Director

San Jose, California

The accompanying proxy statement is dated              and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about             .

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION — NOVEMBER 9, 2018

INTEGRATED DEVICE TECHNOLOGY, INC.

6024 Silver Creek Valley Road

San Jose, CA 95138

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON              , 2019

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Integrated Device Technology, Inc., a Delaware corporation (“IDT,” the “Company,” “we,” “us,” or “our”), will be held on                     , 2019, at                     , Pacific time, at the headquarters of the Company at 6024 Silver Creek Valley Road, San Jose, CA 95138, for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated September 10, 2018, by and between Renesas Electronics Corporation, a Japanese corporation (“Parent” or “Renesas”), and the Company. Upon the satisfaction or waiver of the conditions to the closing set forth in the Merger Agreement, Chapter Two Company (“Merger Sub”), which was formed following the date of the Merger Agreement as a Delaware corporation and a direct wholly-owned subsidiary of Parent, will, at the closing, merge with and into the Company (the “Merger”), and the Company will become a direct wholly-owned subsidiary of Parent;

2.

To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

3.	To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Only stockholders of record as of the close of business on                      are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Company’s Board of Directors (the “Board”) unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting in order to solicit additional votes to approve the adoption of the Merger Agreement, if necessary or appropriate; and (3) “FOR” the non-binding, advisory vote on the “golden parachute compensation” payable to the Company’s named executive officers in connection with the Merger.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

By the Order of the Board,

Gregory L. Waters
President, Chief Executive Officer and Director

San Jose, California

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE; OR (2) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTE AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a stockholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Chapter Two Company, a direct wholly-owned subsidiary of Renesas Electronics Corporation, with and into Integrated Device Technology, Inc., which we refer to as the “Merger,” and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

Except as otherwise specifically noted in this proxy statement, “IDT,” the “Company,” “we,” “us,” or “our” and similar words refer to Integrated Device Technology, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Renesas Electronics Corporation as “Parent” or “Renesas” and Chapter Two Company as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated September 10, 2018, by and between the Company and Parent, as subsequently joined by Merger Sub and as it may be amended from time to time, as the “Merger Agreement,” and to the Joinder Agreement, dated September 17, 2018, by and between the Company and Merger Sub by which Merger Sub joined the Merger Agreement as a party, as it may be amended from time to time, as the “Joinder Agreement.”

Parties Involved in the Merger

Integrated Device Technology, Inc.

The Company is a corporation organized under the laws of Delaware. We develop system-level solutions that optimize our customers’ applications. Our leading products in RF, high performance timing, memory interface, real-time interconnect, optical interconnect, wireless charging, and smart sensors are among our broad array of complete mixed-signal solutions for the communications, computing, consumer, automotive and industrial segments.

The Company’s Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “IDTI.”

Renesas Electronics Corporation

Parent is a corporation organized under the laws of Japan (kabushiki kaisha). Parent delivers trusted embedded design innovation with complete semiconductor solutions that enable billions of connected, intelligent devices to enhance the way people work and live — securely and safely. A leading global supplier of microcontrollers, and a leader in analog, power, SoC products and integrated platforms, Parent provides the expertise, quality, and comprehensive solutions for a broad range of automotive, industrial, home electronics, office automation and information communication technology applications to help shape a limitless future.

Parent’s common stock is listed on the Tokyo Stock Exchange under code 6723.

Chapter Two Company

Merger Sub is a corporation organized under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of Parent that was formed on September 12, 2018, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. It has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

The Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and as a direct subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, the Company will cease to be a publicly traded company, all outstanding shares of the Company’s Common Stock (except for (i) any shares owned by the Company’s direct or indirect subsidiaries, Parent, Merger Sub or any of their direct or indirect subsidiaries (which will be cancelled for no consideration) and (ii) any shares owned by stockholders who are entitled to and who properly exercise appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”) (the shares excluded by clauses (i) and (ii), collectively, the “Excluded Shares”)) will be cancelled and converted into the right to receive $49.00 per share in cash, without interest and less any applicable withholding taxes (the “Per Share Merger Consideration”), and you will no longer own any shares of the capital stock of the Surviving Corporation.

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who are entitled to and who properly exercise their appraisal rights under the DGCL will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the caption “The Merger — Appraisal Rights”).

Treatment of Company Equity Awards

Company Options

At the time at which the Merger will become effective (the “Effective Time”), each option to purchase shares of the Company’s Common Stock granted by the Company (each, a “Company Option”), whether or not vested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash amount equal to the product of the number of shares of Common Stock subject to such Company Option, and the excess, if any, of $49.00 over the applicable per share exercise price of such Company Option. Each Company Option that is outstanding and unexercised as of the Effective Time with a per share exercise price that is equal to or greater than $49.00, will, as of the Effective Time, be cancelled without the payment of any consideration therefor.

Director RSUs

The restricted stock units underlying each Company restricted stock unit award (a “Company RSU Award”) that is held by an individual serving as a non-employee director of the Company as of immediately before the Effective Time (the “Director RSUs”) that are outstanding immediately prior to the Effective Time will be cancelled and converted at the Effective Time into the right to receive an amount in cash equal to $49.00 multiplied by the number of shares of the Company’s Common Stock subject to such Director RSU (or portion thereof).

Accelerated RSUs

At the Effective Time, each Company RSU Award (or portion thereof) that constitutes Accelerated RSUs (as defined below) will be cancelled and converted at the Effective Time into the right to receive the sum of:

(1) that number of whole vested and exercisable Japanese Yen options issued pursuant to the Renesas Electronics Corporation Stock Options for FY2018 (Series No. 2) Terms and Conditions (“Parent One Yen Options”) equal to the product of (i) the number of shares of the Company’s Common Stock subject to such

Accelerated RSUs and (ii) the quotient obtained by dividing (A) $49.00 by (B) the Average Parent Stock Price (as defined below), rounded down to the nearest whole number of shares; and

(2) a cash payment on the date of exercise of such Parent One Yen Options equal to the aggregate exercise price that would be due upon such exercise (the “One Yen Option Exercise Price”), plus any taxes due on the One Yen Option Exercise Price and any additional amounts necessary to make the holder whole on an after-tax basis with respect to the One Yen Option Exercise Price.

The “Average Parent Stock Price” means the average closing price of Parent’s common stock on the Tokyo Stock Exchange for the 10 trading days ending on the second trading day immediately preceding (but not including) the Closing Date (calculated using closing prices converted into United States dollars using the foreign exchange rate as published by The Wall Street Journal for each such trading day).

“Accelerated RSUs” means the restricted stock units underlying a Company RSU Award outstanding immediately before the Effective Time that was granted before September 10, 2018 but excluding (i) the portion of any such Company RSU Award that, in the absence of the Transactions, is scheduled to vest in calendar year 2019 (if the Effective Time occurs prior to May 15, 2019), (ii) the portion of any Company RSU Award that, in the absence of the Transactions, is scheduled to vest in calendar year 2020, and (iii) one half of the restricted stock units underlying each Company RSU Award that, in the absence of the Transactions, is scheduled to vest in calendar year 2021.

Converted RSUs

The restricted stock units underlying each Company RSU Award (or portion thereof) that do not constitute Accelerated RSUs or Director RSUs (the “Converted RSUs”) that are outstanding immediately prior to the Effective Time will be assumed by Parent and converted into Parent One Yen Options. Each Parent One Yen Option as so assumed and converted will continue to have and be subject to substantially similar terms and conditions (including vesting and forfeiture) as applied to the related Company RSU Award immediately prior to the Effective Time. As of the Effective Time, each such holder of Converted RSUs so assumed and converted will receive the sum of:

(1) that number of whole Parent One Yen Options equal to the product of (i) the number of shares of the Company’s Common Stock subject to such Converted RSUs as of immediately prior to the Effective Time and (ii) the quotient obtained by dividing (A) $49.00 by (B) the Average Parent Stock Price, rounded down to the nearest whole number of shares; and

(2) the One Yen Option Exercise Price, plus any taxes due on the One Yen Option Exercise Price and any additional amounts necessary to make the holder whole on an after-tax basis with respect to the One Yen Option Exercise Price.

Company PSUs

Each Company performance stock unit award (each, a “Company PSU Award”), that is outstanding immediately prior to the Effective Time will be assumed by Parent and converted into Parent One Yen Options. Each Parent One Yen Option as so assumed and converted will continue to have and be subject to substantially similar terms and conditions (including vesting and forfeiture, but excluding performance-based vesting conditions) as applied to the related Company PSU Award immediately prior to the Effective Time. As of the Effective Time, each such holder of a Company PSU Award so assumed and converted will receive the sum of:

(1) that number of whole Parent One Yen Options equal to the product of (i) the number of shares of the Company’s Common Stock subject to such Company PSU Award as of immediately prior to the Effective Time (determined based on the greater of target and actual achievement of the goals applicable to such

Company PSU Award as of immediately prior to the Effective Time) and (ii) the quotient obtained by dividing (A) $49.00 by (B) the Average Parent Stock Price, rounded down to the nearest whole number of shares; and

(2) the One Yen Option Exercise Price, plus any taxes due on the One Yen Option Exercise Price and any additional amounts necessary to make the holder whole on an after-tax basis with respect to the One Yen Option Exercise Price.

All of the amounts described in this section will be subject to any applicable withholding taxes and deductions.

For a more complete description of the treatment of Company Equity Awards, see the section of this proxy statement captioned “The Merger Agreement — Treatment of Company Equity Awards.”

The Special Meeting

Date, Time and Place

A special meeting of stockholders of the Company (the “Special Meeting”) will be held on                 , 2019, at                     , Pacific time, at the headquarters of the Company at 6024 Silver Creek Valley Road, San Jose, CA 95138.

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of the Company’s Common Stock at the close of business on              (the “Record Date”). You will have one vote at the Special Meeting for each share of the Company’s Common Stock that you owned at the close of business on the Record Date.

Purpose

At the Special Meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Agreement; (2) adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock is required to adopt the Merger Agreement. Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of the holders of a majority of shares of the Company’s Common Stock having voting power present in person or represented by proxy at the meeting, whether or not a quorum is present. Regardless of the outcome of the proposal to adjourn the Special Meeting, the chairman of the Special Meeting may recess and/or adjourn the meeting to a later time or date for any reason pursuant to the Company’s bylaws, as amended. Approval, by non-binding, advisory vote, of compensation that will or may become payable to the Company’s executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of the Company’s Common Stock having voting power present in person or represented by proxy at the Special Meeting at which a quorum is present and entitled to vote on the subject matter.

Share Ownership of Our Directors and Executive Officers

As of October 30, 2019, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,570,481 shares of Common Stock, representing approximately 1.22% of the shares of Common Stock outstanding on such date. Our directors and executive officers have informed us that they currently intend to vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting in order to solicit additional votes to approve the adoption of the Merger Agreement, if necessary or appropriate; and (3) “FOR” the non-binding, advisory vote on the “golden parachute compensation” payable to the Company’s named executive officers in connection with the Merger.

Voting and Proxies

Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares of Common Stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee of how you wish to vote your shares of Common Stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing another proxy card with a later date and returning it prior to the Special Meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the Special Meeting and voting in person by ballot.

If you hold your shares of Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Interests of the Company’s Directors and Executive Officers in the Merger

When considering the recommendation of the Company’s Board of Directors (the “Board”) that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests during its deliberations on the merits of the Merger and in deciding to recommend that stockholders vote in favor of the Merger Agreement. These interests generally include, among others, the rights to accelerated vesting of equity awards and certain payments and benefits in connection with a qualifying termination of employment on or following the Merger, as described in more detail under the caption “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Market Price Information

Our Common Stock is listed on Nasdaq under the trading symbol “IDTI.” The closing sale price of our Common Stock on Nasdaq on August 30, 2018, the last trading day prior to third-party media reports speculating regarding a possible transaction involving the Company, was $37.84, compared to which the Per Share Merger Consideration represents a premium of approximately 29.5%. On November 8, 2018, the latest practicable trading day before the printing of this proxy statement, the closing price of our Common Stock on Nasdaq was $46.90.

Recommendation of the Board

The Board, after considering various factors described under the caption “The Merger — Recommendation of the Board and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders; and (2) approved and declared advisable the Merger Agreement and the Transactions on the terms and subject to the conditions set forth in the Merger Agreement. The Board unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting in order to solicit additional votes to approve the adoption of the Merger Agreement, if necessary or appropriate; and (3) “FOR” the non-binding, advisory vote on the “golden parachute compensation” payable to the Company’s named executive officers in connection with the Merger.

Fairness Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter dated August 18, 2017, as amended, the Company retained J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisor in connection with a possible acquisition of the Company and to deliver a fairness opinion in connection with the proposed Merger.

At the meeting of the Board on September 10, 2018, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Per Share Merger Consideration to be paid to the holders of the Company’s Common Stock in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its September 10, 2018 oral opinion by delivering its written opinion to the Board, dated September 10, 2018 (the “Opinion”), that, as of the date of the Opinion, the Per Share Merger Consideration to be paid to the holders of the Company’s Common Stock in the proposed Merger was fair, from a financial point of view, to such holders.

The full text of the Opinion, dated September 10, 2018, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Opinion. The Company’s stockholders are urged to read the Opinion in its entirety.

The Opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Per Share Merger Consideration to be paid to the holders of the Company’s Common Stock in the proposed Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of the Per Share Merger Consideration to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of the Opinion was approved by a fairness committee of J.P. Morgan. The Opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger or any other matter.

In addition, an affiliate of J.P. Morgan, JPMorgan Chase Bank, National Association (the “Call Spread Dealer”) and the Company are parties to (a) certain convertible note hedge transactions sold by the Call Spread Dealer and purchased by the Company as hedges to the conversion features of the Company’s Convertible Notes (collectively, the “Bond Hedge”) and (b) certain warrants sold by the Company and purchased by the Call Spread Dealer (the “Warrants”). The Bond Hedge and the Warrants constitute call options on the Company’s Common Stock. The effect of the consummation of the Merger on the Bond Hedge will depend on whether holders of the Convertible Notes elect to (i) require the Company to repurchase their Convertible Notes or (ii) convert their Convertible Notes.

If the holders of the Convertible Notes require the Company to repurchase their Convertible Notes, a portion of the Bond Hedge corresponding to the portion of the Convertible Notes so repurchased would be terminated upon notice by the Company to the Call Spread Dealer as required by the Bond Hedge. In connection with such a termination, the Call Spread Dealer would be expected to make a payment to the Company in an amount to be determined by the Call Spread Dealer in a commercially reasonable manner and in accordance with the terms of the Bond Hedge, representing the value of the terminated portion of the Bond Hedge.

If holders of the Convertible Notes elect to convert their Convertible Notes and the Company provides the required notice of such conversion to the Call Spread Dealer, the Bond Hedge will be exercised in respect of the portion thereof corresponding to the portion of the Convertible Notes that have been so converted. In connection with an exercise of the Bond Hedge, the Call Spread Dealer would be expected to make a payment to the Company representing the excess (if any) of the conversion consideration calculated on the same basis as the Convertible Notes over the principal amount of the Notes.

If holders of the Convertible Notes fail to either exercise their right to require the Company to repurchase their Convertible Notes or exercise their right to convert their Convertible Notes, or if the Company fails to deliver any notices of conversions of the Convertible Notes, the Bond Hedge will not be exercised.

In addition, the consummation of the Merger will permit the Call Spread Dealer to terminate the Warrants in whole or in part. If the Call Spread Dealer so elects, the Company would be expected to make a cash payment to the Call Spread Dealer in an amount to be determined by the Call Spread Dealer in a commercially reasonable manner and in accordance with the terms of the Warrants, representing the value the terminated Warrants.

Prior to, and in anticipation of the Merger, the Company and the Call Spread Dealer entered into a certain Framework Agreement (the “Framework Agreement”) which dictates ranges of termination values for the Warrants as a function of the Per Share Merger Consideration and the month in which the Closing Date occurs.

The Company expects that the Bond Hedge will be exercised and the Warrants will be terminated in their entirety in connection with the Merger. Exercise of the Bond Hedge will involve payments by the Call Spread Dealer to the Company and termination of the Warrants will involve payments by the Company to the Call Spread Dealer in amounts that are currently undetermined. The Company expects that, pursuant to the terms of the Framework Agreement, payments by the Call Spread Dealer to the Company in connection with the exercise of the Bond Hedge and payments by the Company to the Call Spread Dealer in connection with the termination of the Warrants will generally be made on the same day and on a net basis.

For more information, see the section of this proxy statement captioned “The Merger — Fairness Opinion of J.P. Morgan Securities LLC.”

Merger Agreement

Conditions to Completion of the Merger

The respective obligations of each party to consummate the Merger will be subject to the satisfaction or waiver (to the extent permitted by applicable law) on or prior to the closing date of the Merger (the “Closing Date”) of each of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of the Company’s stockholders;

•

(1) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”); (2) clearance or approval by the Anti-Monopoly Bureau of the State Administration for Market Regulation in the People’s Republic of China (“PRC”); (3) clearance by the Federal Cartel Office in Germany or expiration of the mandatory waiting period; (4) clearance or approval by the Hungarian Competition Authority or expiration of the mandatory waiting period; and (5) clearance or approval by the Fair Trade Commission in South Korea;

•

no governmental authority in any jurisdiction that is material for the business and operations of the Company and Parent, taken together, has by any law or order, restrained, enjoined or otherwise prohibited the consummation of the Merger;

•

approval or clearance of the Merger by the Committee on Foreign Investment in the United States (“CFIUS”), or, if CFIUS has sent a report to the President of the United States requesting the President’s decision, either non-action by the President within 15 days from the date on which CFIUS completed its investigation or approval or clearance by the President; and

•

expiration of the applicable waiting period under the International Traffic in Arms Regulations (“ITAR”), 22 C.F.R. § 122.4(b), following written notice to the Directorate of Defense Trade Controls with respect to the Transactions.

The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or written waiver on or prior to the Closing Date of each of the following conditions:

•	with specified qualifications and exceptions, the continued truth and correctness of the Company’s representations and warranties contained in the Merger Agreement as of the Closing Date;

•

the Company having complied with or performed, in all material respects, the covenants, obligations and agreements to be complied with or performed by it under the Merger Agreement prior to the Effective Time;

•

no Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement — Representations and Warranties”) shall have occurred since September 10, 2018, and be continuing; and

•

the receipt by Parent of a certificate dated as of the Closing Date and signed on behalf of the Company by the Company’s chief executive officer or chief financial officer, to the effect that the conditions described in the preceding three items have been satisfied.

The obligation of the Company to consummate the Merger will be subject to the satisfaction or written waiver on or prior to the Closing Date of each of the following conditions:

•

with specified qualifications and exceptions, the continued truth and correctness of the representations and warranties of (i) Parent contained in the Merger Agreement and (ii) Merger Sub contained in the Joinder Agreement, in each case as of the Closing Date;

•

each of Parent and Merger Sub having complied with or performed, in all material respects, the covenants, obligations and agreements to be complied with or performed by it under the Merger Agreement and the Joinder Agreement on or prior to the Closing Date;

•

no Parent Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement — Representations and Warranties”) shall have occurred since September 10, 2018, and be continuing; and

•

the receipt by the Company of (i) a certificate, dated as of the Closing Date and signed on behalf of the Parent and Merger Sub by the chief executive officers or chief financial officers of Parent and Merger Sub, to the effect that the conditions described in the preceding three items have been satisfied and (ii) the Joinder Agreement (to the extent not previously delivered), duly executed by Merger Sub.

Non-Solicitation; Competing Proposals; Change of Recommendation

Pursuant to the terms of the Merger Agreement, the Company is subject to customary restrictions on its ability to solicit Competing Proposals (as defined in the section of this proxy statement captioned “The Merger Agreement — Competing Proposals”) from third parties and to provide information to, and enter into discussions or negotiations with, third parties regarding Competing Proposals.

However, prior to the adoption of the Merger Agreement by the Company’s stockholders, the solicitation restrictions are subject to a customary “fiduciary-out” provision that allows the Company, in response to its receipt of an unsolicited bona fide Competing Proposal, to provide information to and participate in negotiations or discussions with third parties with respect to a Competing Proposal if the Company determines in good faith, after consultation with its outside legal counsel and financial advisor, that the Competing Proposal constitutes or would reasonably be likely to lead to a Superior Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement — The Board’s Recommendation; Board Recommendation Change”) and the Company receives or has already received an acceptable confidentiality agreement.

In addition, at any time prior to the adoption of the Merger Agreement by the Company’s stockholders, the Company may, in response to its receipt of an unsolicited bona fide Competing Proposal, (i) change its recommendation that the holders of shares of Common Stock adopt the Merger Agreement or (ii) terminate the Merger Agreement to enter into a definitive written agreement providing for such Competing Proposal, if the Company has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that such Competing Proposal constitutes a Superior Proposal and the failure to change its recommendation or to terminate the Merger Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Board under applicable law. However, prior to taking these actions, the Company must provide Parent with written notice of such determination and a four business day period in which to negotiate with the Company, and is obligated to consider in good faith any proposals made by Parent, in order to amend the terms of the proposed transaction such that the Competing Proposal no longer constitutes a Superior Proposal.

Also, prior to the approval of the Merger by the Company’s stockholders, the Board may change its recommendation that the holders of shares of Common Stock adopt the Merger Agreement for a reason unrelated to a Competing Proposal if it determines in good faith (after consultation with its outside legal counsel and financial advisor) that, in light of the occurrence of certain intervening events, the failure to take such action would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, provided that the Company gives Parent written notice of such determination and a four business day period in which to negotiate with the Company so as to avoid such recommendation change.

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the Merger and the Transactions will be approximately $6.7 billion, which will be funded through a combination of third-party debt financing and cash on hand of Parent. Parent has represented to the Company that it will have sufficient funds to pay all cash amounts required to be paid by Parent under the Merger Agreement at the Closing Date. This amount includes funds needed to (i) pay the Company’s stockholders the amounts due under the Merger Agreement, (ii) make payments in respect of certain of the Company’s outstanding equity-based awards pursuant to the Merger Agreement and (iii) repay the Company’s outstanding indebtedness under its Credit Agreement, dated April 4, 2017 by and among the Company, JPMorgan Chase Bank, N.A. and the other lenders party thereto (the “Credit Agreement”) and 0.875% Convertible Senior Notes due 2022 (collectively, the “Convertible Notes”) issued pursuant to an indenture, dated as of November 4, 2015, between the Company and Wilmington Trust, National Association, as trustee (the “Indenture”).

For more information, see the section of this proxy statement captioned “The Merger — Financing of the Merger.”

Treatment of Outstanding Indebtedness

The Company intends to issue a notice of optional prepayment and a notice of optional termination of commitments in respect of the Credit Agreement pursuant to the applicable terms thereof contemplating prepayment in full on the Closing Date.

As of October 30, 2018, the Company had outstanding $373.8 million aggregate principal amount of its Convertible Notes. Commencing after the Closing Date, holders of the Convertible Notes will have the option to require us to purchase for cash all or any part of the Convertible Notes, in accordance with the terms of the Convertible Notes, at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, payable in cash.

In connection with the Merger, the Convertible Notes will also be convertible pursuant to their terms, at the option of the holder, into the right to receive an amount in cash, for each $1,000 principal amount of Convertible Notes, equal to the conversion rate in effect on the conversion date (currently 29.8920 shares per $1,000 principal amount but subject to increase, as specified in the Indenture, by a “make whole” premium, calculated in accordance with the Indenture) multiplied by the Per Share Merger Consideration. The Company will be required to make a cash payment in such amount to each converting holder of Convertible Notes within three business days after the relevant conversion date.

In addition, the Call Spread Dealer and the Company are parties to the Bond Hedge and the Warrants. For more information regarding the Bond Hedge and the Warrants, see the section of this proxy statement captioned “The Merger — Fairness Opinion of J.P. Morgan Securities LLC.”

For more information, see the section of this proxy statement captioned “The Merger — Treatment of Outstanding Indebtedness.”

Material U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of Common Stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger.

A Non-U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

For more information, see the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the Merger Agreement, the Merger cannot be completed until (i) the expiration or termination of the applicable waiting period under the HSR Act; (ii) the approval or clearance of the Merger by CFIUS (or, if CFIUS sends a report to the President of the United States requesting the President’s decision, either non-action by the President within 15 days from the date on which CFIUS completed its investigation or approval or clearance by the President); (iii) the expiration of a period of 60 days following written notice to the Directorate of Defense Trade Controls under the ITAR with respect to the Transactions and any required filings under the Export Administration Regulations ; (iv) the approval or clearance by the Anti-Monopoly Bureau of the State Administration for Market Regulation in the PRC has been obtained; (v) the clearance by the Federal Cartel Office in Germany has been obtained or the mandatory waiting period has expired; (vi) the approval or clearance by the Hungarian Competition Authority has been obtained or the mandatory waiting period has expired; and (vii) the approval or clearance by the Fair Trade Commission in South Korea has been obtained. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on October 22, 2018. Parent received clearance from the Federal Cartel Office in Germany on October 23, 2018.

For further details regarding the regulatory approvals required for the completion of the Merger, please refer to the section of this proxy statement captioned “The Merger — Regulatory Approvals Required for the Merger.”

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand and petition for appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that stockholders are entitled, subject to the requirements set forth in the DGCL, to have their shares appraised by the Delaware Court of Chancery and to receive (a) payment in cash of the “fair value” of their shares of Common Stock (unless to the extent that the Company has made, at its sole discretion and before the entry of judgment, cash payments to one or more stockholders that are entitled to appraisal), exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (b) interest to be paid on the amount determined by the court to be fair value, if any, less any payments that the Company has made before the entry of judgment to one or more stockholders that are entitled to appraisal, which payments can be made, and the amount of which can be determined at the Company’s sole discretion. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Per Share Merger Consideration.

To exercise your appraisal rights, you must (i) deliver a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold your shares of Common Stock of record through the Effective Time; and (iv) file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The requirements set forth in the DGCL for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. If you hold your shares of Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

The Board is furnishing this proxy statement and form of proxy card to the holders of shares of the Company’s Common Stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following proposals:

1)	To adopt the Merger Agreement pursuant to which Merger Sub will merge with and into the Company, and the Company will become a direct subsidiary of Parent;

2)

To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

3)	To approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will take place on , 2019, at , Pacific time, at the headquarters of the Company at 6024 Silver Creek Valley Road, San Jose, CA 95138.

Q:	Who is entitled to vote at the Special Meeting?

A:

Stockholders as of the Record Date of                  are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of the Company’s Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Common Stock owned as of the Record Date.

Q:	May I attend the Special Meeting and vote in person?

A:

Yes. All stockholders as of the Record Date may attend the Special Meeting and vote in person. Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is the proposed Merger and what effects will it have on the Company?

A:

The proposed Merger is the acquisition of the Company by Parent. If the proposal to adopt the Merger Agreement is approved by stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation. As a result of the Merger, the Company will become a direct wholly-owned subsidiary of Parent, and the Company’s Common Stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, the Company’s Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration for each share of Common Stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of Common Stock, you will receive $4,900.00 in cash in exchange for your shares of Common Stock, less any applicable withholding taxes.

Q:	How does the Per Share Merger Consideration compare to the unaffected market price of the Common Stock?

A:

The relationship of the $49.00 Per Share Merger Consideration to the trading price of the Company’s Common Stock constitutes a premium of: (1) approximately 16.5% to the closing price of the Company’s Common Stock on September 10, 2018, the last trading day prior to the announcement that the Company entered into the Merger Agreement, and (2) approximately 29.5% to the closing price of the Company’s Common Stock on August 30, 2018, the last trading day prior to third-party media reports speculating regarding a possible transaction involving the Company (the “Unaffected Date”).

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my stock certificates now?

A:

No. After the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of Common Stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:	What happens if I sell or otherwise transfer my shares of Common Stock after the Record Date but before the Special Meeting?

A:	The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed.

If you sell or transfer your shares of the Company’s Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies the Company in writing of such special arrangements, you will transfer the right to receive the Per Share Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of the Company’s Common Stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:	How does the Board recommend that I vote?

A:

The Board, after considering the various factors described under the caption “The Merger — Recommendation of the Board and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders; and (2) approved and declared advisable the Merger Agreement and the Transactions on the terms and subject to the conditions set forth in the Merger Agreement.

The Board recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting in order to solicit additional votes to approve the adoption of the Merger Agreement, if necessary or appropriate; and (3) “FOR” the non-binding, advisory vote on the “golden parachute compensation” payable to the Company’s named executive officers in connection with the Merger.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of Common Stock. Instead, the Company will remain an independent public company, the Company’s Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and the Company will continue to file periodic reports with the SEC.

Under certain circumstances that are specified in the Merger Agreement, the Company will be required to pay Parent a termination fee upon the termination of the Merger Agreement; and under different specified circumstances, Parent will be required to pay the Company a termination fee upon the termination of the Merger Agreement. For more details see the section of this proxy statement captioned “The Merger Agreement — Termination Fees.”

Q:	What vote is required to adopt the Merger Agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy electronically over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:

What vote is required to approve any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger?

A:

Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of the holders of a majority of shares of the Company’s Common Stock having voting power present in person or represented by proxy at the meeting, whether or not a quorum is present. Regardless of the outcome of the proposal to adjourn the Special Meeting, the chairman of the Special Meeting may recess and/or adjourn the meeting to a later time or date for any reason pursuant to the Company’s bylaws, as amended. Approval, by non-binding, advisory vote, of compensation that will or may become payable to the Company’s named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of the Company’s Common Stock having voting power present in person or represented by proxy at the Special Meeting at which a quorum is present and entitled to vote on the subject matter.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy electronically over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will not have any effect on the adjournment proposal or the non-binding, advisory vote on compensation proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment proposal and the non-binding, advisory vote on compensation proposal.

Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal and the non-binding, advisory vote on compensation proposal.

Regardless of the outcome of the proposal to adjourn the Special Meeting, the chairman of the Special Meeting may recess and/or adjourn the meeting to a later time or date for any reason.

Q:	Why am I being asked to cast a non-binding, advisory vote regarding compensation that will or may become payable to the Company’s named executive officers in connection with the Merger?

A:	SEC rules require the Company to seek a non-binding, advisory vote regarding compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.

Q:	What is the compensation that will or may become payable to the Company’s named executive officers in connection with the Merger for purposes of this advisory vote?

A:

The compensation that will or may become payable by the Company to its named executive officers in connection with the Merger is certain compensation that is based on or otherwise relates to the Merger and is or may become payable to the Company’s named executive officers. For further details, see the section captioned “Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements.”

Q:	What will happen if stockholders do not approve the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger at the Special Meeting?

A:

Approval of Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements is not a condition to completion of the Merger. The vote with respect to such proposal is an advisory vote and will not be binding on the Company or Parent. Further, the underlying plans, agreements and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. If the Merger Agreement is adopted by the stockholders and the Merger is completed, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger may be paid to the Company’s named executive officers even if stockholders fail to approve Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by the Company.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of Common Stock are registered in your name with Computershare, our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

•	by attending the Special Meeting and voting in person by ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Common Stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of Common Stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of Common Stock in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the adjournment proposal or the compensation proposal.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you hold your shares of Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Common Stock is called a “proxy card.” Gregory L. Waters, our President, Chief Executive Officer and Director, and Matthew D. Brandalise, our Secretary, with full power of substitution, are the proxy holders for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting in order to solicit additional votes to approve the adoption of the Merger Agreement, if necessary or appropriate; and (3) “FOR” the non-binding, advisory vote on the “golden parachute compensation” payable to the Company’s named executive officers in connection with the Merger.

Q:	What should I do if I receive more than one set of voting materials?

A:	Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of the Special Meeting?

A:

If available, the Company may announce preliminary voting results at the conclusion of the Special Meeting. The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of Common Stock for cash pursuant to the Merger?

A:

The exchange of the Company’s Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger.

A Non-U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

Because particular circumstances may differ, you should consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. A more complete discussion of the material U.S. federal income tax consequences of the Merger is provided under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	What will the holders of Company equity awards receive in the Merger?

A:

Company Options. At the Effective Time, each Company Option, whether or not vested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash amount equal to the product of the number of shares of Common Stock subject to such Company Option, and the excess, if any, of $49.00 over the applicable per share exercise price of such Company Option.

Director RSUs. Each Director RSU that is outstanding immediately prior to the Effective Time will be cancelled and converted at the Effective Time into the right to receive an amount in cash equal to $49.00 multiplied by the number of shares of the Company’s Common Stock subject to such Director RSU (or portion thereof).

Accelerated RSUs. At the Effective Time, each Accelerated RSU (excluding any Director RSU) will be cancelled and converted at the Effective Time into the right to receive the sum of:

(1) that number of fully vested and exercisable Parent One Yen Options equal to the product of (i) the number of shares of the Company’s Common Stock subject to such Accelerated RSU (or portion thereof) and (ii) the quotient obtained by dividing (A) $49.00 by (B) the Average Parent Stock Price, rounded down to the nearest whole number of shares; and

(2) the One Yen Option Exercise Price, plus any taxes due on the One Yen Option Exercise Price and any additional amounts necessary to make the holder whole on an after-tax basis with respect to the One Yen Option Exercise Price.

Converted RSUs. Each Converted RSU that is outstanding immediately prior to the Effective Time will be assumed by Parent and converted into a Parent One Yen Option. Each Parent One Yen Option as so assumed and converted will continue to have and be subject to substantially similar terms and conditions (including vesting and forfeiture) as applied to the Converted RSU immediately prior to the Effective Time. As of the Effective Time, each such holder of Converted RSUs so assumed and converted will receive the sum of:

(1) that number of whole Parent One Yen Options equal to the product of (i) the number of shares of the Company’s Common Stock subject to such Converted RSUs as of immediately prior to the Effective Time and (ii) the quotient obtained by dividing (A) $49.00 by (B) the Average Parent Stock Price, rounded down to the nearest whole number of shares; and

(2) the One Yen Option Exercise Price, plus any taxes due on the One Yen Option Exercise Price and any additional amounts necessary to make the holder whole on an after-tax basis with respect to the One Yen Option Exercise Price.

Company PSUs. Each Company PSU Award that is outstanding immediately prior to the Effective Time will be assumed by Parent and converted into a Parent One Yen Option. Each Parent One Yen Option as so assumed and converted will continue to have and be subject to substantially similar terms and conditions (including vesting and forfeiture, but excluding performance-based vesting conditions) as applied to the Company PSU Award immediately prior to the Effective Time. As of the Effective Time, each such holder of a Company PSU Award so assumed and converted will receive the sum of:

(1) that number of whole Parent One Yen Options equal to the product of (i) the number of shares of the Company’s Common Stock subject to such Company PSU Award (determined based on the greater of target and actual achievement of the goals applicable to such Company PSU Award as of immediately prior to the Effective Time) as of immediately prior to the Effective Time and (ii) the quotient obtained by dividing (A) $49.00 by (B) the Average Parent Stock Price, rounded down to the nearest whole number of shares; and

(2) the One Yen Option Exercise Price, plus any taxes due on the One Yen Option Exercise Price and any additional amounts necessary to make the holder whole on an after-tax basis with respect to the One Yen Option Exercise Price.

For more details on the treatment of Company equity awards in the Merger please refer to the section captioned “The Merger — Treatment of Company Equity Awards.”

Q:	What will happen to the Company’s employee stock purchase plan?

A:

With respect to the Company’s employee stock purchase plan (the “ESPP”), the outstanding “Purchase Period” (as defined in the ESPP) that is in progress as of the date of the Merger Agreement (the “Final Purchase Period”) terminated on September 30, 2018 (the “Final Purchase Date”) for the Final Purchase

Period, such Final Purchase Period shall be the final Purchase Period under the ESPP, no individual was permitted to increase the rate of such individual’s contributions to the ESPP from such individual’s rate of contribution in effect as of the date of the Merger Agreement and the Company did not commence a new Purchase Period under the ESPP following such Final Purchase Period. The accumulated payroll deductions of each participant under the ESPP were used to purchase Company’s Common Stock on the Final Purchase Date for the Final Purchase Period (with any participant payroll contributions not applied to the purchase of shares returned to the participant), and the ESPP shall terminate as of immediately prior to the Effective Time. Any shares of Common Stock acquired under the ESPP prior to or on the Final Purchase Date will be cancelled and converted into the right to receive the Per Share Merger Consideration.

Q:	When do you expect the Merger to be completed?

A:

We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the first calendar half of 2019. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand and petition for appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Common Stock are entitled, subject to the requirements set forth in the DGCL, to have their shares appraised by the Delaware Court of Chancery and to receive (a) payment in cash of the “fair value” of the shares of Common Stock (unless to the extent that the Company has made, at its sole discretion and before the entry of judgment, cash payments to one or more stockholders that are entitled to appraisal), exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (b) interest to be paid on the amount determined by the court to be fair value, if any, less any payments that the Company has made before the entry of judgment to one or more stockholder that are entitled to appraisal, which payments can be made, and the amount of which can be determined at the Company’s sole discretion. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement.

Q:	Do any of the Company’s directors or officers have interests in the Merger that may differ from those of the Company’s stockholders generally?

A:

Yes. In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests during its deliberations on the merits of the Merger and in deciding to recommend that stockholders vote in favor of the Merger Agreement. These interests generally include, among others, the rights to accelerated vesting of equity awards and certain payments and benefits in connection with a qualifying termination of employment on or following the Merger, as described in more detail under the caption “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Our directors and executive officers have informed us that they currently intend to vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting in order to solicit additional votes to approve the adoption of the Merger Agreement, if necessary or appropriate; and (3) “FOR” the non-binding, advisory vote on the “golden parachute compensation” payable to the Company’s named executive officers in connection with the Merger.

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Throughout this document pertaining to the Merger between the Company and Parent, the Company makes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. You should not place undue reliance on these statements. These statements relate to future events that are based on current expectations, estimates, beliefs, assumptions, and projections of the Company’s senior management about future events with respect to the Company’s business and its industry in general. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. All statements other than statements of historical fact or relating to present facts or current conditions included in this communication are forward-looking statements. Such forward-looking statements include, among others, IDT’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goals,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and variations of such words (or negatives of these words) and similar expressions of a future or forward-looking nature. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. Factors which could cause the Company’s actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors:

•	the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s Common Stock;

•

the failure to satisfy any of the conditions to the consummation of the Transactions, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the effect of the announcement or pendency of the Transactions on the Company’s business relationships, operating results and business generally;

•	risks that the Transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the Transactions;

•	risks related to diverting management’s attention from the Company’s ongoing business operations;

•	the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement or the Transactions;

•	the Company’s and Parent’s ability to successfully integrate their operations, product lines, technology and employees and realize synergies and other benefits from the Merger transaction;

•	unexpected costs, charges or expenses resulting from the Transactions; and

•

other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K filed (which you may obtain for free at the SEC’s website at http://www.sec.gov or on the Company’s website at http://ir.idt.com).

Any forward-looking statement made in this communication speaks only as of the date on which it is made. The Company can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. IDT undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If IDT does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting on                     , 2019, at                     , Pacific time, at the headquarters of the Company at 6024 Silver Creek Valley Road, San Jose, CA 95138.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to (i) adopt the Merger Agreement, (ii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, and (iii) approve, by a non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Board Recommendation

The Board, after considering various factors described under the caption “The Merger — Reasons for the Merger and Recommendation of the Board,” has unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders; and (ii) approved and declared advisable the Merger Agreement and the Transactions on the terms and subject to the conditions set forth in the Merger Agreement. The Board unanimously recommends that you vote (x) “FOR” the adoption of the Merger Agreement; (y) “FOR” the adjournment of the Special Meeting in order to solicit additional votes to approve the adoption of the Merger Agreement, if necessary or appropriate; and (z) “FOR” the non-binding, advisory vote on the “golden parachute compensation” payable to the Company’s named executive officers in connection with the Merger.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the special meeting will be available at our principal executive offices, located at 6024 Silver Creek Valley Road, San Jose, CA 95138, during regular business hours for a period of no less than ten days before the Special Meeting and at the place of the Special Meeting during the meeting.

As of the Record Date,                         , there were                      shares of our Common Stock outstanding and entitled to vote at the Special Meeting.

The holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock on the Record Date is required to adopt the Merger Agreement. Adoption of the Merger Agreement by the Company’s stockholders is a condition to the closing of the Merger.

Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of the holders of a majority of shares of the Company’s Common Stock having voting power present in person or represented by proxy at the meeting, whether or not a quorum is present. Regardless of the outcome of the proposal to adjourn the Special Meeting, the chairman of the Special Meeting may recess and/or adjourn the meeting to a later time or date for any reason pursuant to the Company’s bylaws, as amended.

Approval, by non-binding, advisory vote, of compensation that will or may become payable to the Company’s named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting at which a quorum is present and entitled to vote on the subject matter.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and “AGAINST” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on (i) the proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or (ii) the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger, assuming a quorum is present. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. Under applicable stock exchange rules, as each of the proposals to be voted on at the Special Meeting is considered “non-routine,” brokers do not have discretion to vote on such proposals and as such, broker non-votes will not be included in the calculation of the number of shares of the Company’s Common Stock represented at the Special Meeting for purposes of determining whether a quorum is present.

Shares Held by the Company’s Directors and Executive Officers

As of October 30, 2018, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,570,481 shares of our Common Stock, representing approximately 1.22% of the shares of our Common Stock outstanding on such date. Our directors and executive officers have informed us that they currently intend to vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting in order to solicit additional votes to approve the adoption of the Merger Agreement, if necessary or appropriate; and (3) “FOR” the non-binding, advisory vote on the “golden parachute compensation” payable to the Company’s named executive officers in connection with the Merger.

Voting of Proxies

If your shares are registered in your name with our transfer agent, Computershare, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting.

Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting in order to solicit additional votes to approve the adoption of the Merger Agreement, if necessary or appropriate; and (3) “FOR” the non-binding, advisory vote on the “golden parachute compensation” payable to the Company’s named executive officers in connection with the Merger.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or by telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the adjournment proposal or the compensation proposal.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Solicitation of Proxies

The expense of soliciting proxies will be borne by the Company. The Company has retained MacKinzie Partners, Inc., a proxy solicitation firm (the “Proxy Solicitor”), to solicit proxies in connection with the Special Meeting at a cost of approximately $75,000 plus expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Adjournments or Postponements

Although it is not currently expected, the Special Meeting may be adjourned for the purpose of, among other things, soliciting additional proxies, by the affirmative vote of the holders of a majority of shares of the Company’s Common Stock having voting power present in person or represented by proxy at the meeting, whether or not a quorum is present. Regardless of the outcome of the proposal to adjourn the Special Meeting, the chairman of the Special Meeting may recess and/or adjourn the meeting to a later time or date for any reason pursuant to the Company’s bylaws, as amended. Any signed proxies received by us for which no voting instructions are provided on such matter will be voted “FOR” the proposal to adjourn the Special Meeting.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand and petition for appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that stockholders are entitled, subject to the requirements set forth in the DGCL, to have their shares appraised by the Delaware Court of Chancery and to receive (a) payment in cash of the “fair value” of their shares of Common Stock (unless to the extent that the Company has made, at its sole discretion and before the entry of judgment, cash payments to one or more stockholders that are entitled to appraisal), exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (b) interest to be paid on the amount determined by the court to be fair value, if any, less any payments that the Company has made before the entry of judgment to one or more stockholders that are entitled to appraisal, which payments can be made, and the amount of which can be determined at the Company’s sole discretion. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Per Share Merger Consideration.

To exercise your appraisal rights, you must (i) deliver a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold your shares of Common Stock of record through the Effective Time; and (iv) file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The requirements set forth in the DGCL for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. If you hold your shares of Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on      , 2019

The proxy statement is available at www.ProxyVote.com.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents in connection with the Special Meeting or this year’s or any future year’s annual meeting (if any), follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

If you are a stockholder of record, you may contact us by writing to Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, CA 95138, Attention: Corporate Secretary. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to adopt the Merger Agreement.

For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned “The Merger” beginning on page 33 of this proxy statement and “The Merger Agreement” beginning on page 80 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock voting in favor of the proposal to adopt the Merger Agreement. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your bank, broker or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Regardless of the outcome of the proposal to adjourn the Special Meeting, the chairman of the Special Meeting may recess and/or adjourn the meeting to a later time or date for any reason.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

The Company is providing its stockholders with the opportunity to cast a vote, on an advisory (non-binding) basis, to approve the compensation payments that will or may be paid by the Company to its named executive officers, as determined in accordance with Item 402(t) of Regulation S-K, in connection with the Merger as disclosed in the section of this proxy statement captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” as required by Section 14A of the Exchange Act.

Through this proposal, we are asking our stockholders to indicate their approval, on an advisory (non-binding) basis, of the various change of control, equity acceleration and other payments that our named executive officers will or may be eligible to receive in connection with the Merger as described in the section captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” including the table captioned “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” referred to above.

You should carefully review the “golden parachute” compensation information disclosed in the section of this proxy statement referred to above. The Board unanimously recommends that stockholders of the Company approve the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of Integrated Device Technology, Inc. approve, solely on an advisory, non-binding basis, the ‘golden parachute’ compensation that will or may become payable to the Company’s named executive officers in connection with the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” including the table captioned “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” in the Company’s proxy statement for the Special Meeting.”

The vote on the merger-related compensation proposal is a vote separate and apart from the vote to adopt the Merger Agreement.

Stockholders should note that this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on the Company, the Board or Parent. Further, the underlying plans, agreements and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, the compensation payments that are contractually required to be paid by the Company to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of our stockholders on the merger-related compensation proposal.

The Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Parties Involved in the Merger

Integrated Device Technology, Inc.

6024 Silver Creek Valley Road

San Jose, CA 95138

(408) 284-8200

The Company is a corporation organized under the laws of Delaware. We develop system-level solutions that optimize our customers’ applications. Our market-leading products in RF, high performance timing, memory interface, real-time interconnect, optical interconnect, wireless power, and smart sensors are among our broad array of complete mixed-signal solutions for the communications, computing, consumer, automotive and industrial segments.

The Company’s Common Stock is listed on Nasdaq under the symbol “IDTI.”

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

Renesas Electronics Corporation

Toyosu Foresia

3-2-24 Toyosu,

Koto-ku Tokyo 135-0061, Japan

+81 3-6773-3002

Parent is a corporation organized under the laws of Japan (kabushiki kaisha). Parent delivers trusted embedded design innovation with complete semiconductor solutions that enable billions of connected, intelligent devices to enhance the way people work and live — securely and safely. The number one global supplier of microcontrollers, and a leader in analog, power, SoC products and integrated platforms, Parent provides the expertise, quality, and comprehensive solutions for a broad range of automotive, industrial, home electronics, office automation and information communication technology applications to help shape a limitless future.

Parent’s common stock is listed on the Tokyo Stock Exchange under code 6723.

Chapter Two Company

Toyosu Foresia

3-2-24 Toyosu,

Koto-ku Tokyo 135-0061, Japan

+81 3-6773-3002

Merger Sub is a corporation organized under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of Parent that was formed on September 12, 2018, solely for the purpose of engaging in the Transactions. It has not engaged in any business activities other than in connection with the Transactions.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into the Company, and the Company will continue as the Surviving Corporation and as a direct subsidiary of Parent. As a result of the Merger, the Company’s Common Stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, the Company’s Common Stock will be deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as the Company, Parent and Merger Sub may agree and specify in the certificate of Merger).

Effect on the Company if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of Common Stock. Instead, the Company will remain an independent public company, the Company’s Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and the Company will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which the Company operates and risks related to adverse economic or industry conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of the Company’s Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company’s Common Stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities or the future value of your shares of Common Stock. If the Merger is not completed, the Board will continue to evaluate and review the Company’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that the Company’s business, prospects or results of operation will not be adversely impacted.

In addition, the Company will be required to pay to Parent a termination fee of $166,400,000 if the Merger Agreement is terminated under certain specified circumstances, and Parent will be required to pay to the Company a termination fee of $166,400,000 if the Merger Agreement is terminated under certain specified circumstances. For more information please see the section captioned “The Merger Agreement — Termination Fees.”

Merger Consideration

In the Merger, each outstanding share of Common Stock (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration.

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the caption “The Merger — Appraisal Rights”).

Background of the Merger

The Board, together with Company senior management, regularly reviews and assesses the Company’s performance, stock price, risks, opportunities and strategy in light of the current business and economic environment, as well as evolving industry dynamics as they may affect the Company’s long-term strategic goals and plans. As a matter of practice, the Board and Company senior management, together with their legal and financial advisors, regularly review and evaluate a wide range of the Company’s strategic opportunities for business combinations, acquisitions and other financial and strategic alternatives, including continuing as a standalone company, with a view to maximizing stockholder value.

On August 11, 2017, a U.S.-based, publicly traded firm in the semiconductor industry (“Party A”) delivered to the Company a non-binding indication of interest in acquiring the Company.

Following receipt of the non-binding indication of interest from Party A, and discussions among members of the Board, Greg Waters, Chief Executive Officer of the Company, and Ken Kannappan, Chairman of the Board of the Company, spoke by telephone with representatives of J.P. Morgan to discuss the potential retention of J.P. Morgan as the Company’s financial advisor in evaluating the non-binding offer received from Party A. On August 18, 2017, the Company retained J.P. Morgan as its financial advisor in connection with the Board’s evaluation of a potential strategic transaction involving the Company and to assist the Company in evaluating strategic and financial alternatives to a potential strategic transaction, and the Company requested that J.P. Morgan prepare a financial analysis of the Company and assist the Board in its assessment of the non-binding proposal received from Party A for a business combination of the two companies. J.P. Morgan was selected as a financial advisor to the Company based on J.P. Morgan’s past work with the Company, including acting as the financial advisor to the Company in connection with the Company’s 2017 acquisition of GigPeak, Inc. and as the administrative agent under the Company’s credit facility, J.P. Morgan’s reputation as an independent financial advisor, J.P. Morgan’s familiarity with, and experience as a financial advisor to, companies in the semiconductor industry and J.P. Morgan’s experience as a financial advisor in mergers and acquisitions and other strategic transactions.

On August 18, 2017, the Board met, together with representatives of Company management, J.P. Morgan and Latham & Watkins LLP (the Company’s outside legal advisor), and discussed Party A’s non-binding indication of interest, and, on October 31, 2017, the Company and Party A entered into a confidentiality and non-disclosure agreement, which included a customary standstill provision, for the purpose of furthering transaction discussions. The terms of the standstill provided that it would no longer apply in the event the Company entered into a definitive agreement relating to a change in control transaction, which included the Merger Agreement.

On November 10, 2017, the Board met, together with representatives of Company management, J.P. Morgan and Latham & Watkins, to further discuss developments regarding Party A’s non-binding indication of interest, and the Board concluded based upon the continuing strength of the Company’s current business, the Board’s view of the Company’s future prospects and the significant appreciation in the trading price of the Company’s stock, that it did not make sense to further pursue a transaction with Party A at that time. Mr. Waters conveyed the Board’s determination to Party A following the meeting. In the first quarter of 2018, Party A announced that it was being acquired by another publicly traded firm in the semiconductor industry, and the Company did not have any further discussions with Party A regarding a potential acquisition of the Company.

During the week of January 2, 2018, the Chief Executive Officer of a U.S.-based, publicly traded firm in the semiconductor industry (“Party B”) contacted Mr. Waters to request a meeting. No purpose for the meeting was specified.

On January 9, 2018, Mr. Waters met with the Chief Executive Officer of Party B in person in Northern California. During the meeting, the Chief Executive Officer of Party B indicated that Party B was interested in a strategic business combination with the Company. The Chief Executive Officer of Party B further described Party B’s view of the benefits of a combined company and requested Mr. Waters schedule a management meeting between representatives of the Company and Party B’s management teams, including their respective Chief Financial Officers. The Chief Executive Officer of Party B did not provide a price or discuss any other terms of a potential business combination transaction at that time.

On January 10, 2018, Mr. Waters discussed Party B’s interest in a potential business combination transaction and request for a management meeting with Mr. Kannappan. Messrs. Kannappan and Waters agreed to review the outreach from Party B and the request from Party B for a management meeting at the meeting of the Board scheduled to be held on January 24, 2018.

On January 23 and 24, 2018, the Board held a regularly scheduled quarterly meeting. Representatives of Company management and Latham & Watkins participated. The Board discussed Party B’s interest in a potential strategic business combination with the Company and Party B’s request for a management meeting to discuss a potential strategic business combination. Representatives of Latham & Watkins reviewed with the Board its fiduciary duties in the context of considering a potential business combination or sale of the Company. Following deliberations, the Board authorized Mr. Waters to meet with the Chief Executive Officer of Party B in order to better understand Party B’s proposed business combination transaction.

On January 26, 2018, Mr. Waters met with the Chief Executive Officer of Party B. They again discussed Party B’s interest in a business combination transaction with the Company and they discussed potential synergies that might be realized in a business combination transaction. The Chief Executive Officer of Party B again requested a management meeting with appropriate representatives of both parties, including their respective Chief Financial Officers. The Chief Executive Officer of Party B did not provide a price or discuss any other terms of a potential business combination transaction at that time. Mr. Waters indicated that he would report the request for a more detailed management meeting to the Board.

Later on January 26, 2018, Mr. Waters spoke to Mr. Kannappan by telephone to convey the substance of the meeting with the Chief Executive Officer of Party B. Following further discussion among members of the Board, on February 26, 2018, Messrs. Waters and Kannappan met with the Chief Executive Officer and the Chairman of Party B to further discus Party B’s rationale for its interest in a potential business combination with the Company. The representatives of Party B did not provide a price or discuss any other terms of a potential business combination transaction at that time.

On March 8, 2018, the Chief Executive Officer of Party B telephoned Mr. Waters to indicate that Party B remained interested in pursuing a strategic business combination and that Party B would be delivering an indication of interest shortly.

Later in the day on March 8, 2018, the Chief Executive Officer of Party B delivered to Mr. Waters by e-mail a non-binding indication of interest dated March 7, 2018 proposing a business combination with the Company at a price of $37.00 per share, comprised of 50 percent cash and 50 percent Party B stock. The non-binding indication of interest was shared with the Board, and a board meeting was scheduled for March 12, 2018.

On March 12, 2018, the Board held a meeting to discuss Party B’s non-binding indication of interest. Representatives of Company management, J.P. Morgan and Latham & Watkins participated. Representatives of Latham & Watkins reviewed with the Board its fiduciary duties in the context of considering a potential business combination or sale of the Company. The representatives from J.P. Morgan then discussed J.P. Morgan’s preliminary financial analysis for the Company based on the Initial Management Projections prepared by Company management and furnished to J.P. Morgan as described in the section “—Management Projections”. Following deliberations, the Board determined that a potential transaction with Party B on the terms proposed was not in the best interests of the Company stockholders. The Board instructed Mr. Waters to respond to the Chief Executive Officer of Party B in order to inform him that the Board had a high level of confidence in the Company’s stand-alone business plan, that the Board was rejecting the non-binding proposal received from Party B and that the proposal was not sufficient for the Company to move forward with detailed discussions at that time.

On March 13, 2018, Mr. Waters e-mailed the Chief Executive Officer of Party B and informed him that Party B’s letter of intent dated March 7, 2018 was reviewed by the Board, and the Board did not find the offer terms sufficient to move forward with detailed discussions. Mr. Waters informed the Chief Executive Officer of Party B that the Board had a clear plan to grow the Company’s business.

On March 17, 2018, the Chief Executive Officer of Party B e-mailed Mr. Waters and asked to discuss the Company’s response to Party B’s offer.

On March 26, 2018, the Chief Executive Officer of Party B and Mr. Waters spoke by telephone and the Chief Executive Officer of Party B reiterated his belief that Party B’s offer was compelling. The Chief Executive Officer of Party B e-mailed Mr. Waters later that same day to inform Mr. Waters that Party B was entering into a “wait and see mode”. Mr. Waters conveyed the e-mail to Mr. Kannappan.

On May 18, 2018, the Chief Executive Officer of Party B and Mr. Waters spoke by telephone and the Chief Executive Officer of Party B indicated that Party B intended to provide a revised offer with respect to a business combination with the Company.

Later on May 18, 2018, the Chief Executive Officer of Party B delivered to Mr. Waters by e-mail a revised non-binding indication of interest, increasing Party B’s proposal to a price of $39.00 per share comprised of 50 percent cash and 50 percent Party B stock. The Chief Executive Officer of Party B informed Mr. Waters that Party B would not increase its offer further without the benefit of diligence shared in a management meeting between the parties. Mr. Waters shared the indication of interest with the Board. On May 20, 2018, the Chief Executive Officer of Party B e-mailed Mr. Waters to provide data showing comparable past transactions to support Party B’s offer, and Mr. Waters also shared the data received from Party B with the Board.

On May 22, 2018, the Board held a meeting to discuss Party B’s revised non-binding indication of interest. Representatives of Company management, J.P. Morgan and Latham & Watkins participated. Representatives of Latham & Watkins reviewed with the Board its fiduciary duties in the context of considering a potential business combination or sale of the Company. The representatives from J.P. Morgan then discussed J.P. Morgan’s preliminary financial analysis for the Company based on the Initial Management Projections prepared by Company management, which contained the forecasts that were delivered to the Board in the March 12, 2018 board meeting as described in the section “—Management Projections” and furnished to J.P. Morgan. Following deliberations, the Board determined that a potential transaction with Party B on the terms proposed was not in the best interests of the Company stockholders, but authorized Mr. Waters to have further discussions with Party B and to arrange a management meeting with Party B in order to determine whether Party B would further improve its offer.

On May 24, 2018, Mr. Waters e-mailed the Chief Executive Officer of Party B to schedule a management meeting with representatives of both Party B’s and the Company’s management teams, and Mr. Waters and the Chief Executive Officer of Party B agreed to a management meeting on June 6, 2018.

On May 30, 2018, the Company and Party B entered into a mutual confidentiality and non-disclosure agreement, which included a customary mutual standstill provision, for the purpose of furthering exploratory discussions regarding a potential strategic transaction between the parties. The terms of the standstill provided that it would no longer apply to a party to the mutual confidentiality and non-disclosure agreement in the event that party publicly announced entry into a definitive agreement relating to a change in control transaction, which included the Merger Agreement.

On June 6, 2018, members of the Company’s management team met with members of Party B’s management team in San Jose. The parties shared information regarding their respective strategic plans and business outlooks, including the Company’s Party B Supplemental Management Projections as described in “—Management Projections”.

Separately, on June 6, 2018, Hidetoshi Shibata, the Chief Financial Officer of Renesas, contacted a member of the Board, with whom he had been previously acquainted, to request contact information for Mr. Waters. The purpose of the proposed contact was not disclosed. The Board member responded with contact information for Mr. Waters.

On June 7, 2018, Mr. Shibata e-mailed Mr. Waters to request an in-person meeting.

On June 25, 2018, Messrs. Shibata and Waters met for lunch in San Jose. During the lunch, Mr. Shibata conveyed to Mr. Waters that Renesas was interested in exploring a potential acquisition of the Company. Mr. Shibata did not provide a price or discuss any other terms of a potential acquisition at that time. Mr. Waters informed Mr. Shibata that the Company was not for sale; however Mr. Waters confirmed that he would present any bona fide offer to the Board for their consideration pursuant to their fiduciary obligations.

Later in the day on June 25, 2018, Mr. Waters met the Chief Executive Officer of Party B in Northern California. The Chief Executive Officer of Party B outlined Party B’s plans for a combined company, and indicated that Party B was preparing a revised offer to submit to the Company. The Chief Executive Officer of Party B did not provide a revised price or discuss any other terms of a potential business combination at that time.

On June 27, 2018, Mr. Shibata called Mr. Waters to indicate that Renesas continued to be interested in an acquisition of the Company, and informed Mr. Waters that Renesas intended to submit a non-binding indication of interest for an acquisition of the Company. Mr. Shibata did not discuss the price or other terms of the proposed offer. Mr. Waters reiterated that the Company was not for sale but reiterated that the board had a duty to consider any bona fide offer.

Also on June 27, 2018, the Chief Executive Officer of Party B delivered to Mr. Waters a further revised non-binding indication of interest, increasing its proposal for a business combination with the Company to a price of $41.00 per share, comprised of 50 percent cash and 50 percent Party B stock. The revised non-binding indication of interest stated that such price reflected Party B’s best and final offer to acquire the Company and that the offer would expire on July 11, 2018 and was conditioned on the Company agreeing to negotiate exclusively with Party B prior to such time for a period of up to forty (40) days. Mr. Waters shared the offer with the Board, and a meeting of the Board was scheduled for June 30, 2018 to consider Party B’s revised offer.

On June 30, 2018, Mr. Shibata e-mailed Mr. Waters a non-binding indication of interest from Renesas regarding an all-cash acquisition of the Company by Renesas, at a price of $47.00 per share. Mr. Waters shared the non-binding indication of interest with the Board.

On June 30, 2018, the Board met, with members of Company management and representatives of J.P. Morgan and Latham & Watkins in attendance. The representatives of J.P. Morgan discussed both Party B’s further revised non-binding indication of interest and Renesas’s initial non-binding indication of interest with the Board. Thereafter, the representatives of J.P. Morgan discussed J.P. Morgan’s updated preliminary financial analysis of the Company based on the Updated Management Projections (as described in the section entitled

“—Management Projections”), which revised the guidance presented to the Board at the May 22, 2018 board meeting. The Board, together with Company Management and J.P. Morgan, also discussed a preliminary list of potential third-party candidates that could potentially have an interest in engaging in a strategic transaction or business combination transaction with the Company. The representatives of Latham & Watkins reviewed with the members of the Board their fiduciary duties under Delaware law in connection with a business combination or sale transaction involving the Company. Following discussion, the Board directed management to inform Renesas that the Board did not believe that Renesas’s non-binding indication of interest was a sufficient price for an acquisition of the Company, but to begin exploratory discussions with Renesas in order to determine if Renesas would increase its offer price, and further instructed Company management and J.P. Morgan to continue discussions with Party B to determine if Party B would further improve its business combination proposal, and authorized and directed J.P. Morgan to contact three additional potential strategic acquirers (not including Party A, because Party A had recently been acquired by another Company and the Board determined that Party A was unlikely to be interested in an acquisition of the Company at that time, Party B or Renesas) (herein referred to as “Party C”, “Party D” and “Party E”), selected by the Board following discussions with Company Management and J.P. Morgan on the basis of (1) the perceived probability of interest in engaging in discussions regarding a strategic transaction with the Company, (2) the perceived financial capacity to engage in a strategic transaction with the Company at or above the Renesas non-binding indication of interest offer price, which the Board also determined was at a higher price and on better terms than the “best and final offer” received from Party B, and (3) the perceived anti-trust and foreign investment risks associated with engaging in a strategic transaction with such parties.

On June 30, 2018, in accordance with the Board’s directives, J.P. Morgan contacted representatives of Party C on a confidential basis to assess Party C’s potential interest in acquiring the Company. Later that week, Party C informed J.P. Morgan that Party C had no interest in pursuing a strategic acquisition of the Company at that time, and Party C did not provide a specific reason as to why it was not interested in pursuing an acquisition.

On July 1, 2018, in accordance with the Board’s directives, J.P. Morgan contacted representatives of Party D on a confidential basis to assess Party D’s potential interest in acquiring the Company. Later that week, Party D informed J.P. Morgan that Party D had no interest in pursuing a strategic acquisition of the Company at that time, and Party D did not provide a specific reason as to why it was not interested in pursuing an acquisition.

On July 2, 2018, in accordance with the Board’s directives, J.P. Morgan contacted representatives of Party E on a confidential basis to assess Party E’s potential interest in acquiring the Company. Later that week, Party E informed J.P. Morgan that Party E had no interest in pursuing a strategic acquisition of the Company at that time, and Party E did not provide a specific reason as to why it was not interested in pursuing an acquisition.

On July 2, 2018, Mr. Waters e-mailed Mr. Shibata informing him that the Board had considered Renesas’s indication of interest and that, while the Board had determined that Renesas’s offer was not a sufficient price for an acquisition of the Company, the Company was willing to engage in further discussions with Renesas in order to determine whether Renesas would be able to improve its offer. Mr. Waters and Mr. Shibata agreed that management representatives for both parties would meet the following week.

On July 6, 2018, the Company and Renesas entered into a non-disclosure agreement, effective as of July 2, 2018. The non-disclosure agreement contained a customary standstill provision. The terms of the standstill provided that it would no longer apply in the event the Company publicly announced entry into a definitive agreement relating to a change in control transaction.

On July 10 and 11, 2018, the Company’s and Renesas’s respective management teams and advisors held meetings in Menlo Park at which representatives for the Company presented information regarding its business operations and strategic plan, including the Renesas Supplemental Management Projections as described in “—Management Projections”. Representatives of Renesas provided background information regarding its business operations. At the conclusion of the meeting, Mr. Waters invited Renesas management to consider and submit a revised offer for an acquisition of the Company.

On July 11, 2018, Mr. Waters telephoned the Chief Executive Officer of Party B and indicated that the Board had commenced a process to solicit interest in a strategic acquisition of the Company and that Party B could participate in this process if Party B chose to do so, but that Party B would need to further improve its proposal. The Chief Executive Officer of Party B indicated interest in participating in the process and would consider an improved proposal.

On July 17, 2018, Mr. Shibata spoke with Mr. Waters to inform him that Renesas was planning to submit a revised offer to acquire the Company.

On July 18, 2018, Renesas delivered to the Company a revised non-binding indication of interest, increasing its proposal to a price of $49.00 per share, comprised entirely of cash. This proposal represented an approximately 40% premium to the Company’s closing share price on July 17, 2018 of $35.97 and an approximately 46% premium and 52% premium to the one-month and three-month average share prices, respectively.

On July 24, 2018, the Board met and discussed Renesas’s revised non-binding indication of interest. Representatives of J.P. Morgan and Latham & Watkins participated. Representatives of J.P. Morgan discussed J.P. Morgan’s updated preliminary financial analysis based on the Updated Management Projections. After deliberations, the Board authorized management, working with the Company’s advisors, to proceed with management meetings, further diligence and the negotiation of a merger agreement with Renesas. The Board also requested that Mr. Waters seek further improved offers from Renesas and Party B.

Following the Board meeting on July 24, 2018, Mr. Waters contacted Mr. Shibata by telephone to inform him that the Board had authorized moving forward with further due diligence and to propose holding further management meetings on August 6 and 7, 2018, and that following the completion of diligence, the Board would be expecting a best and final offer from Renesas in late August.

Between August 2 and August 27, the Company and Renesas management and their respective outside legal advisors discussed regulatory submissions and approvals that might be required in connection with an acquisition of the Company by Renesas, and the potential process for seeking and obtaining those approvals.

On August 3, 2018, the Company provided Renesas and its advisors with access to a secure online dataroom containing information with respect to the Company and its business.

On August 6 and 7, 2018, the Company’s and Renesas’s respective management teams, with representatives of J.P. Morgan and Renesas’s financial advisor in attendance, held further management presentation meetings in Menlo Park. At the conclusion of the management presentations, Mr. Shibata indicated that Renesas wished to continue due diligence and discussions. Mr. Waters indicated that the Company would accommodate due diligence through August 27, 2018, at which time it would require a revised indication of interest and response to a proposed draft merger agreement that the Company would share with Renesas.

On August 16, 2018, Latham & Watkins, on behalf of the Company, provided Morrison & Foerster, counsel to Renesas, with a proposed draft merger agreement.

On August 20, 2018, Mr. Waters telephoned the Chief Executive Officer of Party B to indicate that Party B’s most recent offer of $41.00 based on cash and stock would not be sufficient and that the Board was looking to conclude the diligence process and receive a final offer by August 27, 2018. Party B indicated that Party B’s board of directors would discuss a revised proposal for the Company at an upcoming board meeting of Party B.

On August 23, 2018, Party B informed the Company that, following discussions at Party B’s board meeting, Party B was not prepared to significantly increase its offer at that time but expressed a desire to re-engage at a later time if the Company was not acquired.

On August 27, 2018, Renesas delivered to the Company a proposal reaffirming its non-binding all-cash offer at a price of $49.00 per share as its best and final offer, including a markup of the draft merger agreement and draft financing commitment papers. The draft merger agreement conditioned closing of the merger on, among other things, Renesas having received sufficient funds pursuant to the commitment papers or an alternative financing. In addition, Renesas requested exclusivity from August 29, 2018 through September 11, 2018.

On August 29, 2018, the Board held a meeting to discuss Renesas’s proposal to acquire the Company. Representatives of J.P. Morgan and Latham & Watkins participated. Representatives of J.P. Morgan discussed the key terms of the acquisition proposal from Renesas and discussed J.P. Morgan’s updated preliminary financial analysis based upon the Long-Term Management Projections and the calendarized version thereof (as described in “—Management Projections”). The representatives of J.P. Morgan also reviewed certain relationships with the Company and Renesas, including the ranges of fees received from the Company and Renesas in the preceding two years, which were $4 million to $5 million from the Company and $40 million to $50 million from Renesas, a substantial portion of which consisted of fees earned in connection with providing corporate finance services to Intersil Corporation (now a subsidiary of Renesas) on the sale of Intersil Corporation to Renesas. Following deliberations, the Board then instructed Mr. Waters to provide Renesas with guidance that it should increase its offer price from $49.00 per share to a price of at least $50.00 per share and to confirm that the Board would not accept a financing condition to closing.

Following the meeting, Mr. Waters informed Renesas of the Board’s determination that Renesas should increase its offer price from $49.00 per share to a price of at least $50.00 per share and that the Board would not accept a financing condition to closing.

On August 30, 2018, Renesas informed the Company in writing that it would remove the financing condition for closing but would not increase the proposed price above $49.00 per share.

On August 31, 2018, the Japanese newspaper Nikkei and the Wall Street Journal published reports that Renesas was engaged in negotiations to acquire the Company. Later on August 31, 2018, Renesas confirmed through a filing on the Tokyo Stock Exchange that it was considering the acquisition of the Company to accelerate its business growth but that no definitive decision to acquire the Company had been reached. The Company’s common stock traded on Nasdaq as high as $42.72 per share on August 31, 2018; the price of the Company’s common stock on Nasdaq at the close of the Unaffected Date was $37.84 per share.

Also on August 31, 2018, Latham & Watkins, on behalf of the Company, provided Morrison & Foerster with a revised draft merger agreement. Between August 31, 2018 and September 9, 2018, representatives of the Company and Renesas negotiated the terms of the Merger Agreement with the assistance of their legal and financial advisors, including the removal of conditionality related to Renesas’s financing of the acquisition, Renesas’s obligations to seek to obtain the debt financing, remedies available to the Company and Renesas, the treatment of equity awards in the acquisition, necessary regulatory approvals and the treatment of the Company’s Credit Agreement, Convertible Notes, Hedge Obligations and Warrants.

On September 10, 2018, the Board held a telephonic meeting with Company management and legal and financial advisors. At that meeting, Latham & Watkins reviewed with the Board its fiduciary duties as well as the proposed final terms of a definitive Merger Agreement and related materials which had been provided to the Board prior to the meeting. J.P. Morgan revised and discussed its financial analysis with respect to the Company. Thereafter, J.P. Morgan rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion dated September 10, 2018, to the Board that, as of September 10, 2018 and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of the Company’s Common Stock in the proposed merger with Renesas was fair, from a financial point of view, to such holders. J.P. Morgan’s opinion is described in greater detail under the section entitled “—Fairness Opinion of J.P. Morgan Securities LLC.” After a discussion, and taking into account the factors described below in greater detail under the section entitled “—Reasons for the Merger and Recommendation of the Board,” beginning on page 42, the Board unanimously determined the Merger Agreement and the Transactions, including the Merger, to be advisable and fair to, and in the best interests of the Company and its stockholders, directed that the Merger Agreement be submitted for consideration at the Special Meeting and recommended that the holders of the Company’s capital stock vote their shares in favor of adopting the Merger Agreement.

Following the meetings of the Board on September 10, 2018, the Merger Agreement was executed and delivered by each of the Company and Renesas. Shortly thereafter, the Company and Renesas issued a joint press release announcing the execution of the Merger Agreement.

Reasons for the Merger and Recommendation of the Board

At its meeting on September 10, 2018 held to evaluate the proposed Merger, the Board unanimously approved the Merger Agreement and determined that the terms of the Merger are fair to and in the best interests of the Company’s stockholders. The Board unanimously recommends that the Company’s stockholders vote:

1.	“FOR” the Adoption of the Merger Agreement;

2.	“FOR” the Adjournment of the Special Meeting; and

3.	“FOR” the Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements.

In evaluating the Merger Agreement and the Transactions, including the Merger, the Board consulted with the Company’s senior management, the Company’s financial advisor, J.P. Morgan, and the Company’s outside legal counsel, Latham & Watkins, and, in the course of reaching its determination to approve the terms of the Merger Agreement and the Merger and to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement, that the Company’s stockholders vote in favor of the adoption of the Merger Agreement and the Merger, the Board carefully considered a wide and complex range of factors, including the following non-exhaustive list of material factors and benefits of the Merger, each of which the Board believed supported its determination and recommendation:

•

Attractive Value. The belief of the Board that the Per Share Merger Consideration of $49.00 in cash per share represents a full and fair value for the shares of our Common Stock, taking into account the Board’s familiarity with our current and historical financial condition and results of operations and the Company’s business strategy, financial requirements, assets, and business prospects.

•

Negotiations with Parent. The Board considered the course of negotiations between the Company and Parent, which resulted in an increase in the price that Parent was willing to pay to acquire the Company of $2.00 per share to $49.00 per share from the $47.00 price per share of Common Stock initially offered by Parent, and the Board’s belief that, based on those negotiations, the Per Share Merger Consideration of $49.00 in cash per share of Common Stock represented the highest price per share that Parent was willing to pay and that the Merger Agreement contained the most favorable terms to the Company in the aggregate to which Parent was then willing to agree.

•

Potential Strategic Alternatives. The Board considered possible alternatives to the acquisition by Parent reasonably available to the Company, including continuing to operate as a stand-alone company, and the potential benefits to the Company’s stockholders of these alternatives, as well as the Board’s assessment that none of these alternatives was reasonably likely to create greater value for the Company’s stockholders within a reasonable period of time, taking into account risks of execution as well as business, competitive, industry and market risks. In addition, the Board considered the outreach to four (4) other potential strategic counterparties (other than Parent) that the Board believed were most likely to be interested in an acquisition of the Company based upon those companies’ familiarity with the Company and/or the Company’s businesses, the fact that those companies would be able to realize efficiencies in an acquisition of the Company, the perceived regulatory risk associated with an acquisition of the Company by those third parties, and those third parties’ perceived financial ability to consummate a transaction in a timely manner, and that each of those potential strategic counterparties either indicated that it was not interested in pursuing an acquisition of the Company at that time (or, in the case of Party B, that it was not interested in pursuing an acquisition of the Company at a price per share above $41.00), and none of which would be subject to standstill obligations that would prohibit them from making an unsolicited proposal to the Board following announcement of entry into the Merger Agreement.

•

Risks Relating to Remaining a Stand-Alone Company. The Board considered the Company’s prospects and risks if the Company were to remain an independent company. The Board considered the Company’s current business and financial plans, including the risks and uncertainties associated with achieving and executing on the Company’s business and financial plans in the short- and long-term, as well as the general risks of market conditions that could reduce the price of the shares of the Company’s Common Stock. Among the potential risks and uncertainties identified by the Board were:

•

the growing challenges faced by the semiconductor industry, including macroeconomic trends and the fact that the industry is highly competitive, cyclical and subject to constant and rapid technological change with short product life-cycles for certain products and wide fluctuations in product supply and demand;

•

achieving our growth plans in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and the high-performance storage and IP networking industries specifically, and the difficulty of finding suitable acquisition targets at reasonable prices;

•

current and anticipated future competition for our products and our ability to compete successfully in light of the nature of the semiconductor industry, the presence of many larger, well financed competitors, and our need to continue to develop and commercialize additional products;

•	our ability to sustain our historical revenue growth, transition to profitability and generate consistent positive cash flows; and

•	other risks and uncertainties discussed in the Company’s public filings with the SEC.

•

Certainty of Value. The Board considered the fact that the Per Share Merger Consideration consists entirely of cash, which provides liquidity and certainty of value to our stockholders compared to remaining an independent stand-alone company or any transaction in which our stockholders would receive shares of an acquirer’s stock. The Board weighed the certainty of realizing a compelling value for shares of our Common Stock by virtue of the Merger against the uncertain prospect that the trading value for our Common Stock would approach the Per Share Merger Consideration in the foreseeable future. Based upon its knowledge of, and familiarity with, the Company’s historical and current business, operations, prospects, business strategy, competitive position and the semiconductor industry generally, the Board believed this certainty of value was compelling compared to the long-term value creation potential of the Company’s business, taking into account the risks of remaining independent and pursuing the Company’s current business and financial plans, including the risks and uncertainties associated with our business described above and the other risks and uncertainties discussed in the Company’s public filings with the SEC.

•

Premium to Current and Historical Trading Prices. The Board considered the fact that the Per Share Merger Consideration to be paid by Parent would provide the Company’s stockholders with the opportunity to receive a significant premium over the market price of the shares of the Company’s Common Stock. The Board reviewed the historical market prices and trading information with respect to the shares of the Company’s Common Stock, including the fact that the Per Share Merger Consideration of $49.00 in cash per share of the Company’s Common Stock represents:

•

a premium of approximately 29.5% over the $37.84 per share closing sale price on the Nasdaq Global Select Market as of August 30, 2018, the last full trading day before Parent’s public statement confirming acquisition discussions;

•

a premium of approximately 14.9% over the $42.66 per share closing sale price on the Nasdaq Global Select Market as of September 7, 2018, the last full trading day before public announcement of the execution of the Merger Agreement; and

•	a premium of approximately 11.5% over the 12-month high trading price prior to public announcement of the execution of the Merger Agreement of $43.95 per share.

•

Ability to Respond to Unsolicited Acquisition Proposals. The Board considered the “fiduciary out” provisions of the Merger Agreement, which, subject to the terms and conditions thereof, permit the Company to (1) furnish information to and conduct negotiations with third parties that make unsolicited acquisition proposals provided the Company advises Parent of any such negotiations and delivers to Parent any material non-public information furnished to such third parties, (2) to change its recommendation to stockholders regarding the Merger Agreement if the Board has determined in good faith after consultation with outside legal counsel and financial advisor that failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Board and (3) to terminate the Merger Agreement in order to approve a Superior Proposal (as defined below), subject to payment of a termination fee and certain match rights in favor of Parent if the Board has determined in good faith after consultation with outside legal counsel and financial advisor that the proposal is a Superior Proposal and failure to terminate the Merger Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Board. The Board further considered the fact that the $166,400,000 termination fee (approximately 2.5% of the transaction value) payable by the Company (i) is reasonable in light of the overall terms of the Merger Agreement and the benefits of the Merger, (ii) is lower than the average termination fee for deals of a similar size in our industry, and (iii) would not preclude another party from making a competing proposal.

•

Terms of the Merger Agreement. The Board considered all of the terms and conditions of the Merger Agreement, including the structure of the transaction, the all-cash form of the Per Share Merger Consideration, the limited scope of the conditions to closing, and the customary nature of the representations, warranties, and the covenants and agreements of the parties. The Board further considered the course and nature of negotiations with Parent, which were conducted at arm’s length and during which the Board was advised by independent legal and financial advisors. These negotiations ultimately resulted in terms that (1) provide for a significant premium over the current trading price of our Common Stock; (2) provide robust provisions designed to ensure, absent certain circumstances that would cause a closing condition not to be satisfied or allow termination of the Merger Agreement, that the transaction is completed; and (3) provide for a reverse termination fee payable by Parent to the Company under certain circumstances involving the failure to obtain certain regulatory approvals, including the approval of the Merger by the Committee on Foreign Investment in the United States; and (4) provide for a termination fee payable by the Company in certain circumstances that is lower than the average termination fee for deals of a similar size in our industry such that other potential purchasers are unlikely to be deterred.

•

Efforts Standards. The Board considered the provisions of the Merger Agreement related to regulatory approvals, including the obligation of Parent and the Company to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Merger and all steps as may be reasonably necessary to obtain approvals or clearances from applicable antitrust and competition authorities and pursuant to CFIUS, including by supplying any information that may be required or reasonably requested and agreeing to certain divestitures, hold separates and other conduct remedies (provided that Parent will not be required to, among other things, take any actions which would reasonably be anticipated to have a material adverse impact on the business of Parent and its subsidiaries taken as a whole following the Merger, including the Company), and Parent’s obligation to pay a termination fee to the Company in the event that the Merger Agreement is terminated based on the failure to obtain certain regulatory approvals, including the approval of the Merger by CFIUS.

•

Opinion and Related Analyses. The Board considered the oral opinion of J.P. Morgan rendered to the Board on September 10, 2018, which was subsequently confirmed by delivery of the Opinion, that, as of the date of the Opinion and based upon and subject to the factors and assumptions set forth in the Opinion, the Per Share Merger Consideration to be paid to the holders of the Company’s Common Stock in the proposed Merger was fair, from a financial point of view, to such holders, as more fully described in the section captioned “The Merger — Fairness Opinion of J.P. Morgan Securities LLC.” The full text of the Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement, and the Company’s stockholders are urged to read the Opinion in its entirety.

•

Likelihood of Completion. The Board considered the likelihood that the Merger will be consummated, based on, among other things, the limited number of conditions to the Merger, the absence of a financing condition, the delivery by Parent of a debt commitment letter setting forth the financing commitments and other arrangements regarding the financing available to Parent to complete the proposed Merger, the relative likelihood of obtaining required regulatory approvals, the remedies available under the Merger Agreement to the Company in the event of various breaches by Parent, and Parent’s reputation in the semiconductor industry, its financial capacity to complete an acquisition of this size and its prior track record of successfully completing acquisitions, which the Board believed supported the conclusion that a transaction with Parent could be completed relatively quickly and in an orderly manner.

•

Regulatory Approvals. The Board considered that, although antitrust filings or notifications will be required to be made in China, Germany, Hungary, Korea, and the United States, there are not likely to be significant antitrust or other regulatory impediments to closing.

•

Stockholder Approval; Appraisal Rights. The Board considered that the Merger would be subject to the approval of our stockholders, that stockholders would be free to vote against the adoption of the Merger Agreement and reject the Merger, and that stockholders who do not vote to adopt the Merger Agreement and who follow certain prescribed procedures are entitled to dissent from the Merger and seek to receive the appraised fair value of their shares, as provided under Delaware law.

Possible uncertainties, risks and negative factors associated with Merger:

The Board also considered a variety of uncertainties, risks and other potentially negative factors relating to the Transactions, including the Merger, including the following:

•

No Stockholder Participation in Future Earnings or Growth. The Board considered the fact that if the Merger is consummated, holders of shares of the Company’s Common Stock will receive the Per Share Merger Consideration in cash, the Company will no longer exist as an independent company, and accordingly, our stockholders will no longer participate in any future earnings or growth the Company may experience or any potential future appreciation in the value of shares of our Common Stock, and will not participate in any potential future sale of the Company’s business to a third party.

•

Inability to Solicit Other Takeover Proposals and Termination Fee. The Merger Agreement includes a covenant prohibiting the Company from directly or indirectly soliciting, seeking, initiating, encouraging, facilitating, or taking actions that would lead to other potential acquisition proposals, subject to certain exceptions, and the Company may be required to pay a termination fee of $166,400,000 (approximately 2.5% of the equity value) in cash if the Merger Agreement is terminated under certain circumstances, including to accept a Superior Proposal. The Board also considered, but did not consider preclusive, the potential that such termination fee may deter other potential acquirers from making a competing offer for the Company, the impact of the termination fee on the Company’s ability to engage in certain transactions for twelve months from the date the Merger Agreement is terminated under certain circumstances, and the fact that the right afforded to Parent under the Merger Agreement to re-negotiate the terms of the Merger Agreement in response to superior acquisition proposals may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, the Company. The Board recognized that the provisions in the Merger Agreement relating to these restrictions on takeover proposals and the payment of these fees were insisted upon by Parent as a condition to entering into the Merger Agreement.

•

Effect of Public Announcement. The effect of the public announcement of the Merger Agreement, including effects on the Company’s operations, our relationships with customers, suppliers and distributors, the trading price of our shares of Common Stock, and the Company’s ability to attract and retain management and other key employees, during the pendency of the Transactions, as well as the likelihood of litigation in connection with the Merger and other potential adverse effects on the financial results of the Company as a result of any related disruption in the Company’s business during the pendency of the Transactions.

•

Timing and Regulatory Risks. The Board considered the amount of time it could take to complete the Merger, including the possibility that the Merger may not be completed or that completion may be unduly delayed for reasons beyond the control of the Company or Parent, and including the risk that Parent might not receive the necessary regulatory approvals or clearances to complete the Merger or that governmental authorities could attempt to condition their approvals or clearances of the Merger on one or more of the parties’ compliance with certain terms or conditions which may cause one or more of the Merger conditions not to be satisfied.

•

Opportunity Costs and Interim Operating Covenants. The Board considered restrictions on the conduct of the Company’s business due to pre-closing covenants in the Merger Agreement whereby the Company agrees that it will carry on its business in the ordinary course of business consistent with past practice and, subject to specified exceptions, will not take a number of actions related to the conduct of its business without the prior written consent of Parent, which could delay or prevent the Company from undertaking timely business enhancement opportunities that may arise prior to the consummation of the Merger, and which may have an adverse effect on the Company’s ability to respond to changing market and business conditions in a timely manner or at all.

•

Risk Associated with Failure to Consummate the Merger. While the Board expects that the Merger will be consummated, there can be no assurance that all of the conditions to the consummation of the Merger will be satisfied, that the Merger will receive required regulatory approvals, or that the Merger will be consummated in a timely manner or at all, even if our stockholders approve the adoption of the Merger Agreement. The Board considered potential negative effects if the Merger is not consummated, including:

•

the Company’s directors, senior management and other employees will have expended extensive time and effort to negotiate, implement and consummate the Merger, and their time may have been diverted from other important business opportunities and operational matters while working to implement the Merger;

•	the Company will have incurred significant transaction and opportunity costs during the pendency of the Transactions, without compensation;

•	the Company’s continuing business relationships with customers, suppliers, distributors and other business partners and employees, including key personnel, may be adversely affected;

•	the trading price of the shares of our Common Stock could be adversely affected;

•	the market’s perceptions of the Company and its prospects could be adversely affected;

•	the Company’s business may be subject to significant disruption and decline; and

•	the risks of the type and nature described under the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this proxy statement.

•

Transaction Costs. The Board considered the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated.

•

Potential Conflicts of Interest. The Board considered the risk that certain of our directors and executive officers may have interests in the Transactions as individuals that are in addition to, or that may be different from, the interests of our other stockholders.

•

Tax Treatment. The Board considered the fact that the Merger will be a taxable transaction to our stockholders that are U.S. Holders (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes, and, therefore, such stockholders generally will be required to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger.

The Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger were outweighed by the benefits that the Board expects the Company and its stockholders would achieve as a result of the Merger.

This discussion of the information and factors considered by the Board includes the principal positive and negative factors considered by the Board, but is not intended to be exhaustive and may not include all of the factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger, and the complexity of these matters, the Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger and to make its recommendations to the Company’s stockholders. Rather, the Board viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Board may have given differing weights to different factors. The explanation of the Board’s reasons for the Transactions and all other information in this section may be forward-looking in nature and therefore should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this proxy statement.

The Board unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting in order to solicit additional votes to approve the adoption of the Merger Agreement, if necessary or appropriate; and (3) “FOR” the non-binding, advisory vote on the “golden parachute compensation” payable to the Company’s named executive officers in connection with the Merger.

Management Projections

The Company has historically prepared and provided public guidance as to certain projected non-GAAP financial and operational results, including revenue, gross margin, operating expense, other income and expense, tax rate and earnings per share for the upcoming fiscal quarter in its earnings calls announcing its financial results for the immediately preceding quarter. The Company has also publicly communicated full-year targets as well in certain circumstances and has publicly communicated certain forward-looking growth and performance targets, including an annual revenue growth target of between 8% and 10% and a Non-GAAP operating margin target of 30%. Company management has also maintained longer range financial projections for internal budgeting and planning purposes, which management reviews with the Board from time to time. However, other than the quarterly financial guidance and annual targets discussed above, the Company does not in the ordinary course make public disclosures regarding prospective financial projections for periods beyond the current fiscal year due to the unpredictability of the underlying assumptions and estimates.

The Management Projections (as defined below) were prepared for internal use and provided to the Board for the purposes of considering, analyzing and evaluating the Company’s strategic and financial alternatives, including the Merger. In developing the Management Projections, the Company’s management made assumptions with respect to the Company’s performance, general business, economic, regulatory, litigation, geopolitical, market and financial conditions, as well as industry and Company specific factors such as supply and demand trends and the status of, and estimated revenues from, new products, all of which involve a high degree of uncertainty and are difficult to predict, and many of which are beyond the Company’s control. However, the Company is including in this proxy statement a summary of the Management Projections for the

Company on a standalone basis, without giving effect to the Merger, to give the Company’s stockholders access to certain nonpublic information provided to the Board, the Company’s financial advisor and Renesas for purposes of considering and evaluating the Merger. The Management Projections exclude stock-based compensation, amortization of acquired intangibles and other one-time items. The inclusion of the Management Projections should not be regarded as an indication that the Company, its Board or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and it should not be relied on as such. Additionally, the Management Projections were prepared solely in connection with the evaluation of the Merger and the Company’s strategic and financial alternatives, and therefore were not intended to, and do not, provide, update or revise any guidance with respect to future fiscal periods.

Initial Management Projections

Upon receipt of a non-binding indication of interest from Party B dated March 7, 2018, Company management prepared standalone unaudited financial forecasts for calendar years 2018 through 2020 (the “Initial Management Projections”), which are summarized below. Two scenarios, including a “base case” scenario and a “strategic case” management upside scenario, were prepared. The “base case” scenario was prepared based on the Company’s internal financial outlook for calendar year 2018, with 2019 and 2020 financial metrics aligned to publicly communicated corporate objectives regarding revenue growth rates and profitability (the “Initial Base Case Management Projections”). The “strategic case” scenario was based on the company’s higher internal targets for calendar years 2019 and 2020, based on the Company’s most recent long term strategic plan (the “Initial Strategic Case Management Projections”). The Initial Management Projections, along with their associated assumptions, risks and opportunities were reviewed and discussed with the Board on March 12, 2018.

The below table sets forth the Initial Base Case Management Projections.

($ in millions, except where noted)	Projected Non-GAAP
	Calendar year ended December 31,
	2018	2019	2020
Revenue	910	996	1,086
% growth	10%	9%	9%
Gross margin %	63%	64%	64%
Research & Development	180	198	220
Selling, General & Administrative	127	136	144
EBIT	268	299	326
% margin	29%	30%	30%
EPS	$1.73	$1.95	$2.16
% growth	14%	12%	11%

The below table sets forth the Initial Strategic Case Management Projections.

($ in millions, except where noted)	Projected Non-GAAP
	Calendar year ended December 31,
	2018	2019	2020
Revenue	910	1,055	1,233
% growth	10%	16%	17%
Gross margin %	63%	64%	64%
Research & Development	180	198	226
Selling, General & Administrative	127	130	135
EBIT	268	344	430
% margin	29%	33%	35%
EPS	$1.73	$2.25	$2.85
% growth	14%	29%	27%

Updated Management Projections

In response to a revised non-binding indication of interest received from Party B on June 27, 2018, Company management prepared an update to the Initial Management Projections for presentation at a meeting of the Board on June 30, 2018 (the “Updated Management Projections”). The Initial Base Case Management Projections were revised to reflect the effect of strengthening conditions in the Company’s current and projected business outlook for the base case (the “Updated Base Case Management Projections”). In addition, the Initial Strategic Case Management Projections were updated to include adjustments for certain future revenue streams that the Company was no longer pursuing (the “Updated Strategic Case Management Projections”).

The below table sets forth the Updated Base Case Management Projections.

($ in millions, except where noted)	Projected Non-GAAP
	Calendar year ended December 31,
	2018	2019	2020
Revenue	914	997	1,086
% growth	11%	9%	9%
Gross margin %	64%	64%	64%
Research & Development	180	193	207
% revenue	20%	19%	19%
Selling, General & Administrative	130	138	148
% revenue	14%	14%	14%
EBIT	271	307	341
% margin	30%	31%	31%
EBITDA	300	337	373
% margin	33%	34%	34%
EPS	$1.79	$2.01	$2.25
% growth	17%	12%	12%

The below table sets forth the Updated Strategic Case Management Projections.

($ in millions, except where noted)	Projected Non-GAAP
	Calendar year ended December 31,
	2018	2019	2020
Revenue	914	1,037	1,187
% growth	11%	13%	14%
Gross margin %	64%	64%	64%
Research & Development	180	198	226
% revenue	20%	19%	19%
Selling, General & Administrative	130	133	129
% revenue	14%	13%	11%
EBIT	271	332	405
% margin	30%	32%	34%
EBITDA	300	363	441
% margin	33%	35%	37%
EPS	$1.79	$2.19	$2.69
% growth	17%	22%	23%

Supplemental Management Projections

In connection with the management meeting held with Party B on June 6, 2018, Company management shared the Company’s most current fiscal year 2019 forecast (the “Party B Supplemental Management Projections”). The Company’s fiscal year ends on March 31 of each year.

The below table sets forth the Party B Supplemental Management Projections.

($ in millions, except where noted)	Projected Non-GAAP
	Fiscal quarter ended				Fiscal year ended March 31, 2019
	July 1, 2018	September 30, 2018	December 30, 2018	March 31, 2019
Revenue	228.8	231.5	234.3	238.5	933.0
Gross Profit	144.2	145.8	149.1	152.8	592.0
Gross margin %	63.0%	63.0%	63.7%	64.1%	63.5%
Research & Development	44.9	46.8	46.4	45.8	183.9
% of sales	20%	20%	20%	19%	20%
Selling, General & Administrative	32.5	32.2	32.7	33.9	131.3
% of sales	14%	14%	14%	14%	14%
OPEX	77.5	78.9	79.1	79.7	315.2
% of sales	33.9%	34.1%	33.8%	33.4%	33.8%
Operating Income	66.7	66.9	70.1	73.1	276.8
Operating Income %	29.2%	28.9%	29.9%	30.7%	29.7%
Net Interest	(1.4)	(1.6)	(1.4)	(1.1)	(5.6)

Pre-tax	65.3	65.3	68.6	72.0	271.2
Tax	6.5	6.5	6.9	7.2	27.1

Net Income	58.8	58.7	61.8	64.8	244.1

Shares	135.4	135.5	135.0	134.4	135.1
EPS	$0.43	$0.43	$0.46	$0.48	$1.81

In addition, in connection with the management meeting held with Renesas on July 10, 2018, Company management shared the Company’s most current fiscal year 2019 forecast (the “Renesas Supplemental

Management Projections” and, together with the Party B Supplemental Management Projections, the “Supplemental Management Projections”).

The below table sets forth the Renesas Supplemental Management Projections.

($ in millions, except where noted)	Projected Non-GAAP
	Fiscal quarter ended				Fiscal year ended March 31, 2019
	July 1, 2018	September 30, 2018	December 30, 2018	March 31, 2019
Revenue	228.4	231.1	230.3	245.2	935.1
Gross Profit	145.3	147.2	147.7	157.7	597.9
Gross margin %	63.6%	63.7%	64.1%	64.3%	63.9%
Research & Development	44.7	46.5	47.4	46.7	185.2
% of sales	20%	20%	21%	19%	20%
Selling, General & Administrative	32.7	32.4	32.8	33.9	131.9
% of sales	14%	14%	14%	14%	14%
OPEX	77.3	78.9	80.2	80.6	317.1
% of sales	33.9%	34.1%	34.8%	32.9%	33.9%
Operating Income	68.0	68.3	67.4	77.2	280.8
Operating Income %	29.8%	29.5%	29.3%	31.5%	30.0%
Net Interest	(1.4)	(1.6)	(1.4)	(1.1)	(5.6)

Pre-tax	66.5	66.6	66.0	76.0	275.3
Tax	6.9	6.9	6.8	7.8	28.4

Net Income	59.7	59.8	59.2	68.2	246.9

Shares	135.1	135.2	134.6	134.0	134.7
EPS	$0.44	$0.44	$0.44	$0.51	$1.83

Long-Term Management Projections

As part of a valuation analysis presented to the Board on September 10, 2018, Company management prepared updated long-term projections for the fiscal years ended 2019 through 2028 for both the “base case” scenario (the “Base Case Long-Term Management Projections”) and “strategic case” scenario (the “Strategic Case Long-Term Management Projections” and, together with the Base Case Long-Term Management Projections, the “Long-Term Management Projections”). The Long-Term Management Projections are based upon the Updated Management Projections presented to the Board on June 30, 2018, but are presented in a fiscal year format. In addition, the Long-Term Management Projections are extrapolated through 2028 based on certain assumptions relating to the Company’s growth over time and its impact on expense and operating margin and assuming a constant tax rate. The Initial Management Projections, the Updated Management Projections, the Supplemental Management Projections and the Long-Term Management Projections are collectively referred to herein as the “Management Projections”). The Management Projections were prepared in connection with the Board’s evaluation of the Merger and do not, and were not intended to, correspond to the Company’s public guidance as to its financial performance and do not, and were not intended to, update or revise the Company’s public guidance as to its financial performance. The Board approved the Long-Term Management Projections and the calendarized version thereof for use by J.P. Morgan in connection with J.P. Morgan’s financial analyses presented to the Board on September 10, 2018.

The below tables set forth the Base Case Long-Term Management Projections.

($ in millions, except where noted)	Projected Non-GAAP
	Fiscal year ended March 31,
	2019	2020
Revenue	940	1,019
% growth	12%	8%
Gross margin %	64%	64%
Research & Development	186	198
% revenue	20%	19%
Selling, General & Administrative	132	141
% revenue	14%	14%
EBIT	283	313
% margin	30%	31%
EBITDA	313	344
% margin	33%	34%
EPS	$1.85	$2.05
% growth	20%	11%

($ in millions, except where noted)	Projected Non-GAAP			Management Extrapolation
	Fiscal year ended March 31,
	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
Total revenue	940	1,019	1,111	1,205	1,302	1,400	1,497	1,595	1,690	1,783
% growth	11.5%	8.4%	9.0%	8.5%	8.0%	7.5%	7.0%	6.5%	6.0%	5.5%
EBITDA	313	344	381	415	450	486	522	558	594	629
% margin	33%	34%	34%	34%	35%	35%	35%	35%	35%	35%
EBIT	283	313	348	378	408	438	469	500	529	559
% margin	30%	31%	31%	31%	31%	31%	31%	31%	31%	31%
Less: Taxes	(28)	(32)	(36)	(39)	(42)	(45)	(48)	(51)	(55)	(58)
% tax rate	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
EBIAT	254	281	312	339	366	393	421	448	475	501
(+) Depreciation	30	31	33	38	42	48	53	58	64	70
(-) Capex	(37)	(41)	(44)	(48)	(52)	(56)	(60)	(64)	(68)	(71)
(+) Change in net working capital	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)
(-) SBC, net of tax	(59)	(63)	(66)	(70)	(74)	(78)	(82)	(87)	(91)	(95)
Free cash flow	187	207	234	257	281	306	330	355	380	403

The below tables set forth the Strategic Case Long-Term Management Projections.

($ in millions, except where noted)	Projected Non-GAAP
	Fiscal year ended March 31,
	2019	2020
Revenue	940	1,071
% growth	12%	14%
Gross margin %	64%	64%
Research & Development	186	198
% revenue	20%	19%
Selling, General & Administrative	132	141
% revenue	14%	13%
EBIT	283	346
% margin	30%	32%
EBITDA	313	378
% margin	33%	35%
EPS	$1.85	$2.28
% growth	20%	23%

($ in millions, except where noted)	Projected Non-GAAP			Management Extrapolation
	Fiscal year ended March 31,
	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
Total revenue	940	1,071	1,226	1,398	1,588	1,779	1,965	2,142	2,292	2,407
% growth	11.5%	13.9%	14.5%	14.1%	13.6%	12.0%	10.5%	9.0%	7.0%	5.0%
EBITDA	313	378	458	525	598	672	745	815	875	922
% margin	33%	35%	37%	38%	38%	38%	38%	38%	38%	38%
EBIT	283	346	422	481	546	612	676	737	788	828
% margin	30%	32%	34%	34%	34%	34%	34%	34%	34%	34%
Less: Taxes	(28)	(36)	(43)	(50)	(56)	(63)	(70)	(76)	(81)	(85)
% tax rate	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
EBIAT	254	310	378	431	490	549	606	661	707	742
(+) Depreciation	30	32	37	44	52	60	69	78	87	94
(-) Capex	(37)	(43)	(49)	(56)	(64)	(71)	(79)	(86)	(92)	(96)
(+) Change in net working capital	(1)	(1)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(1)
(-) SBC, net of tax	(59)	(63)	(66)	(70)	(74)	(78)	(82)	(87)	(91)	(95)
Free cash flow	187	236	298	347	402	458	513	565	610	644

Cautionary Statements Regarding the Management Projections

The Management Projections are unaudited, should be read together with the historical financial statements of the Company, which have been filed with the SEC and incorporated in this proxy statement, and the other information regarding the Company contained elsewhere or incorporated in this proxy statement. See the section of this proxy statement captioned “Where You Can Find More Information.” The Management Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Management Projections do not purport to present financial information in accordance with U.S. generally accepted accounting principles. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm has not examined, compiled or otherwise applied or performed any procedures with respect to the Management Projections, nor has it expressed any opinion or given any form of assurance with respect to such information or their reasonableness, achievability or accuracy, and accordingly, such independent registered public accounting firm assumes no responsibility for them.

The Management Projections were based solely upon information available to the Company’s management as of the date they were prepared and estimates and assumptions made by the Company’s management as of the date when the Management Projections were prepared. The Management Projections do not take into account the possible financial impact and other effects of the Merger on the Company and do not attempt to predict or suggest future results of the combined company. The Management Projections do not give effect to the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that have been and may be incurred in connection with consummating the Merger, the potential synergies that may be achieved by the combined company as a result of the Merger, the effect on the Company of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the Management Projections do not take into account the effect on the Company of any possible failure of the Merger to occur.

For the foregoing reasons, and considering that the Special Meeting will be held a number of months after the Management Projections were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the Management Projections set forth above. No one has made or makes any representation to any of the Company’s stockholders regarding the information included in the Management Projections, and the Company urges all stockholders of the Company to review its most recent SEC filings for a description of its reported financial results. See the section of this proxy statement captioned “Where You Can Find More Information.”

NONE OF THE COMPANY OR ITS AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY STOCKHOLDER OR TO ANY OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE MANAGEMENT PROJECTIONS OR THAT FORECASTED RESULTS WILL BE ACHIEVED, AND EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, NONE OF THEM INTEND TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE MANAGEMENT PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH PROJECTIONS WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FORECASTS ARE SHOWN TO BE IN ERROR.

Fairness Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter dated August 18, 2017, as amended, the Company retained J.P. Morgan as its financial advisor in connection with a possible acquisition of the Company and to deliver a fairness opinion in connection with the proposed Merger.

At the meeting of the Board on September 10, 2018, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Per Share Merger Consideration to be paid to the holders of the Company’s Common Stock in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its September 10, 2018 oral opinion by delivering the Opinion, that, as of the date of the Opinion, the Per Share Merger Consideration to be paid to the holders of the Company’s Common Stock in the proposed Merger was fair, from a financial point of view, to such holders.

The full text of the Opinion, dated September 10, 2018, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Opinion. The Company’s stockholders are urged to read the Opinion in its entirety.

The Opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Per Share Merger Consideration to be paid to the holders of the Company’s Common Stock in the proposed Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of the Per Share Merger Consideration to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of the Opinion was approved by a fairness committee of J.P. Morgan. The summary of the Opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of the Opinion. The Opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger or any other matter.

In arriving at the Opinion, J.P. Morgan, among other things:

•	reviewed a draft, dated September 10, 2018, of the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•

compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•

compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company’s Common Stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of the Opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving the Opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to J.P. Morgan’s engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respects from the draft thereof, dated September 10, 2018, furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company and Parent in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analyses. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the Merger.

The Opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of the Opinion. The Opinion noted that subsequent developments may affect the Opinion and that J.P. Morgan does not have any obligation to update, revise or reaffirm the Opinion. The Opinion is limited to the fairness, from a financial point of view, of the Per Share Merger Consideration to be paid to the holders of the Company’s Common Stock in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the Merger, or any class of such persons relative to the consideration to be paid to the holders of the Company’s Common Stock in the Merger with respect to the fairness of any such compensation.

The terms of the Merger Agreement were determined through arm’s length negotiations between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Board. The Opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board or management of the Company with respect to the proposed Merger or the Per Share Merger Consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering the Opinion to the Board on September 10, 2018 and contained in the presentation delivered to the Board on such date in connection with the rendering of the Opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

The projections furnished to J.P. Morgan for the Company were prepared by the Company’s management, and included the Base Case Long-Term Management Projections (defined below under “—Management Projections”) and the Strategic Case Long-Term Management Projections (defined below under “—Management Projections”). For more information regarding these projections, see below under “—Management Projections.”

Public Trading Multiples Analysis. Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for the following selected publicly traded companies in the semiconductor industry:

•	Analog Devices, Inc.;
•	Inphi Corporation;
•	MACOM Technology Solutions Holdings, Inc.;
•	Marvell Technology Group Ltd.;
•	Maxim Integrated Products, Inc.;
•	MaxLinear, Inc.;
•	Mellanox Technologies, Ltd.;

•	Semtech Corporation; and
•	Skyworks Solutions, Inc.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company based on business sector participation, operational characteristics and financial metrics. However, none of the selected companies reviewed is identical to the Company and certain of these companies may have financial and operating characteristics that are materially different from those of the Company. Using publicly available information J.P. Morgan calculated, for each selected company, the multiple of closing share price as of September 7, 2018 to published equity research consensus estimates that J.P. Morgan obtained from FactSet Research Systems for earnings per share for the calendar year 2019 (“CY 2019E P/E”). This analysis indicated the following CY 2019E P/E multiples:

Selected Company	CY 2019E P/E
Analog Devices, Inc.	15.7x
Inphi Corporation	20.9x
MACOM Technology Solutions Holdings, Inc.	17.4x
Marvell Technology Group Ltd.	12.7x
Maxim Integrated Products, Inc.	16.9x
MaxLinear, Inc.	14.6x
Mellanox Technologies, Ltd.	13.4x
Semtech Corporation	21.8x
Skyworks Solutions, Inc.	10.8x
Median	15.7x

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan selected multiple reference ranges for CY 2019E P/E of 16.0x – 19.0x with respect to the Base Case Long-Term Management Projections and of 17.0x – 21.0x with respect to the Strategic Case Long-Term Management Projections. These multiple ranges were then applied to the Company’s estimated earnings per share for calendar year 2019 of $2.01 for the Base Case Long-Term Management Projections and $2.19 for the Strategic Case Long-Term Management Projections, which indicated the following implied equity value per share ranges for the Company’s Common Stock, rounded to the nearest $0.25:

	Implied Equity Value Per Share
	Low	High
CY 2019E P/E — Base Case Long-Term Management Projections	$32.25	$38.25
CY 2019E P/E — Strategic Case Long-Term Management Projections	$37.25	$46.00

The closing price of the Company’s Common Stock was (i) $42.08 on September 10, 2018 (the last trading day prior to the announcement of the proposed Merger) and (ii) $37.84 on August 30, 2018 (the last trading day prior to third-party media reports speculating about a possible transaction involving the Company). The Per Share Merger Consideration is $49.00 in cash per share of Company Common Stock.

Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for the Company’s Common Stock.

A discounted cash flow analysis is a method of evaluating an asset by estimating the future unlevered cash flows generated by an asset and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value”. The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. “Present value” refers to the current value of the cash flows generated by the asset and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions, estimates of risk, the opportunity cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during the remainder of fiscal year 2019 through fiscal year 2028 based upon the Base Case Long-Term Management Projections and the Strategic Case Long-Term Management Projections. J.P. Morgan treated stock-based compensation as a cash expense in the unlevered free cash flow calculation for purposes of its discounted cash flow analysis, as stock-based compensation is viewed as a true economic expense of the business. Based on the Company management’s estimates of a 3.0% terminal value growth rate in the industry in which the Company operates, J.P. Morgan also calculated a range of terminal values for the Company at the end of fiscal year 2028 by applying terminal growth rates ranging from 2.5% to 3.5% to the unlevered free cash flows of the Company with respect to each of the Base Case Long-Term Management Projections and the Strategic Case Long-Term Management Projections. The unlevered free cash flows and the range of terminal values with respect to each of the Base Case Long-Term Management Projections and the Strategic Case Long-Term Management Projections were then discounted to present values using a range of discount rates from 9.0% to 11.0%, which was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. The present value of the unlevered free cash flows and the range of terminal values were then adjusted by subtracting the Company’s net debt balance (as provided by Company management) and divided by fully diluted shares outstanding (calculated using treasury stock method). The discounted cash flow analysis indicated the following implied equity value per share ranges for the Company’s Common Stock, rounded to the nearest $0.25:

	Implied Equity Value Per Share
	Low	High
DCF — Base Case Long-Term Management Projections	$24.75	$37.25
DCF — Strategic Case Long-Term Management Projections	$37.75	$56.50

The closing price of the Company’s Common Stock was (i) $42.08 on September 10, 2018 (the last trading day prior to the announcement of the proposed Merger) and (ii) $37.84 on August 30, 2018 (the last trading day prior to third-party media reports speculating about a possible transaction involving the Company). The Per Share Merger Consideration is $49.00 in cash per share of Company Common Stock.

Transaction Multiples Analysis. Using publicly available information, J.P. Morgan examined strategic transactions involving semiconductor companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the business of the Company or aspects thereof. For each of the selected transactions, J.P. Morgan calculated: (1) the firm value implied for the target company in such transaction as a multiple of public equity research estimates for the target company’s EBITDA (calculated as earnings before interest, tax, depreciation and amortization, and adjusted to exclude stock-based compensation) for the 12-month period following the announcement of the applicable transaction (“FV/NTM EBITDA”) and (2) the per share equity value to be paid for the target company’s common equity in such transaction as a multiple of public equity research estimates for earnings per share (adjusted to exclude stock-based compensation) for the 12-month period following the announcement of the applicable transaction (“NTM P/E”). The transactions considered are as follows:

Month/Year Announced	Acquiror	Target	FV/NTM EBITDA	NTM P/E
March 2018	Microchip Technology Incorporated	Microsemi Corporation	14.1x	15.6x

November 2017	Marvell Technology Group Ltd.	Cavium, Inc.	18.2x	24.9x

November 2016	Broadcom, Ltd.	Brocade Communications Systems, Inc.	9.5x	13.1x

September 2016	Renesas Electronics Corporation	Intersil Corporation	20.2x	29.6x

July 2016	Analog Devices, Inc.	Linear Technology Corporation	16.2x	24.8x

June 2016	Cavium, Inc.	QLogic Corporation	8.2x	14.5x

January 2016	Microchip Technology Incorporated	Atmel Corporation	16.3x	22.2x

November 2015	ON Semiconductor Corporation	Fairchild Semiconductor International, Inc.	9.6x	19.3x

November 2015	Microsemi Corporation	PMC-Sierra, Inc.	15.9x	19.5x

October 2015	Western Digital Corporation	SanDisk Corporation	10.6x	25.5x

June 2015	Intel Corporation	Altera Corporation	23.2x	34.3x

May 2015	Avago Technologies Limited	Broadcom Corporation	12.2x	15.7x

March 2015	NXP Semiconductors N.V.	Freescale Semiconductor, Ltd.	13.3x	16.5x

December 2014	Cypress Semiconductor Corporation	Spansion, Inc.	9.8x	17.6x

October 2014	Qualcomm Incorporated	CSR plc	16.6x	25.9x

August 2014	Infineon Technologies AG	International Rectifier Corporation	9.4x	23.8x

June 2014	Analog Devices, Inc.	Hittite Microwave Corporation	13.8x	28.3x

February 2014	RF Micro Devices, Inc.	TriQuint Semiconductor, Inc.	8.8x	19.5x

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan selected a multiple reference range for FV/NTM EBITDA of 12.0x – 23.0x with respect to each of the Base Case Long-Term Management Projections and the Strategic Case Long-Term Management Projections, and selected a multiple reference range for NTM P/E of 16.0x – 34.0x with respect to each of the Base Case Long-Term Management Projections and the Strategic Case Long-Term Management Projections. The FV/NTM EBITDA multiples were then applied to the Company’s estimated NTM EBITDA for the Base Case Long-Term Management Projections and the Strategic Case Long-Term Management Projections, and the NTM P/E multiples were then applied to the Company’s estimated NTM earnings per share for the Base Case Long-Term

Management Projections and the Strategic Case Long-Term Management Projections, which indicated the following implied equity value per share ranges for the Company’s Common Stock, rounded to the nearest $0.25:

	Implied Equity Value Per Share
	Low	High
FV/NTM EBITDA — Base Case Long-Term Management Projections	$26.75	$52.00
FV/NTM EBITDA — Strategic Case Long-Term Management Projections	$28.25	$54.75
NTM P/E — Base Case Long-Term Management Projections	$31.25	$66.25
NTM P/E — Strategic Case Long-Term Management Projections	$33.00	$70.25

The closing price of the Company’s Common Stock was (i) $42.08 on September 10, 2018 (the last trading day prior to the announcement of the proposed Merger) and (ii) $37.84 on August 30, 2018 (the last trading day prior to third-party media reports speculating about a possible transaction involving the Company). The Per Share Merger Consideration is $49.00 in cash per share of Company Common Stock.

Other Information

52-Week Historical Trading Range. For reference only and not as a component of its fairness analyses, J.P. Morgan reviewed the trading range for the Company’s Common Stock for the 52-week period ended August 30, 2018 (the last trading day prior to media reports of the Company’s potential acquisition by Parent). J.P. Morgan noted that the low and high closing share prices during this period were $24.71 and $37.95 per share of the Company’s Common Stock, respectively.

Equity Research Analyst Price Targets. For reference only and not as a component of its fairness analyses, J.P. Morgan reviewed certain publicly available equity research analyst price targets for the Company’s Common Stock available as of August 30, 2018 (the last trading day prior to media reports of the Company’s potential acquisition by Parent). J.P. Morgan noted that the range of such price targets was $36.00 to $42.00 per share of Company Common Stock.

Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and the Opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at the Opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support the Opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining the Opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analyses, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analyses, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the Merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the Merger and deliver a fairness opinion to the Board with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

For services rendered in connection with the Merger and the delivery of the Opinion, the Company has agreed to pay J.P. Morgan a fee of approximately $70 million, of which $1.0 million became payable upon delivery of the Opinion and the remainder will be payable only upon the completion of the Merger. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of the Opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company and Parent for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period for the Company have included acting as sole lead arranger and bookrunner on the Company’s credit facilities in April 2017 and May 2018 and acting as financial advisor on the Company’s acquisition of GigPeak, Inc. in April 2017, and such services during such period for Parent have included acting as financial advisor to a current subsidiary of Parent on its sale to Parent in February 2017. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. In addition, an affiliate of J.P. Morgan is a party, in a principal capacity, to the Bond Hedge and Warrants for which such affiliate may make a cash payment to, or receive a cash payment from, the Company and which is expected to result in an economic gain to such affiliate. During the two years preceding the date of the Opinion, J.P. Morgan and its affiliates have also had commercial or investment banking relationships that are unrelated to the Merger with Innovation Network Corporation of Japan (the “Acquiror Shareholder”), which owns approximately 33% of the outstanding shares of Parent’s common stock, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint global coordinator and joint bookrunner on offerings of equity securities of Parent owned by the Parent Shareholder in June 2017 and April 2018. In addition, as of the date of the Opinion, J.P. Morgan and its affiliates held, on a proprietary basis, less than 2% of the outstanding shares of the Company’s Common Stock and less than 1% of the outstanding shares of Parent’s common stock. During the two year period preceding delivery of the Opinion ending on September 10, 2018, the aggregate fees received by J.P. Morgan from the Company were $4 million and from Parent were $46 million. In the ordinary course of J.P. Morgan’s businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or Parent for J.P. Morgan’s own account or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities or other financial instruments.

Bond Hedge and Warrants. In addition, the Call Spread Dealer and the Company are parties to (a) the Bond Hedge and (b) the Warrants. The Bond Hedge and the Warrants constitute call options on the Company’s Common Stock. The effect of the consummation of the Merger on the Bond Hedge will depend on whether holders of the Convertible Notes elect to (i) require the Company to repurchase their Convertible Notes or (ii) convert their Convertible Notes.

If the holders of the Convertible Notes require the Company to repurchase their Convertible Notes, a portion of the Bond Hedge corresponding to the portion of the Convertible Notes so repurchased would be terminated upon notice by the Company to the Call Spread Dealer as required by the Bond Hedge. In connection with such a termination, the Call Spread Dealer would be expected to make a payment to the Company in an amount to be determined by the Call Spread Dealer in a commercially reasonable manner and in accordance with the terms of the Bond Hedge, representing the value of the terminated portion of the Bond Hedge.

If holders of the Convertible Notes elect to convert their Convertible Notes and the Company provides the required notice of such conversion to the Call Spread Dealer, the Bond Hedge will be exercised in respect of the portion thereof corresponding to the portion of the Convertible Notes that have been so converted. In connection with an exercise of the Bond Hedge, the Call Spread Dealer would be expected to make a payment to the Company representing the excess (if any) of the conversion consideration calculated on the same basis as the Convertible Notes over the principal amount of the Notes.

In addition, the consummation of the Merger will permit the Call Spread Dealer to terminate the Warrants in whole or in part. If the Call Spread Dealer so elects, the Company would be expected to make a cash payment to the Call Spread Dealer in an amount to be determined by the Call Spread Dealer in a commercially reasonable manner and in accordance with the terms of the Warrants, representing the value the terminated Warrants.

Prior to, and in anticipation of the Merger, the Company and the Call Spread Dealer entered into a certain Framework Agreement which dictates ranges of termination values for the Warrants as a function of the Per Share Merger Consideration and the month in which the Closing Date occurs.

The Company expects that the Bond Hedge will be exercised and the Warrants will be terminated in their entirety in connection with the consummation of the Merger. Exercise of the Bond Hedge will involve payments by the Call Spread Dealer to the Company and termination of the Warrants will involve payments by the Company to the Call Spread Dealer in amounts that are currently undetermined. The Company expects that, pursuant to the terms of the Framework Agreement, payments by the Call Spread Dealer to the Company in connection with exercise of the Bond Hedge and payments by the Company to the Call Spread Dealer in connection with the termination of the Warrants will generally be made on the same day and on a net basis.

By way of example, pursuant to the Framework Agreement, based on a Closing Date assumed to occur in March 2019 and Per Share Merger Consideration of $49.00, it is expected that (a) aggregate payments by the Call Spread Dealer to the Company under the Bond Hedge would be in the amount of $214 million, assuming all holders exercised their conversion rights and the Company exercised in full its rights under the Bond Hedge, and (b) aggregate payments by the Company to the Call Spread Dealer in connection with the termination of the Warrants would be in the range of $206 million to $221 million.

The terms of the Bond Hedge contain contractual limitations on payments related to the time value of the hedge transactions to the Company in the case of conversions of the convertible notes prior to their maturity in connection with certain merger events, such as the Merger. Because of these contractual limitations, which were designed so that the Company could achieve certain tax and commercial objectives, the possibility existed that the Call Spread Dealer could recognize a significant contractual benefit under the terms of the Bond Hedge in the event of early conversions of convertible notes and corresponding exercises of the Bond Hedge, such as in connection with the Merger. The benefit to the Call Spread Dealer from these contractual limitations would be the time value of the Bond Hedge not paid to the Company as a result of the contractual limitations described above.

The Call Spread Dealer has advised the Company that, since the entry into the Bond Hedge and the Warrants, the Call Spread Dealer has hedged, and will continue to hedge until their exercise, settlement or termination, as applicable, certain risks and exposures (including, among others, equity price risk) under the Bond Hedge and the Warrants through market transactions (including by purchasing or selling the Convertible Notes or the Company Common Stock, or entering into or unwinding derivative transactions). This hedging activity is at the Call Spread Dealer’s own risk and may result in a loss or profit to the Call Spread Dealer in an amount that may be less than or greater than the expected contractual benefit to the Call Spread Dealer under the Bond Hedge described above. Although the amount of any loss or profit will not be known until the Bond Hedges have been exercised or terminated and the warrants have been exercised or terminated, each in accordance with their terms, and the Call Spread Dealer has completed all of its related hedge unwind activities, the Call Spread Dealer currently expects a cumulative profit in excess of the contractual benefit under the Bond Hedge. In accordance with industry practices, the Call Spread Dealer maintains customary institutional information barriers reasonably designed to prevent the unauthorized disclosure of confidential information to the trading personnel who are undertaking these hedging and other market transactions.

Interests of the Company’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, those of the Company’s stockholders more generally. The Board was aware of these interests during its deliberations on the merits of the Merger and in deciding to recommend that Company stockholders vote to adopt the Merger Agreement.

As described further below, the interests of the Company’s non-employee directors and executive officers include the rights to:

•	in the case of non-employee directors of the Company as of immediately before the Effective Time, their Company RSU Awards will fully accelerate in exchange for a cash payment;

•

in the case of all current executive officers, in the event of a qualifying termination of employment on or within two years following the Effective Time, certain contractual cash severance payments, outplacement services, full acceleration of Company equity awards, and continued health and life insurance benefits for a specified period of time following such termination of employment;

•

in the case of all current executive officers, continuation of certain employee benefits following the Effective Time pursuant to the Merger Agreement, which is consistent with the treatment of employee benefits for other employees of the Company and its subsidiaries; and

•	in the case of all non-employee directors and current executive officers, the right to indemnification and liability insurance coverage that will survive the completion of the Merger.

Treatment of Company Equity Awards in the Merger

The equity awards held by the Company’s non-employee directors and executive officers will be treated as described below in the section captioned “The Merger Agreement — Treatment of Company Equity Awards.” As described in that section, certain Company equity awards will become fully vested at the Effective Time, including Company RSU Awards held by the Company’s non-employee directors.

As described below under “—Change of Control Severance Benefits,” pursuant to the terms of the change of control severance benefits agreements with the Company’s current executive officers, outstanding and unvested Company equity awards will vest in full upon a qualifying termination of employment on or within two years following the Effective Time.

For an estimate of the amounts that would become payable to each of the Company’s named executive officers in respect of their unvested equity awards, see the table below captioned “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger” under the section captioned “—Golden Parachute Compensation.”

Based on the applicable assumptions set forth under the section captioned “— Golden Parachute Compensation,” including the applicable footnotes to the table captioned “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” as of October 30, 2018:

•

The estimated aggregate amount that would be payable to the Company’s executive officers who are not named executive officers in settlement of their unvested Company equity awards if the Closing Date occurred on October 30, 2018 and they were to experience a qualifying termination of employment on that date is $23.6 million.

•	The aggregate amount that would be payable to the Company’s non-employee directors for their unvested Company equity awards assuming the Closing Date occurred on October 30, 2018 is $1.37 million.

Change of Control Severance Benefits

The Company has entered into change of control severance benefits agreements (“Executive Agreements”) with each of its current executive officers. The Executive Agreements provide for certain change of control severance benefits upon a qualifying termination of employment on or within two years following a “change of control” (as defined in the applicable agreements). The Merger would constitute a change of control under each of the Executive Agreements.

Under the Executive Agreements, if an executive officer experiences an “involuntary termination” of employment (as defined in the applicable agreement) on or during the two-year period following a change of control, subject to the executive officer’s timely execution and non-revocation of a release of claims and continued compliance with the applicable Executive Agreement, the executive officer would be entitled to the payments and benefits described below.

Generally, the Executive Agreements provide for a lump sum severance payment consisting of (i) 12 months of the monthly salary which the executive officer was receiving immediately prior to the change of control (or 24 months for the Chief Executive Officer), plus (ii) the executive officer’s “target bonus” (or two times the target bonus for the Chief Executive Officer), payable on the 30th day following the executive officer’s termination of employment, as well as a prorated bonus payment for the fiscal year in which the executive officer’s termination of employment occurs based on, and paid generally in accordance with, the terms of the Company’s Annual Incentive Plan. The Executive Agreements also provide for continued health benefits for 12 months (18 months for the Chief Executive Officer), continued life insurance benefits for 12 months (24 months for the Chief Executive Officer) and outplacement services with the total value not to exceed $15,000.

The Executive Agreements further provide that all outstanding Company equity awards will become fully vested effective upon the date a release of claims executed by the terminated executive officer is no longer revocable.

The Executive Agreements further generally provide that benefits may be limited to a lesser amount so that no portion of the benefits is subject to the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, if such limitation results in the receipt by the executive officer, on an after-tax basis, of a greater amount of benefits than without such limitation.

Sections 280G and 4999 of the Code

Under the executive officer’s Executive Agreement, if any of the amounts provided for under the executive officer’s Executive Agreement or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax imposed under Section 4999 of the Code, the executive officer would receive either the full amount of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to such excise tax, whichever generally results in the greater net-after-tax amount to such executive officer. Notwithstanding the foregoing, in the event the Company determines that an executive officer may become subject to an excise tax in relation to “parachute payments”, then in order to mitigate the exposure, the Company has the discretion under the Merger Agreement to accelerate the vesting of options and permit net exercise prior to December 31, 2018, accelerate and pay 2018 bonuses prior to December 31, 2018, convert performance stock units and/or restricted stock units into restricted stock and permit net settlement to satisfy taxes prior to December 31, 2018 or adopt a special retention bonus pool.

Indemnification and Insurance

From and after the Effective Time, the Company, Parent, and the Surviving Corporation will indemnify and hold harmless (a) all of our and our subsidiaries’ past and present directors, officers and employees and (b) each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or any Company Subsidiary (collectively, together with such persons’ heirs, executors, administrators and assigns the “Covered Persons”), (i) against any costs and expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened action or investigation, whether civil, criminal, administrative or investigative, arising out of acts or omissions occurring at or prior to the Effective Time and (ii) for acts or omissions occurring in connection with the process resulting in and the adoption and approval of the Merger Agreement and the consummation of the Transactions.

In addition, from and after the Effective Time, the Company, Parent, and the Surviving Corporation will advance expenses (including reasonable legal fees and expenses) incurred in the defense of any action or investigation with respect to the matters subject to indemnification described in the immediately preceding sentence in accordance with the procedures (if any) set forth (a) in the Company’s or any of its subsidiary’s certificate of incorporation or bylaws (or, to the extent applicable, other organizational or governance documents) and (b) in indemnification agreements, if any, in existence on the date of the Merger Agreement.

For not less than six years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Company’s certificate of incorporation and bylaws. If any action or investigation (whether arising before, at or after the Effective Time) is made against any Covered Person with respect to matters subject to indemnification under the Merger Agreement on or prior to the sixth anniversary of the Effective Time, the obligations described above will continue in effect until the final disposition of such action or investigation. Following the Effective Time, the indemnification agreements, if any, in existence on the date of the Merger Agreement with any of the directors, officers or employees of the Company or any of its subsidiaries will be assumed by the Surviving Corporation, and will continue in full force and effect in accordance with their terms.

The Merger Agreement also provides that for not less than six years from and after the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, maintain for the benefit of the Covered Persons, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than our and our subsidiaries’ existing policies relating to errors and omissions of directors and officers or, if substantially equivalent insurance coverage is unavailable, the best available coverage, provided that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement, but in such case shall purchase as much coverage as is available for such amount.

Under the Merger Agreement, prior to the Effective Time, the Company may purchase prepaid “tail” policies which provide the Covered Persons with coverage for an aggregate period of at least six years from and after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time, including the Transactions. If the Company obtains these prepaid policies, the Surviving Corporation will maintain such policies in full force and effect, and continue to honor the obligations thereunder.

Employee Benefits Following the Effective Time

The Merger Agreement provides that Parent will, or will cause the Surviving Corporation to, provide each employee of the Company or its subsidiaries who continues to be employed by Parent or the Surviving Corporation or any of their respective subsidiaries following the Effective Time with certain compensation and benefits during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, as described below in the section captioned “The Merger Agreement — Employee Benefits.”

Arrangements with Parent

As of the date of this proxy statement, none of our executive officers have entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to or following the Closing Date, certain of our executive officers may have discussions, or may enter into agreements with, Parent or Merger Sub or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Golden Parachute Compensation

The information set forth in the table below titled “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of the Company that is based on, or otherwise relates to, the Merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “— Interests of the Company’s Directors and Executive Officers in the Merger” above.

The amounts shown in the table below titled “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and the footnotes accompanying the table, and do not reflect certain compensation actions that may occur before completion of the Merger, including certain compensation actions that the Company is permitted to take as described in the section below captioned “The Merger Agreement — Conduct of Business Pending the Merger.” As a result, the amount, if any, that a named executive officer actually receives in the Merger may materially differ from the amounts set forth in the table below. For purposes of calculating the amounts set forth in the table below, the following assumptions were used:

•	A per share price of the Company’s Common Stock of $49.00, which is the Per Share Merger Consideration.

•	The Closing Date is October 30, 2018, which is assumed solely for purposes of the disclosure in this section.

•	Each named executive officer experienced a qualifying termination of their employment on October 30, 2018 (the assumed Closing Date).

•

The outstanding and unvested equity awards held by the named executive officers become vested in full on a “double trigger” basis as of the Effective Time pursuant to the terms of the Executive Agreements, as described above under “— Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Company Equity Awards in the Merger.”

•	Quantification of outstanding and unvested equity awards is calculated based on the outstanding and unvested equity awards held by each named executive officer as of October 30, 2018.

Quantification of Potential Payments and

Benefits to Named Executive Officers in

Connection with the Merger(1)

Name	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Other ($)(5)	Total ($)
Gregory Waters	3,660,417	35,527,643	125,652	36,071	39,349,783
Brian White	907,813	10,972,398	58,717	62,148	12,001,076
Sailesh Chittipeddi Ph.D.	995,313	16,889,924	69,227	49,648	18,004,112
Sean Fan	811,708	9,436,317	58,111	59,423	10,365,559
Dave Shepard	811,708	9,107,625	71,127	19,129	10,009,589

(1)

Payments of “double-trigger” benefits under the Executive Agreements are generally contingent on signing and not revoking a standard release of claims, as described above under the section captioned “— Interests of the Company’s Directors and Executive Officers in the Merger — Change of Control Severance Benefits.”

(2)

Under the Executive Agreements, each named executive officer is eligible to receive “double trigger” cash severance benefits upon a qualifying termination of their employment within two years following a change of control of IDT, as described above in “— Interests of the Company’s Directors and Executive Officers in the Merger — Change of Control Severance Benefits .” For Mr. Waters, the amount represents a lump sum payment equivalent to 24 months of base salary, two times his fiscal year 2019 target bonus and a prorated bonus for fiscal year 2019 assuming target achievement. For the other named executive officers, the amounts represent a lump sum payment equivalent to 12 months of the executive’s base salary, the executive’s fiscal year 2019 target bonus and a prorated bonus for fiscal year 2019 assuming target achievement.

The following table quantifies each separate form of cash compensation included in the aggregate total reported in the column:

Name	Salary and Bonus Severance ($)	Prorated Bonus ($)
Gregory Waters	3,150,000	510,417
Brian White	726,250	181,563
Sailesh Chittipeddi Ph.D.	796,250	199,063
Sean Fan	654,500	157,208
Dave Shepard	654,500	157,208

(3)

Under the Merger Agreement, at the Effective Time each Company Option held by a named executive officer will be cancelled and converted into the right to receive a cash amount equal to the product of the number of shares of Common Stock subject to such Company Option, and the excess, if any, of $49.00 over the applicable per share exercise price of such Company Option. Additionally, under the Merger Agreement, each Accelerated RSU will be cancelled and converted into immediately exercisable Parent One Yen Options of equivalent value, as described below in “The Merger Agreement — Treatment of Company Equity Awards.” The foregoing are “single trigger” benefits, meaning they are triggered solely by a change of control of IDT pursuant to the Merger Agreement.

Under the Executive Agreements, each named executive officer is eligible to receive “double trigger” equity acceleration benefits upon a qualifying termination of their employment within two years following a change of control of IDT, as described above in “— Interests of the Company’s Directors and Executive Officers in the Merger — Change of Control Severance Benefits.”

This column quantifies the value of the unvested Company Options, Company RSU Awards and Company PSU Awards. The value of unvested and accelerated Company Options is $49.00 minus the exercise price of the

Company Option, multiplied by the number of shares underlying the Company Option. The value of unvested and accelerated Company RSU Awards and Company PSU Awards is $49.00 per unit, and the number of units underlying Company PSU Awards assumes maximum achievement of the applicable performance goals (300% of target).

The following table quantifies the value of the acceleration of each unvested Company Option, Company RSU Award and Company PSU Award included in the aggregate total reported in the column:

Name	Unvested Company Options ($)	Unvested Company RSUs ($)	Unvested Company PSUs ($)
Gregory Waters	196,095	10,968,895	24,362,653
Brian White	63,038	3,283,196	7,626,164
Sailesh Chittipeddi Ph.D.	47,644	4,621,925	12,220,355
Sean Fan	44,830	2,788,051	6,603,436
Dave Shepard	44,830	2,705,878	6,356,917

(4)

Under the “double trigger” arrangements in the Executive Agreements described in footnote (2) above, each named executive officer is entitled to 12 months (or 18 months for Mr. Waters) of health insurance benefits and 12 months (or 24 months for Mr. Waters) of continued life insurance benefits.

The following table quantifies the value of the continued health insurance and life insurance benefits included in the aggregate total reported in the column.

Name	Continued Health Insurance ($)	Continued Life Insurance ($)
Gregory Waters	20,042	105,610
Brian White	20,317	38,400
Sailesh Chittipeddi Ph.D.	20,317	48,910
Sean Fan	19,711	38,400
Dave Shepard	20,317	50,810

(5)

Under the “double trigger” arrangements in the Executive Agreements described in footnote (2) above, each named executive officer is entitled to outplacement benefits worth up to $15,000. Under the Company’s policies, upon termination each named executive officer is entitled to the cash equivalent of any earned but unused vacation balances.

The following table quantifies the value of the outplacement benefits and unused vacation balances included in the aggregate total reported in the column.

Name	Outplacement Benefits ($)	Value of Unused Vacation Balances ($)
Gregory Waters	15,000	21,071
Brian White	15,000	47,148
Sailesh Chittipeddi Ph.D.	15,000	34,648
Sean Fan	15,000	44,423
Dave Shepard	15,000	4,129

Financing of the Merger

The Merger is not conditioned on Parent obtaining the proceeds of any financing. We anticipate that the total funds necessary to complete the Transactions, including the Merger, will be approximately $6.7 billion, which will be funded through a combination of third-party debt financing and cash on hand of Parent. Parent has represented to the Company that they will have sufficient funds to pay all cash amounts required to be paid by Parent under the Merger Agreement at the Closing Date. These funds include the funds needed to:

•	pay the Company’s stockholders the amounts due under the Merger Agreement;

•	make payments in respect of certain of the Company’s outstanding equity-based awards pursuant to the Merger Agreement; and

•	repay the Company’s outstanding indebtedness under its Credit Agreement and Convertible Notes.

Treatment of Outstanding Indebtedness

The Company intends to issue a notice of optional prepayment and a notice of optional termination of commitments in respect of the Credit Agreement pursuant to the applicable terms thereof contemplating prepayment in full on the Closing Date.

As of October 30, 2018, the Company had outstanding $373.8 million aggregate principal amount of its Convertible Notes. Commencing after the Closing Date, holders of the Convertible Notes will have the option to require us to purchase for cash all or any part of the Convertible Notes, in accordance with the terms of the Convertible Notes, at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, payable in cash.

In connection with the Merger, the Convertible Notes will also be convertible pursuant to their terms, at the option of the holder, into the right to receive an amount in cash, for each $1,000 principal amount of Convertible Notes, equal to the conversion rate in effect on the conversion date (currently 29.8920 shares per $1,000 principal amount but subject to increase, as specified in the Indenture, by a “make whole” premium, calculated in accordance with the Indenture) multiplied by the Per Share Merger Consideration. The Company will be required to make a cash payment in such amount to each converting holder of Convertible Notes within three business days after the relevant conversion date. For illustrative purposes only, if the Merger were to be consummated and all Convertible Notes timely converted in March 2019 following such consummation, an aggregate of approximately $588 million in cash will be payable to holders of the Convertible Notes.

In addition, the Call Spread Dealer and the Company are parties to (a) the Bond Hedge and (b) the Warrants. The Bond Hedge and the Warrants constitute call options on the Company’s Common Stock. For more information about the Bond Hedge and Warrants, see the section of this proxy statement captioned, “The Merger — Fairness Opinion of J.P. Morgan Securities LLC.”

Closing and Effective Time

The Closing Date will be the fifth business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the Merger (as described under the caption “The Merger Agreement — Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions, or such other date agreed upon by the Company and Parent.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand and petition for appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL (“Section 262”).

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of the Company’s Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee.

Under Section 262, holders of shares of Common Stock who (i) do not vote in favor of the adoption of the Merger Agreement; (ii) continuously are the record holders of such shares through the Effective Time; (iii) file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time; and (iv) otherwise follow the procedures set forth in Section 262 will be entitled, subject to the satisfaction of all other requirements set forth in Section 262, including, without limitation, the “de minimis” requirement set forth in Section 262(g), to have their shares appraised by the Delaware Court of Chancery and to receive (a) payment in cash of the “fair value” of the shares of Common Stock (unless to the extent that the Company has made, at its sole discretion and before the entry of judgment, cash prepayments to one or more stockholders that are entitled to appraisal), exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (b) interest to be paid on the amount determined by the court to be fair value, if any.

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. Under Section 262, the Company may make, at any time before the entry of judgment, prepayments in cash to one or more stockholders that are entitled to appraisal, in which case interest will accrue thereafter (at the rate described in the immediately preceding sentence) only upon the sum of (i) the difference, if any, between the amount prepaid by the Company and the fair value of the shares determined by the court, and (ii) interest already accrued before such prepayment and not paid at that time.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes the Company’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of Common Stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Per Share Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Common Stock, the Company believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Any stockholder wishing to exercise the right to seek an appraisal of its shares of Common Stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to the Company a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

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the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

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the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote its shares.

Filing a Written Demand

Any holder of shares of Common Stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A holder of shares of Common Stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting of the Company’s stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Common Stock should be executed by or on behalf of the holder of record and must reasonably inform the Company of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Integrated Device Technology, Inc.

6024 Silver Creek Valley Road

San Jose, CA 95138

Attention: Corporate Secretary

Any holder of shares of Common Stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to the Company a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of shares of Common Stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of Common Stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Common Stock. Accordingly, any holders of shares of Common Stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Common Stock within the time and in the manner prescribed in Section 262. The failure of a holder of Common Stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any holder of shares of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.

De Minimis Exception Not Satisfied

Given that immediately before the Merger the Company’s shares of Common Stock as to which appraisal rights are available were listed on a national securities exchange and the Merger is not approved under Sections 253 or 267 of the DGCL, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all holders of shares of Common Stock who are otherwise entitled to appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Common Stock eligible for appraisal, or (b) the value of the consideration provided in the merger for such total number of shares exceeds $1 million.

Determination of Fair Value

After determining the holders of Common Stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. Under Section 262, the Company may make, at any time before the entry of judgment, prepayments in cash to one or more stockholders that are entitled to appraisal, in which case interest will accrue thereafter (at the rate described in the immediately preceding sentence) only upon the sum of (i) the difference, if any, between the amount prepaid by the Company and the fair value of the shares determined by the court, and (ii) interest already accrued before such prepayment and not paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Supreme Court of Delaware stated that, in making this determination of fair value, the court must consider relevant factors such as: market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although the Company believes that the Per Share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Neither the Company nor Parent anticipates offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights, and each of the Company and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Common Stock is less than the Per Share Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Per Share Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Common Stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceedings may not be dismissed as to any stockholder who commenced the proceedings or joined these proceedings as a named party without the approval of the court and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights.

Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of Common Stock whose shares are converted into the right to receive cash pursuant to the Merger but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986 (as amended, the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder or Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding tax consequences of the Merger.

This discussion is limited to holders who hold their shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

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financial institutions; tax-exempt organizations; S-corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

•	holders holding the shares of Common Stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	holders that received their shares of Common Stock in a compensatory transaction or pursuant to the exercise of options or warrants;

•	holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders who are “controlled foreign corporations,” “passive foreign investment companies” or “personal holding companies” for U.S. federal income tax purposes; or

•	holders that do not vote in favor of the Merger and who properly demand and petition for appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding shares of Common Stock and partners therein should consult their tax advisors regarding the tax consequences of the Merger.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on a capital gain generally will apply to the long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Common Stock at different times or different prices, such U.S. Holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Common Stock.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of Common Stock that is neither a U.S. Holder nor an entity that is treated as a partnership for U.S. federal income tax purposes.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at the rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty) (which gain may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses); or

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the Company is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”) at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Common Stock, which we refer to as the “relevant period,” and, if shares of Common Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of the Company’s Common Stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. We believe that we are not, and have not been, during the last five years, and we do not expect to become at any time prior to the completion of the Merger, a USRPHC.

Withholding Tax on Payments Made to Foreign Accounts

Under current applicable Treasury Regulations and administrative guidance, withholding under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) will apply to payments of proceeds from the sale or other disposition of stock, such as the Common Stock, on or after January 1, 2019. If the Merger closes after December 31, 2018, a holder of Common Stock may be subject to a 30% withholding tax under FATCA on the proceeds that are paid pursuant to the Merger if the holder is, or holds its Common Stock through, a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. A holder should consult its own tax advisors concerning the application of withholding under FATCA to the holder’s proceeds received pursuant to the Merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a rate of 24%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 or (2) a Non-U.S. Holder that (i) provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides or is established.

Regulatory Approvals Required for the Merger

The Company, Parent and Merger Sub have each agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Transactions, including the Merger, as soon as practicable after the date of the Merger Agreement.

The following is a summary of the material regulatory approvals required for completion of the Transactions. There can be no assurance, however, if and when any of the approvals required to be obtained for the Transactions will be obtained or as to the conditions or limitations that such approvals may contain or impose.

The Company and Parent each have agreed to use its reasonable best efforts to:

(i)	cause the expiration or termination of the applicable waiting period under the HSR Act;

(ii)	obtain the approval or clearance by the relevant governmental authorities in the PRC, in Germany, in Hungary and in South Korea, or, as applicable, the expiration of the mandatory waiting period;

(iii)	obtain the CFIUS Approval (as defined below);

(iv)	obtain the ITAR/EAR Approval (as defined below); and

(v)	obtain the approval of any governmental authority in any other jurisdiction other than that of the United States which has review, approval or regulatory authority over the acquisition of the Company.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, certain transactions exceeding the applicable thresholds require notification to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the

Department of Justice (the “DOJ”) and expiration or termination of the applicable waiting period before the transaction can be consummated, unless an exemption applies. Parent has determined that notification of the Merger to the FTC and DOJ under the HSR Act is required because the Merger exceeds the applicable thresholds for an exemption based on the value of the Company’s HSR reportable assets. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on October 22, 2018.

At any time before or after consummation of the Merger, even in the event of termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, even in the event of termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Foreign Competition Laws

The completion of the Merger is also subject to certain filing requirements under the competition laws of (i) China, (ii) Germany, (iii) Hungary and (iv) South Korea. The Company, Parent and Merger Sub must also observe, as applicable, mandatory waiting periods and/or obtain the necessary approvals, clearances or consents in these foreign jurisdictions before completing the Merger.

People’s Republic of China. The Merger Agreement provides that in relation to the PRC, the Merger is conditioned on the receipt of approval from the Anti-Monopoly Bureau of the State Administration for Market Regulation (“SAMR”).

Germany. The Merger is also conditioned on the receipt of clearance from the German Federal Cartel Office (“FCO”) or the expiry of the applicable waiting period, in each case pursuant to the German Act against Restraints of Competition (“ARC”). Parent received clearance from the FCO on October 23, 2018.

Hungary. The completion of the Merger is also conditioned on the receipt of regulatory approvals in Hungary. These approvals include filings, expiration of mandatory waiting periods or clearances with the Hungarian Competition Authority (“GVH”).

South Korea. The completion of the Merger is also subject to the receipt of regulatory approvals in South Korea. These approvals include filings, expiration of mandatory waiting periods or clearances from the Korean Fair Trade Commission (“KFTC”).

CFIUS

Section 721 of the Defense Production Act of 1950 (as amended and codified at 50 U.S.C. Section 4565, “Section 721”), as well as related Executive Orders and regulations, authorize the President of the United States or CFIUS, to review transactions that could result in control of a U.S. business by a foreign person. Under Section 721 and Executive Order 13456, the Secretary of the Treasury acts through CFIUS to coordinate review of certain covered transactions that are submitted voluntarily to CFIUS or that are reviewed unilaterally by CFIUS. In general, CFIUS review of a covered transaction occurs in an initial 45-day review period that may be extended by CFIUS for an additional 45-day investigation period which investigation period may be extended by CFIUS for an additional 15 days in extraordinary circumstances. At the close of its review or investigation of a covered transaction, CFIUS may determine that there are no unresolved national security concerns with respect to the transaction, may impose mitigation terms to resolve any national security concerns with respect to the transaction, or may send a report to the

President recommending that the transaction be suspended or prohibited, or providing notice to the President that CFIUS cannot reach consensus on a recommendation relative to the covered transaction. The President has 15 days after the date on which an investigation is completed under Section 721 to act on CFIUS’s report.

The Merger is conditioned upon (i) issuance by CFIUS of a written notification stating that CFIUS has concluded that the Transactions are not a “covered transaction” and not subject to review under applicable Law; (ii) the review of the Transactions under Section 721 has been concluded, and CFIUS has determined that there are no unresolved national security concerns with respect to the Transactions; or (iii) CFIUS having sent a report to the President of the United States requesting the President’s decision and either (A) non-action by the President within 15 days from the date on which the President received the report from CFIUS or (B) announcement by the President of a decision not to take any action to suspend, prohibit or place any limitations on the Transactions (collectively, the “CFIUS Approval”).

Under the Merger Agreement, the Company and Parent have agreed to file jointly with CFIUS, as promptly as practicable, a voluntary notice that satisfies the requirements of 31 C.F.R. § 800.402 and any other submissions that are requested by CFIUS to be made, or that the Company and Parent mutually agree should be made, in connection with the Merger Agreement.

ITAR/EAR Approval

The Merger Agreement provides that the Merger is subject to the expiration of a period of 60 days following written notice to the Directorate of Defense Trade Controls under the International Traffic in Arms Regulations, 22 C.F.R. § 120 et seq. (the “ITAR”), at § 122.4(b), with respect to the Transactions.

The Company and Parent have agreed in the Merger Agreement to prepare and submit as promptly as practicable all notifications required under the ITAR and the Export Administration Regulations, 15 C.F.R. pts. 730-774 (“EAR”), in connection with the Merger, including all notifications required under section 122.4 of the ITAR, and to make all necessary updates and transfers of all ITAR and EAR licenses held by the Company and its Subsidiaries in connection with the Transactions (the “ITAR/EAR Approval”).

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents to the consummation of the Merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by the Company and Parent in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by the Company in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (1) Merger Sub will be merged with and into the Company, with the Company becoming a direct wholly-owned subsidiary of Parent; and (2) the separate corporate existence of Merger Sub will thereupon cease. From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

The parties will take all necessary action to ensure that, effective as of, and immediately following, the Effective Time, the directors and officers of the Surviving Corporation will consist of the individuals designated by Parent prior to the Effective Time, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected, designated or qualified, or until their earlier death, resignation or removal.

At the Effective Time, the certificate of incorporation of the Company as the Surviving Corporation will be amended and restated so as to read in its entirety in the form set forth as the certificate of incorporation of Merger Sub immediately prior to the Effective Time (except that the certificate of incorporation of the Surviving Corporation will provide that the name of the Surviving Corporation will be the name designated by Parent prior to the Effective Time). The Company and the Surviving Corporation will take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation will be amended so as to read in their entirety as the bylaws of Merger Sub immediately prior to the Effective Time (except that the bylaws of the Surviving Corporation will provide that the name of the Surviving Corporation will be the name designated by Parent prior to the Effective Time), until thereafter amended.

Closing and Effective Time

The Closing Date will be the fifth business day following the satisfaction or, to the extent permitted, waiver of all conditions to closing of the Merger (described below under the caption “The Merger Agreement — Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing of the Merger, but subject to satisfaction or waiver, to the extent permitted, of those conditions) or such other time agreed to in writing by Parent, the Company and Merger Sub.

On the Closing Date, a certificate of merger will be filed with the Secretary of State of the State of Delaware as provided under the DGCL and the Merger will become effective at such date and time as such certificate of merger is duly filed or on such later date and time as is agreed to by the Company and Parent and specified in the certificate of merger.

Merger Consideration

At the Effective Time, each of the Company’s outstanding shares of Common Stock (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration (which is $49.00 per share in cash, without interest and less any applicable withholding taxes). All shares converted into the right to receive the Per Share Merger Consideration will automatically be cancelled at the Effective Time.

Treatment of Company Equity Awards

Company Options

At the Effective Time, each Company Option, whether or not vested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash amount equal to the product of the number of shares of Common Stock subject to such Company Option, and the excess, if any, of $49.00 over the applicable per share exercise price of such Company Option. Each Company Option that is outstanding and unexercised as of the Effective Time with a per share exercise price that is equal to or greater than $49.00, will, as of the Effective Time, be cancelled without the payment of any consideration therefor.

Director RSUs

Each Director RSU that is outstanding immediately prior to the Effective Time will be cancelled and converted at the Effective Time into the right to receive an amount in cash equal to $49.00 multiplied by the number of shares of the Company’s Common Stock subject to such Director RSU (or portion thereof).

Accelerated RSUs

At the Effective Time, each Accelerated RSU will be cancelled and converted at the Effective Time into the right to receive the sum of:

(1) that number of fully vested and exercisable Parent One Yen Options equal to the product of (i) the number of shares of the Company’s Common Stock subject to such Accelerated RSU (or portion thereof) and (ii) the quotient obtained by dividing (A) $49.00 by (B) the Average Parent Stock Price, rounded down to the nearest whole number of shares; and

(2) the One Yen Option Exercise Price, plus any taxes due on the One Yen Option Exercise Price and any additional amounts necessary to make the holder whole on an after-tax basis with respect to the One Yen Option Exercise Price.

Converted RSUs

Each Converted RSU that is outstanding immediately prior to the Effective Time will be assumed by Parent and converted into a Parent One Yen Option. Each Parent One Yen Option as so assumed and converted will continue to have and be subject to substantially similar terms and conditions (including vesting and forfeiture) as applied to the Company RSUs immediately prior to the Effective Time. As of the Effective Time, each such holder of Converted RSUs so assumed and converted will receive the sum of:

(1) that number of whole Parent One Yen Options equal to the product of (i) the number of shares of the Company’s Common Stock subject to such Converted RSUs as of immediately prior to the Effective Time and (ii) the quotient obtained by dividing (A) $49.00 by (B) the Average Parent Stock Price, rounded down to the nearest whole number of shares; and

(2) the One Yen Option Exercise Price, plus any taxes due on the One Yen Option Exercise Price and any additional amounts necessary to make the holder whole on an after-tax basis with respect to the One Yen Option Exercise Price.

Company PSUs

Each Company PSU Award that is outstanding immediately prior to the Effective Time will be assumed by Parent and converted into a Parent One Yen Option. Each Parent One Yen Option as so assumed and converted will continue to have and be subject to substantially similar terms and conditions (including vesting and forfeiture, but excluding performance-based vesting conditions) as applied to the related Company PSU Award immediately prior to the Effective Time. As of the Effective Time, each such holder of Company PSU Awards so assumed and converted will receive the sum of:

(1) that number of whole Parent One Yen Options equal to the product of (i) the number of shares of the Company’s Common Stock subject to such Company PSU Awards (determined based on the greater of target and actual achievement of the goals applicable to such Company PSU Award as of immediately prior to the Effective Time) as of immediately prior to the Effective Time and (ii) the quotient obtained by dividing (A) $49.00 by (B) the Average Parent Stock Price, rounded down to the nearest whole number of shares; and

(2) the One Yen Option Exercise Price, plus any taxes due on the One Yen Option Exercise Price and any additional amounts necessary to make the holder whole on an after-tax basis with respect to the One Yen Option Exercise Price.

All of the amounts described in this section will be subject to any applicable withholding taxes and deductions.

Treatment of Purchase Rights under the Employee Stock Purchase Plan

With respect to the Company’s ESPP, the Final Purchase Period shall terminate on the Final Purchase Date for the Final Purchase Period, such Final Purchase Period shall be the final Purchase Period under the ESPP, no individual shall be permitted to increase the rate of such individual’s contributions to the ESPP from such Individual’s rate of contribution in effect as of the date of the Merger Agreement and the Company will not commence a new Purchase Period under the ESPP following such Final Purchase Period. The accumulated payroll deductions of each participant under the ESPP will be used to purchase the Company’s Common Stock on the Final Purchase Date for the Final Purchase Period (with any participant payroll contributions not applied to the purchase of shares returned to the participant), and the ESPP shall terminate as of immediately prior to the Effective Time. Any shares of Common Stock acquired under the ESPP prior to or on the Final Purchase Date will be cancelled and converted into the right to receive the Per Share Merger Consideration.

Treatment of Credit Agreement

Prior to the Closing Date, the Company will use its reasonable best efforts to convert all of its outstanding Eurodollar Borrowings to ABR Borrowings (as such terms are defined in the Credit Agreement) under the Credit Agreement, such that on the Closing Date all of the outstanding Borrowings are ABR Borrowings to the extent that such conversion would reasonably be expected to reduce the overall cost to the Company of such Borrowings and the anticipated break funding cost under the Credit Agreement. Prior to the Closing Date, the Company will timely issue a notice of optional prepayment and a notice of optional termination of commitments in respect of the Credit Agreement pursuant to the applicable terms thereof contemplating prepayment in full on the Closing Date. The Company will use reasonable best efforts to obtain and deliver to Parent at least six (6) business days prior to the Closing Date a payoff letter in customary form and providing the dollar amount required to discharge in full the indebtedness owed under the Credit Agreement, terminating all commitments thereunder on the Closing Date and providing for the release and termination of all applicable liens and guaranties related to the assets and properties of the Company and any of its subsidiaries.

Treatment of Convertible Notes, Bond Hedge and Warrants

The Company will use commercially reasonable efforts to (i) take any actions that may be required by the Indenture, the Bond Hedge and the Warrants, as applicable, to be performed by the Company prior to the Effective Time, including, without limitation, as a result of the execution and delivery of the Merger Agreement and the consummation of the Merger and the other Transactions, including, as may be applicable, the giving of any notices, announcements, certificates, opinions, documents or instruments that the Company may be required to give prior to the Effective Time and (ii) provide to Parent reasonable prior notice of any such action, including, without limitation, a draft of any writing to be provided in connection with such required actions.

Upon Parent’s request, prior to the Effective Time, the Company will use commercially reasonable efforts to (i) engage in discussions with the Call Spread Dealer with respect to, and cooperate with Parent to obtain the consent of the Call Spread Dealer for, the termination, at or as promptly as practicable following the Effective Time, of the Bond Hedge and the Warrants and (ii) involve Parent in any discussions or negotiations with the Call Spread Dealer with respect to the termination, settlement, cancellation, adjustment, modification and/or payment (in each case in whole or in part) of, as applicable, the Bond Hedge or the Warrants in connection with the consummation of the Merger. Prior to the Effective Time, the Company will not (i) make any amendments, modifications or other changes to the terms of, or agree to any adjustment under or amounts due upon termination, cancellation or early settlement of the Bond Hedge or the Warrants or (ii) exercise any right it may have to terminate, or cause the early settlement or cancellation of, any of the Bond Hedge or the Warrants, in either such case, without the prior written consent of Parent.

Exchange and Payment Procedures

Prior to the Effective Time, Parent or Merger Sub will designate a bank or trust company reasonably acceptable to the Company, which we refer to as the “Exchange Agent,” to make payments of the Per Share Merger Consideration to stockholders. Within one business day after the Effective Time, Parent or Merger Sub will deposit with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the aggregate amount of Per Share Merger Consideration to stockholders (the “Exchange Fund”), in each case, for the sole benefit of the holders of shares of Common Stock.

As soon as reasonably practicable (and in any event within three business days) after the Effective Time, the Exchange Agent will mail to each holder of record of stock certificates or book-entry shares and whose shares of Common Stock were converted into the right to receive the Per Share Merger Consideration (i) a letter of transmittal and (ii) instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for their portion of the aggregate amount of Per Share Merger Consideration (the “Merger Consideration”). Upon receipt of (1) surrendered certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of Common Stock, as applicable, and (2) a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive the Merger Consideration in exchange therefor. The amount of any Merger Consideration paid to the Company’s stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the Exchange Agent is not claimed within twelve months following the Effective Time, such cash will be returned to Parent, upon demand, and any holders of Common Stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Corporation and Parent as general creditor for payment of the Merger Consideration.

The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event any certificates have been lost, stolen or destroyed, then before such stockholder will be entitled to receive the Merger Consideration, such stockholder will have to provide an affidavit of the loss, theft or destruction, and if required by Parent or the Exchange Agent, deliver a bond in such amount as Parent or the payment agent may direct as indemnity against any claim that may be made against it with respect to such certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company and Parent. Merger Sub has made representations and warranties in the Joinder Agreement, by which Merger Sub joined the Merger Agreement as a party.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence (each an “Effect,” and collectively, “Effects”) that, individually or in the aggregate, (a) is, or would reasonably be expected to be, materially adverse to the business, assets, properties, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no Effects relating to the following will be deemed, either alone or in combination, to be or constitute a “Company Material Adverse Effect” or be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur:

(i)	changes in the industry in which the Company and the Company Subsidiaries operate;

(ii)	general economic conditions;

(iii)	changes in securities markets, credit markets, currency markets or other financial markets;

(iv)	political conditions or changes in such conditions or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism);

(v)	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events;

(vi)	changes in Law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof);

(vii)

the negotiation, announcement (whether or not authorized by the Parties, including any pre-signing reports in the press or otherwise, reporting on a potential transaction among the Parties or otherwise relating to the acquisition of the Company), pendency or consummation of the Merger Agreement or the Transactions, including the identity of, or Effects relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding plans, proposals or projections with respect to the Company, the Company Subsidiaries or their employees (including any impact on the relationship of the Company or any the Company Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners);

(viii)

changes in the Company’s stock price or the trading volume (including suspension of trading) of the Company’s stock, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition);

(ix)	any breach, violation or non-performance of any provision of the Merger Agreement by Parent or any of its affiliates;

(x)	actions or omissions required of the Company under the Merger Agreement or taken or not taken at the request of, or with the consent of, Parent or any of its affiliates;

(xi)	any claims or Actions arising from allegations of breach of fiduciary duty or violation of Law or otherwise relating to the Merger Agreement or the Transactions; and

(xii)	any item or matter disclosed in the Company Disclosure Letter or in the Company SEC Reports filed prior to the date of the Merger Agreement.

Notwithstanding the foregoing, to the extent the Effects described in any of the first six items described in the above bullet points disproportionately affect the Company and the Company Subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which the Company and the Company Subsidiaries operate, the incremental disproportionate impact will be taken into account in determining whether there has been a Company Material Adverse Effect.

In addition, “Company Material Adverse Effect” includes any Effects that, individually or in the aggregate would prevent or materially impair or delay the Company from consummating the Merger.

In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Company and its subsidiaries;

•	the Company’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•

the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws to the Company or its subsidiaries or the resulting creation of any lien upon the Company’s assets due to the performance of the Merger Agreement;

•	the capital structure of the Company and its subsidiaries;

•

the absence of any contract relating to the voting of any of the Company’s or its subsidiaries’ securities and of any contractual obligations of the Company and its subsidiaries to acquire any of the Company’s or its subsidiaries’ securities;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•	the Company’s and its subsidiaries’ compliance with laws and possession of necessary permits;

•	compliance with the anti-bribery laws;

•	the accuracy and required filings of the Company’s and its subsidiaries’ SEC filings and financial statements;

•	the Company’s internal accounting controls and procedures;

•	the Company’s disclosure controls and procedures;

•

the conduct of the business of the Company and its subsidiaries in the ordinary course consistent with past practice and the absence of a Company Material Adverse Effect, in each case since July 1, 2018;

•	legal proceedings and orders;

•	employee benefit plans;

•	labor and employment matters;

•	the accuracy of information to be provided in the proxy statement;

•	tangible assets of the Company and its subsidiaries and the absence of certain liens thereon;

•	real property owned or leased by the Company and its subsidiaries;

•	trademarks, patents, copyrights and other intellectual property matters;

•	tax matters;

•	environmental matters;

•	the existence and enforceability of specified categories of the Company’s and its subsidiaries’ material contracts and the violation or breach of or default thereunder;

•	compliance with Nasdaq listing criteria and the absence of listing on any stock exchange other than Nasdaq;

•	insurance matters;

•	payment of fees to brokers in connection with the Merger Agreement;

•	the inapplicability of anti-takeover statutes to the Merger;

•	absence of any transactions, relations or understandings between the Company or any of its subsidiaries and any affiliate or related person;

•	the necessary vote of stockholders in connection with the Merger Agreement;

•	the rendering of J.P. Morgan’s fairness opinion to the Board;

•	export control matters; and

•	the Company’s outstanding indebtedness under its Credit Agreement and Convertible Notes.

Each of Parent (in the Merger Agreement) and Merger Sub (in the Joinder Agreement) has made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and in the Joinder Agreement, respectively. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Parent, its subsidiaries and Merger Sub;

•	Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement and the Joinder Agreement, and the enforceability of the Merger Agreement and the Joinder Agreement;

•	the absence of any conflict, violation or material alteration of any organizational documents, or applicable laws due to the performance of the Merger Agreement or the Joinder Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement and the Joinder Agreement;

•	the absence of litigation;

•	accuracy of information supplied by Parent and Merger Sub for inclusion in this proxy statement;

•	ownership of the Company’s capital stock by Parent and Merger Sub;

•	matters with respect to Parent’s and Merger Sub’s sufficiency of funds;

•	payment of fees to brokers in connection with the Merger Agreement;

•	no necessary vote of stockholders in connection with the Merger Agreement;

•	the operations of Merger Sub; and

•	matters related to Japanese Yen options issued pursuant to the Parent’s stock options terms and conditions.

Some of the representations and warranties in the Merger Agreement and in the Joinder Agreement made by Parent and Merger Sub are qualified as to “materiality” or “Parent Material Adverse Effect.” For purposes of the Merger Agreement and the Joinder Agreement, “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, (i) materially impairs the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement and the Joinder Agreement, (ii) would prevent Parent or Merger Sub from consummating the Merger or (iii) materially delays the consummation of the Transactions.

The representations and warranties contained in the Merger Agreement and in the Joinder Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that during the period of time between September 10, 2018 (which is the date of the signing of the Merger Agreement) and the earlier to occur of the termination of the Merger Agreement or the Effective Time, except as (1) as set forth in the confidential Company Disclosure Letter to the Merger Agreement; (2) expressly contemplated under the Merger Agreement or required by law or Order; or (3) consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), the Company:

(a)

will, and will cause each of its subsidiaries to, subject to the restrictions and exceptions in the Merger Agreement, conduct its business, in all material respects, in the ordinary course of business in a manner consistent with past practice, including, to the extent consistent therewith, using commercially reasonable efforts to preserve intact its and their present business organizations and to preserve its and their present relationships with customers, suppliers and other Persons with whom it and they have material business relations;

(b)	will not, and will cause each of its subsidiaries not to, among other things (subject to certain exceptions set forth in the Merger Agreement):

•	declare or pay any dividends on its outstanding shares of capital stock, except any dividends or dividend equivalent rights with respect to any vested equity awards of the Company;

•	split, combine, reduce or reclassify any of its capital stock;

•

except as required by any Company Plan (as defined in the Merger Agreement): (i) terminate any of its present executive officers or any other employee whose base annual compensation exceeds $300,000, unless the termination is for cause; (ii) grant or provide any retention or change in control bonus payments or benefits or any severance payments to any employee or consultant, except pursuant to those arrangements existing as of the date of the Merger Agreement; (iii) subject to certain exceptions, increase the cash and equity compensation payable or to become payable to any of its employees or individual independent contractors; (iv) take any action to accelerate the vesting or payment date of any equity awards of the Company or other equity-based awards or accelerate any material payment or benefit, or the funding of any material payment or benefit, payable or to become payable under a Company Plan; (v) subject to certain exceptions, hire or retain any person for employment or to be a consultant at the level of vice president or above; or (vi) establish, adopt, enter into, or materially amend any material Company Plan or collective bargaining agreement;

•

make any material change in its financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by law, GAAP or SEC policy;

•	enter into an agreement providing for the acquisition of any corporation, partnership that would be material to the Company and the subsidiaries of the Company, taken as a whole;

•	amend the Company’s governing documents, or permit any of the Company’s subsidiaries to adopt any amendments to its governing documents;

•

issue, deliver, grant, sell, pledge, dispose of or encumber, or subject to any Lien, other than Permitted Liens (each, as defined in the Merger Agreement), any shares in its capital stock or voting securities of the Company or any of its subsidiaries or any securities convertible into or exchangeable for any such shares or voting securities, or any rights, warrants or options to acquire any such shares in its capital stock or voting securities or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

•	acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital;

•

redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness (as defined in the Merger Agreement) for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities, except for borrowings under the Credit Agreement and any other Indebtedness in an amount not to exceed $10,000,000 in aggregate principal amount;

•	make any loans, advances or capital contributions;

•	dispose of, or subject to any Lien, other than Permitted Liens, any of its properties or assets;

•

settle, pay, discharge or satisfy any material Actions (as defined in the Merger Agreement) other than (i) the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company’s consolidated balance sheet as of July 1, 2018, or (ii) those that do not (A) impose any material injunctive relief on the Company or any of the Company’s subsidiaries and (B) involve the payment of money greater than $10,000,000 in excess of existing insurance coverage;

•

commence any Actions seeking monetary damages in excess of $5,000,000 in the aggregate against any person other than (i) for the routine collection of accounts receivable, (ii) in such cases where the Company in good faith determines that failure to commence suit could result in the impairment of a valuable aspect of its business or (iii) for claims to enforce any rights under the Merger Agreement, or otherwise in connection with the Transactions;

•

make (except for elections made in the ordinary course of business consistent with past practice) or change any material Tax (as defined in the Merger Agreement) election; change any Tax accounting period with respect to a material Tax or material method of Tax accounting; file any material amended Tax Return (as defined in the Merger Agreement); settle or compromise any audit or proceeding relating to a material Tax or a material amount of Taxes; except in the ordinary course of business consistent with past practice agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes; enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax or surrender any right to claim a material Tax refund;

•	except in the ordinary course of business, make any new capital expenditure or expenditures in excess of the Company’s anticipated capital expenditure amount or commit to do so;

•

except in the ordinary course of business enter into any Contract (as defined in the Merger Agreement) that would have been a Company Material Contract (as defined in the Merger Agreement) had it been entered into prior to the date hereof, or amend, modify, waive, in any material respect, or terminate any Company Material Contract or Contract that would have been a Company Material Contract had it been entered into prior to the date thereof;

•

enter into any Contract that limits or purports to limit the ability of the Company or any of its subsidiaries, or, upon the consummation of the Merger, Parent or any of Parent’s subsidiaries, to compete with any person, in any line of business or sell, supply or distribute any product or service, in each case, in any geographic area or during any period of time;

•

enter into any Contract that contains any provision that requires the purchase of all or a given portion of the Company’s or any of subsidiary of the Company’s requirements for products or services from a given third party, or any similar provision;

•

enter into any contract for which the performance of the Merger Agreement by the Company or the consummation of the Transactions will result in (i) the termination of such Contract, (ii) trigger the counterparty’s right to terminate such Contract, (iii) a diminishment of rights granted under such Contract to the Company or a subsidiary of the Company, or (iv) the obligation for the Company or any subsidiary of the Company to pay any amount;

•	enter into any Contract that provides for payment by the Company or any subsidiary of the Company of liquidated damages;

•

without good faith prior consultation with the Parent, enter into any contract that (i) provides for warranty by the Company or any of its subsidiaries for a period longer than five years, (ii) guarantees supply by the Company or any of its subsidiaries for a period longer than five years, (iii) provides for pricing commitment to any third party for a period longer than three years, or (iv) provides for an uncapped indemnification obligation on the Company or any of its subsidiaries in connection with infringement of any intellectual property right; or

•	take any action that would or reasonably be expected to result in an adjustment to the conversion rate for any convertible note issued by the Company.

Competing Proposals

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company has agreed not to, and to cause its subsidiaries and its and their respective representatives not to:

(i)	solicit or initiate a Competing Proposal (as defined below) or engage in any discussions or negotiations with respect thereto;

(ii)

provide any non-public information regarding, or access to the properties, personnel, books and records of, the Company or any Company Subsidiary to any person or “group” (as defined under Section 13(d) of the Exchange Act) in connection with or under circumstances that would reasonably be expected to lead to a Competing Proposal;

(iii)	approve or publicly recommend, or propose publicly to approve or recommend, any Competing Proposal;

(iv)

withdraw or change or qualify in a manner adverse to Parent, the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the stockholders of the Company;

(v)

fail to publicly reaffirm the Company Board Recommendation within 10 business days after receipt of a written request by Parent following a Competing Proposal becoming publicly known or the commencement of a tender or exchange offer for any outstanding shares of capital stock of the Company;

(vi)	fail to publicly reaffirm the Company Board Recommendation within 10 business days after any change of directors constituting at least a majority of the Company Board of Directors, or

(vii)	enter into any letter of intent agreement or commitment providing for any Competing Proposal;

(each of the acts described in (iii) — (vi) above shall be referred to as a “Company Change of Recommendation”).

Notwithstanding the restrictions described above, if the Company receives, prior to the adoption of the Merger Agreement by the Company’s stockholders, from any person an unsolicited bona fide written Competing Proposal and the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisor that such Competing Proposal constitutes a Superior Proposal or would reasonably be likely to lead to a Superior Proposal, the Company may:

•

furnish information (including nonpublic information) to the Person making such Competing Proposal if, prior to so furnishing such information, the Company receives (or has previously received) from such Person an executed acceptable confidentiality agreement; and

•	engage in discussions or negotiations with such Person with respect to such Competing Proposal and any changes thereto, including by making counterproposals thereto.

The Company will notify Parent within 24 hours after the receipt of any Competing Proposal and provide Parent with a copy of the Competing Proposal and will keep Parent reasonably informed of the status of discussions relating to any such Competing Proposal. The Company will also, within 24 hours after such determination, advise Parent if the Company determines to begin providing information or to engage in discussions or negotiations concerning a Competing Proposal. The Company will also provide to Parent any material nonpublic information concerning the Company provided to any other Person in connection with any Competing Proposal that was not previously provided to Parent.

For purposes of the Merger Agreement:

“Competing Proposal” means any offer or proposal made by a Person or group (other than a proposal or offer by Parent or any of its Subsidiaries) at any time that contemplates such Person or group acquiring beneficial ownership (as defined under Section 13(d) of the Exchange Act) of at least 20% of the assets (on a consolidated basis with its Subsidiaries, as measured by fair market value as determined in good faith by the Company’s Board) of or equity interest in the Company (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step or series of related transactions), in each case other than the Merger; and

“Superior Proposal” means a bona fide written offer from a third party constituting a Competing Proposal (with references to 20% being deemed to be replaced with references to 50%), which the Board determines in good faith after consultation with the Company’s outside legal and financial advisors to be more favorable to the stockholders of the Company than the Merger, taking into account such factors as the Board considers in good faith to be appropriate (including the terms and conditions of such offer, identity of the Person or group making such offer, the existence of any financing conditions, the conditionality of any financing commitments and the likelihood and timing of consummation); provided, that if the Company Board of Directors determines that financing from a source other than such third party or any of its affiliates is required to consummate such Competing Proposal, such required financing shall be fully committed.

The Board’s Recommendation; Company Board Recommendation Change

As described above, and subject to the provisions described below, the Board has made the recommendation that the holders of shares of Common Stock vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board will not effect a Company Change of Recommendation (as defined above) except as described below.

At any time prior to the adoption of the Merger Agreement by the Company’s stockholders, the Board may make a Company Change of Recommendation (as defined above) in response to a Company Intervening Event (as defined below) if:

•

the Board has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that the failure to make a Company Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Board under applicable Law;

•	the Company has provided Parent with a written notice of such determination and that the Board intends to effect a Company Change of Recommendation; and

•

during the four business day period commencing on the date of Parent’s receipt of such notice the Company has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent (to the extent Parent desires to negotiate) regarding a possible amendment to the Merger Agreement and has considered in good faith any proposals made by Parent, and after taking account of Parent’s proposals, if any, the Board again makes the determination described in the first bullet point above.

At any time prior to the adoption of the Merger Agreement by the Company’s stockholders, the Board may, in response to its receipt of a bona fide written Competing Proposal, make a Company Change of Recommendation or terminate the Merger Agreement to enter into a definitive written agreement providing for such Competing Proposal if:

•

the Board has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that (x) such Competing Proposal constitutes a Superior Proposal, and (y) the failure to make such Company Change of Recommendation or to terminate the Merger Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Board under applicable Law;

•

the Company has provided Parent with a written notice of such determination and that the Board intends to effect a Company Change of Recommendation or that the Company intends to terminate the Merger Agreement; and

•

during the four business day period commencing on the date of Parent’s receipt of such notice the Company has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent and its Representatives (to the extent Parent desired to negotiate) regarding a possible amendment to the Merger Agreement and has considered in good faith any written proposals made by Parent that if accepted by the Company would be binding upon Parent, and after taking account of Parent’s proposals, if any, the Board again makes the determination described in the first bullet point above.

For purposes of the Merger Agreement, “Company Intervening Event” means any change, effect, development, circumstance, condition, state of facts, event or occurrence (a) that was not known to the Board, or the material consequences of which (based on facts known to members of the Board as of the date of the Merger Agreement) were not reasonably foreseeable, as of the date of the Merger Agreement and (b)  that does not relate to any Competing Proposal.

Employee Benefits

As described in further detail in the Merger Agreement, Parent has agreed that for the period commencing at the Effective Time and ending 12 months following the Effective Time (such period, the “Transition Period”), Parent will, or will cause the Surviving Corporation or applicable Subsidiary or affiliate of Parent to provide each employee of the Company or its subsidiaries who continues to be employed by Parent, the Surviving Corporation or any Subsidiary or affiliate of Parent as of the Effective Time (called a “Continuing Employee”) with:

•	at least the same level of base salary or hourly wage rate, as the case may be, that was provided to such Continuing Employee immediately prior to the Effective Time;

•	an annual target cash incentive amount that is no less than the annual target cash incentive amount in effect with respect to such Continuing Employee immediately prior to the Effective Time;

•

an annual equity or comparable incentive opportunity (under Parent’s existing equity or comparable incentive arrangements) that is substantially comparable to the aggregate annual equity incentive opportunity in effect with respect to such Continuing Employee immediately prior to the Effective Time;

•

rate of accrual, maximum accrual and permitted use of paid vacation time or comparable paid time off under terms that are no less favorable than the terms of the Company’s policies governing such vacation or paid time off as in effect on the date of the Merger Agreement; and

•

severance benefits in accordance with such Continuing Employee’s individual employment, severance, change in control or similar agreement in effect as of immediately prior to the Effective Time or, in the absence of any such agreement, in accordance with the IDT Severance Pay Guidelines or IDT Korea Co., Ltd. Regulation on Severance Pay for Officers (as such terms are defined in the Merger Agreement), as applicable.

The Parent has agreed that for the period commencing the Effective Time and ending December 31, 2019, Parent will, or will cause the Surviving Corporation or applicable Subsidiary or affiliate of the Parent to provide each Continuing Employee the opportunity to participate in applicable health (including health savings and flexible spending accounts), welfare, nonqualified cash deferred compensation and defined contribution retirement benefit plans and programs that are substantially comparable, in the aggregate, and at a cost to the Continuing Employee that is substantially comparable in the aggregate, to either (A) those health, welfare and defined contribution retirement benefits provided to such Continuing Employee immediately prior to the Effective Time or (B) those provided by Parent to similarly situated employees of Parent and its Subsidiaries.

Effective as of the Effective Time, Parent and the Surviving Corporation will provide that periods of service with the Company or the Company Subsidiaries will be credited for all purposes under all employee benefit plans maintained by Parent or an affiliate of Parent (including the Surviving Corporation) for the benefit of the Continuing Employees, including vacation or other paid-time-off plans or arrangements, 401(k), pension or other retirement plans and any severance or health or welfare plans (other than for purposes of determining any accrued benefit under any defined benefit pension plan or as would result in a duplication of benefits for the same period of service).

In addition, effective as of the Effective Time, Parent will, and will cause the Surviving Corporation to: (1) ensure that no eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions shall apply with respect to the Continuing Employees under the applicable health, welfare and defined contribution retirement benefits plan of Parent or any affiliate of Parent (except to the extent applicable under Company Plans immediately prior to the Effective Time); (2) waive any and all evidence of insurability requirements with respect to such Continuing Employees to the extent such evidence of insurability requirements were not applicable to the Continuing Employees under the Company Plans immediately prior to the Effective Time; (3) credit each Continuing Employee with all deductible payments, out-of-pocket or other co-payments paid by such employee under the Company Plans prior to the Closing Date during the plan year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of- pocket maximum under any health benefit plan of Parent or an affiliate of Parent for such plan year; and (4) as applicable, credit each Continuing Employee with his or her contribution balances, if any, under the health savings accounts, flexible spending accounts and dependent care spending accounts administered under Company Plans which contributions are made during the Company Plan year in which the Closing occurs.

Effective as of the Effective Time, Parent will adopt and assume the Company’s obligations under the IDT Nonqualified Deferred Compensation Plan (as defined in the Merger Agreement), and shall take all actions reasonably necessary to accomplish such adoption and assumption; provided that Parent may merge the IDT Nonqualified Deferred Compensation Plan into Parent’s nonqualified deferred compensation plan in accordance with Section 409A of the Code at any time.

The Company will make available to the Parent at least 30 calendar days prior to the Effective Time, with respect to each Company Plan, a copy of the Company Plan document, including all currently effective amendments thereto and, to the extent not covered by insurance and otherwise applicable, current statements of assets and liabilities and the Company shall make available to Parent no later than 45 days following the date of the Merger Agreement, all payroll data reasonably necessary to facilitate the issuance of the Parent One Yen Options.

The Merger Agreement does not confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any affiliate of Parent, or interfere with or restrict in any way the rights of Parent and the Surviving Corporation, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any affiliate of Parent and the Continuing Employee and subject to the terms of any severance, benefit or other applicable plan or program covering such Continuing Employee.

Efforts to Close the Merger

Under the Merger Agreement, Parent, Merger Sub and the Company agreed to use reasonable best efforts to take all actions and to do all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other Transactions as soon as practicable after the date of the Merger Agreement.

Indemnification and Insurance

From and after the Effective Time, the Company, Parent, and the Surviving Corporation will indemnify and hold harmless (a) all of the Company’s and the Company Subsidiaries’ past and present directors, officers and employees and (b) each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or any Company Subsidiary (collectively, together with such persons’ heirs, executors, administrators and assigns the “Covered Persons”), (i) against any costs and expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened action or investigation, whether civil, criminal, administrative or investigative, arising out of acts or omissions occurring at or prior to the Effective Time and (ii) for acts or omissions occurring in connection with the process resulting in and the adoption and approval of the Merger Agreement and the consummation of the Transactions.

In addition, from and after the Effective Time, the Company, Parent, and the Surviving Corporation will advance expenses (including reasonable legal fees and expenses) incurred in the defense of any action or investigation with respect to the matters subject to indemnification described in the immediately preceding sentence in accordance with the procedures (if any) set forth (a) in the Company’s or any of its subsidiary’s certificate of incorporation or bylaws (or, to the extent applicable, other organizational or governance documents) and (b) in indemnification agreements, if any, in existence on the date of the Merger Agreement.

For not less than six years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Company’s certificate of incorporation and bylaws. If any action or investigation (whether arising before, at or after the Effective Time) is made against any Covered Person with respect to matters subject to indemnification under the Merger Agreement on or prior to the sixth anniversary of the Effective Time, the obligations described above will continue in effect until the final disposition of such action or investigation. Following the Effective Time, the indemnification agreements, if any, in existence on the date of the Merger Agreement with any of the directors, officers or employees of the Company or any of its subsidiaries will be assumed by the Surviving Corporation, and will continue in full force and effect in accordance with their terms.

The Merger Agreement also provides that for not less than six years from and after the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, maintain for the benefit of the Covered Persons, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than our and our subsidiaries’ existing policies relating to errors and omissions of directors and officers or, if substantially equivalent insurance coverage is unavailable, the best available coverage, provided that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement, but in such case shall purchase as much coverage as is available for such amount.

Under the Merger Agreement, prior to the Effective Time, the Company may purchase prepaid “tail” policies which provide the Covered Persons with coverage for an aggregate period of at least six years from and after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time, including the Transactions. If the Company obtains these prepaid policies, the Surviving Corporation will maintain such policies in full force and effect, and continue to honor the obligations thereunder.

Other Covenants

Special Meeting of Stockholders

The Company agreed (in accordance with applicable law and the Company’s organizational documents) to establish a record date for, duly call, give notice of, and schedule a special meeting of the Company’s stockholders for the purpose of voting upon the adoption of the Merger Agreement. As promptly as reasonably practicable after this proxy statement is approved (or is deemed to have been approved) by the SEC for dissemination to the Company’s stockholders, the Company will mail the proxy statement to the Company’s stockholders and, subject to any postponement and adjournment provided in the Merger Agreement, the Special Meeting will be held not later than 45 days after the mailing of the proxy statement to the Company’s stockholders, provided that the Company shall not be required to hold the Special Meeting prior to January 3, 2019.

Stockholder Litigation

The Company agreed (i) to give Parent the opportunity to participate in the Company’s defense or settlement of any stockholder litigation against the Company and/or its directors or executive officers relating to the Merger Agreement and/or the Merger; and (ii) not to settle or offer to settle any litigation commenced after the date of the Merger Agreement against the Company or its directors, executive officers or similar persons by any stockholder of the Company relating to the Merger Agreement and/or the Merger without the prior written consent of Parent.

Conditions to the Closing of the Merger

The respective obligations of each party to consummate the Merger is subject to the satisfaction or waiver (to the extent permitted by applicable law) on or prior to the Closing Date of each of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of the Company’s stockholders;

•

no governmental authority in any jurisdiction that is material for the business and operations of the Company and Parent, taken together, has by any law or order restrained, enjoined or otherwise prohibited the consummation of the Merger that remains in effect;

•

(1) expiration or termination of the applicable waiting period under the HSR Act; (2) clearance or approval by the Anti-Monopoly Bureau of the State Administration for Market Regulation in the PRC; (3) clearance or approval by the Federal Cartel Office in Germany or expiry of the mandatory waiting period; (4) clearance by the Hungarian Competition Authority or expiry of the mandatory waiting period; and (5) clearance or approval by the Fair Trade Commission in South Korea;

•

approval or clearance of the Merger by CFIUS, or, if CFIUS has sent a report to the President of the United States requesting the President’s decision, either non-action by the President within 15 days from the date on which CFIUS completed its investigation or approval or clearance by the President; and

•	expiration of the applicable waiting period under ITAR, 22 C.F.R. § 122.4(b), following written notice to the Directorate of Defense Trade Controls with respect to the Transactions.

The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or written waiver on or prior to the Closing Date of each of the following conditions:

•	with specified qualifications and exceptions, the continued truth and correctness of the Company’s representations and warranties contained in the Merger Agreement as of the Closing Date;

•

the Company having complied with or performed, in all material respects, the covenants, obligations and agreements to be complied with or performed by it under the Merger Agreement prior to the Effective Time;

•

no Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement — Representations and Warranties”) shall have occurred since September 10, 2018, and be continuing; and

•

the receipt by Parent of a certificate dated as of the Closing Date and signed on behalf of the Company by the Company’s chief executive officer or chief financial officer, to the effect that the conditions described in the preceding three items have been satisfied.

The obligation of the Company to consummate the Merger will be subject to the satisfaction or written waiver on or prior to the Closing Date of each of the following conditions:

•

with specified qualifications and exceptions, the continued truth and correctness of the representations and warranties of (i) Parent contained in the Merger Agreement and (ii) Merger Sub contained in the Joinder Agreement, in each case as of the Closing Date;

•

each of Parent and Merger Sub having complied with or performed, in all material respects, the covenants, obligations and agreements to be complied with or performed by it under the Merger Agreement and the Joinder Agreement on or prior to the Closing Date;

•

no Parent Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) shall have occurred since September 10, 2018, and be continuing; and

•

the receipt by the Company of (i) a certificate, dated as of the Closing Date and signed on behalf of the Parent and Merger Sub by the chief executive officers or chief financial officers of Parent and Merger Sub, to the effect that the conditions described in the preceding three items have been satisfied and (ii) the Joinder Agreement (to the extent not previously delivered), duly executed by Merger Sub.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:

•	by mutual written consent of the Company and Parent;

•

by either the Company or Parent if a Governmental Authority of competent jurisdiction (in any case in a jurisdiction that is material to the business and operations of the Company and Parent, taken together) has issued a final and nonappealable Adverse Law or Order that remains in effect and that permanently restrains, permanently enjoins or otherwise permanently prohibits the consummation of the Merger;

•	by Parent, if:

(i)

there has been a breach by the Company of its representations, warranties or covenants contained in the Merger Agreement such that any of the conditions relating to the obligations of Parent and Merger Sub to consummate the Merger is not reasonably capable of being satisfied while such breach is continuing;

(ii)	Parent has delivered to the Company written notice of such breach; and

(iii)

either such breach is not capable of cure in a manner sufficient to allow satisfaction of these conditions prior to 11:56 p.m., Eastern Time, on June 10, 2019 (the “Outside Date”) or at least 45 days have elapsed since the date of delivery of such written notice to the Company and such breach has not been cured in all material respects;

•	by the Company if:

(i)

there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in the Merger Agreement or the Joinder Agreement in any case, such that any condition relating to the obligation of the Company to consummate the Merger is not reasonably capable of being satisfied while such breach is continuing;

(ii)	the Company has delivered to Parent written notice of such breach; and

(iii)

either such breach is not capable of cure in a manner sufficient to allow satisfaction of these conditions prior to the Outside Date or at least 45 days have elapsed since the date of delivery of such written notice to Parent and such breach has not been cured in all material respects;

•

by either Parent or the Company, if the Effective Time has not occurred on the Outside Date, provided that (i) if on the Outside Date all of the conditions to Closing, other than certain exceptions contained in the Merger Agreement, the Outside Date will automatically be extended one time for an additional three months; and (ii) on the Outside Date as so extended pursuant to the preceding clause, all of the conditions to Closing, other than certain exceptions contained in the Merger Agreement, shall have been satisfied or waived, the Outside Date will automatically be extended one additional time by an additional three months;

•	by Parent, if, prior to adoption of the Merger Agreement by stockholders, the Company materially and willfully breaches its obligations described above under the captions “The Merger Agreement —

Competing Proposal” and “The Merger Agreement — The Board’s Recommendation; Company Board Recommendation Change” or the Board (or any committee thereof) has effected a Company Change of Recommendation (as defined above);

•

by either the Company or Parent, if the Company’s stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof, in each case at which a vote on such approval was taken; and

•

by the Company in order to accept a Superior Proposal in accordance with the requirements set forth in the Merger Agreement, provided that as a condition to such a termination of the Merger Agreement by the Company, the Company pays Parent the Company Termination Fee (as defined below).

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will become null and void and there will be no liability of any party to the other parties, as applicable, except that certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to reimbursement of expenses. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Parent and the Company, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fees

Termination Fee Payable by the Company

If the Merger Agreement is terminated in specified circumstances, the Company has agreed to pay Parent a termination fee of $166,400,000 (the “Company Termination Fee”).

Parent will be entitled to receive the Company Termination Fee from the Company in the following circumstances:

•

The Merger Agreement is terminated by the Company in order to accept a Superior Proposal in accordance with the requirements described above under the caption: “The Merger Agreement — The Board’s Recommendation; Company Board Recommendation Change;”

•

The Merger Agreement is terminated by Parent because, prior to adoption of the Merger Agreement by stockholders, the Company materially and willfully breached its obligations described above under the captions “The Merger Agreement — Competing Proposal” and “The Merger Agreement — The Board’s Recommendation; Company Board Recommendation Change” or the Board (or any committee thereof) has effected a Company Change of Recommendation (as defined above); or

•

(A) the Merger Agreement is terminated by Parent or the Company because (i) the Effective Time has not occurred on the Outside Date (but solely in the event that the stockholders have failed to adopt the Merger Agreement), or (ii) the Company’s stockholders have failed to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof, in each case at which a vote on such approval was taken; (B) a bona fide Competing Proposal (as defined below) made by a Third Party that is reasonably capable of consummating such Competition Proposal has been publicly disclosed after the date of the Merger Agreement and prior to the date of such termination and has not been withdrawn prior to the Outside Date or the date of the Company Special Meeting, as applicable; and (C) within 12 months after such termination, the Company either consummates a Competing Proposal or enters into a definitive agreement with respect to any Competing Proposal and such Competing Proposal (or any “superior proposal” permitted by the terms of such Competing Proposal) is subsequently consummated.

Solely for purposes of the immediately preceding bullet point, the term “Competing Proposal” has the following meaning: Any offer or proposal made by a Person or group (other than a proposal or offer by Parent or any of its Subsidiaries) at any time that contemplates such Person or group acquiring beneficial ownership (as defined under Section 13(d) of the Exchange Act) of at least 50% of the assets (as measured by fair market value as determined in good faith by the Board) of or equity interest in the Company (on a consolidated basis with its Subsidiaries) (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step or series of related transactions), in each case other than the Merger.

Termination Fee Payable by Parent

If the Merger Agreement is terminated in specified circumstances, Parent has agreed to pay to the Company a termination fee of $166,400,000 (the “Parent Termination Fee”).

The Company will be entitled to receive the Parent Termination Fee from Parent if the following requirements set forth in the Merger Agreement are satisfied:

•

All of the conditions set forth in the section above captioned “— Conditions to the Closing of the Merger” that are (i) conditions to each party’s obligations to effect the Merger or (ii) conditions to obligations of Parent and Merger Sub to effect the Merger, have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing) other than the condition set forth in the fourth or fifth bullet point of the section captioned “— Conditions to the Closing of the Merger” (CFIUS Approval, ITAR); and

•

the Merger Agreement is terminated by either the Company or Parent because a Governmental Authority of competent jurisdiction shall have issued a final and nonappealable Adverse Law or Order that remains in effect and that permanently restrains, permanently enjoins or other wire permanently prohibits the consummation of the Merger; or

•	the Merger Agreement is terminated by either the Company or Parent because the Effective Time has not occurred on the Outside Date; or

•	the Merger Agreement is terminated by the Company as a result of a breach by Parent or Merger Sub of its obligations set forth in the section captioned “—Efforts to Close the Merger.”

Other Material Provisions of the Merger Agreement

Amendment

The Merger Agreement may be amended in a writing signed by the Company, Parent and Merger Sub at any time before or after adoption of the Merger Agreement by the Company’s stockholders. However, after adoption of the Merger Agreement by the Company’s stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Expenses

Except as otherwise expressly provided in the Merger Agreement, all Expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such Expenses, except that Parent shall pay any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar Taxes.

For the purposes of the Merger Agreement, “Expenses” means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, financing sources, accountants, investment bankers, experts and consultants to a party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement, the preparation, printing, filing and mailing of this proxy statement, the solicitation of equityholders and equityholder approvals, any filings with the SEC and all other matters related to the closing of the Merger and the other Transactions.

Governing Law and Jurisdiction

The Merger Agreement is governed by Delaware law. Each of the Company, Parent and Merger Sub submitted to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware.

Specific Performance

In the event of a breach or threatened breach of any covenant or obligation in the Merger Agreement the non-breaching party will be entitled to an injunction, specific performance or other equitable relief to enforce specifically the terms and provisions of the Merger Agreement.

MARKET PRICES AND DIVIDEND DATA

The Company’s Common Stock is listed on Nasdaq under the symbol “IDTI.” As of October 30, 2018, there were 129,002,494 shares of Common Stock outstanding, held by approximately stockholders of record.

The following table presents the high and low intra-day sale prices of the Company’s Common Stock on NASDAQ during the fiscal quarters indicated:

Quarter:	High:	Low:
First Quarter 2017 (from April 4, 2016 to July 3, 2016)	$23.85	$18.49
Second Quarter 2017 (from July 4, 2016 to October 2, 2016)	$23.20	$18.49
Third Quarter 2017 (from October 3, 2016 to January 1, 2017)	$25.60	$19.38
Fourth Quarter 2017 (from January 2, 2017 to April 2, 2017)	$26.66	$23.10
First Quarter 2018 (from April 3, 2017 to July 2, 2017)	$26.34	$22.70
Second Quarter 2018 (from July 3, 2017 to October 1, 2017)	$28.08	$23.07
Third Quarter 2018 (from October 2, 2017 to December 31, 2017)	$33.92	$26.59
Fourth Quarter 2018 (from January 1, 2018 to April 1, 2018)	$34.13	$26.96
First Quarter 2019 (from April 2, 2018 to July 1, 2018)	$35.40	$27.71
Second Quarter 2019 (from July 2, 2018 to October 2, 2018)	$47.45	$31.28
Third Quarter 2019 (from October 3, 2018 to November 8, 2018)	$47.44	$45.85

On November 8, 2018, the latest practicable trading day before the printing of this proxy statement, the closing price for the Company’s Common Stock on Nasdaq was $46.90 per share. You are encouraged to obtain current market quotations for the Company’s Common Stock.

We have never paid cash dividends on our Common Stock. We currently plan to retain any future earnings for use in our business and do not currently anticipate paying cash dividends in the foreseeable future.

Following the Merger, there will be no further market for the Company’s Common Stock and it will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND OFFICERS

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock, as of October 30, 2018, of each person or entity who we know to beneficially own 5% or more of the outstanding shares of Common Stock and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of Common Stock subject to stock options held by that person that are currently exercisable, or exercisable within 60 days of October 30, 2018, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, CA 95138.

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

	Common Stock
	Shares Beneficially Owned	Percent(1)
Blackrock, Inc.(2)	14,950,603	11.30%
The Vanguard Group, Inc.(3)	11,467,755	8.28%
Amariprise Financial, Inc(4)	7,464,314	5.62%
Ken Kannappan(5)	35,105	*
Selena LaCroix(6)	11,526	*
Umesh Padval(7)	53,502	*
Gordon Parnell(8)	88,602	*
Robert Rango(9)	28,228	*
Normal Taffe(10)	41,750	*
Gregory L. Waters(11)	860,403	*
Brian C. White(12)	61,140	*
Sailesh Chittipeddi, Ph.D.(13)	90,700	*
Sean Fan(14)	65,124	*
Dave Shepard(15)	27,601	*
All directors and executive officers as a group (15 persons)(16)	1,570,481	1.22%

*	Less than 1% of the outstanding Common Stock
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of October 30, 2018, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to the Company’s knowledge the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is the Company’s address at 6024 Silver Creek Valley Road, San Jose, CA 95138.

(2)

Based solely on a Schedule 13G/A filed with the SEC on January 23, 2018 by BlackRock, Inc. (“BlackRock”). BlackRock has (a) sole power to vote or direct to vote 14,548,873 shares and (b) sole power to dispose of or direct the disposition of 14,950,603 shares.

(3)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group (“Vanguard”). Vanguard has (a) sole power to vote or direct to vote 260,042 shares; (b) shared power to vote or direct to vote 17,620 shares; (c) sole power to dispose of or direct the disposition of 10,735,839 shares and (d) shared power to dispose or direct the disposition of 266987 shares.

(4)

Based solely on a Schedule 13G filed with the SEC on February 14, 2018 by Ameriprise Financial, Inc. (“AFI”). AFI is the parent company of Columbia Management Investment Advisers, LLC (“CMIA”), and AFI may be deemed to beneficially own the shares reported on this Schedule 13G by CMIA. CMIA has (a) shared power to vote or direct to vote 7,352,842 shares and (b) shared power to dispose or direct the disposition of 7,449,442 shares. AFI has (a) shared power to vote or direct to vote 7,352,842 shares and (b) shared power to dispose or direct the disposition of 7,464,314 shares.

(5)	Represents 25,078 shares beneficially owned by Mr. Kannappan and 10,027 shares subject to options exercisable within 60 days of October 30, 2018.
(6)	Represents 6,387 shares beneficially owned by Ms. LaCroix and 5,139 shares subject to options exercisable within 60 days of October 30, 2018.
(7)	Represents 53,502 shares beneficially owned by Mr. Padval and 0 shares subject to options exercisable within 60 days of October 30, 2018.
(8)	Represents 76,602 shares beneficially owned by Mr. Parnell and 12,000 shares subject to options exercisable within 60 days of October 30, 2018.
(9)	Represents 19,917 shares beneficially owned by Mr. Rango and 8,311 shares subject to options exercisable within 60 days of October 30, 2018.
(10)	Represents 29,250 shares beneficially owned by Mr. Taffe and 12,500 shares subject to options exercisable within 60 days of October 30, 2018.
(11)	Includes 546,515 shares beneficially owned by Mr. Waters and 313,888 shares subject to options exercisable within 60 days of October 30, 2018.
(12)	Includes 51,044 shares beneficially owned by Mr. White and 10,096 shares subject to options exercisable within 60 days of October 30, 2018.
(13)	Includes 88,353 shares beneficially owned by Dr. Chittipeddi and 2,347 shares subject to options exercisable within 60 days of October 30, 2018.
(14)	Includes 35,691 shares beneficially owned by Mr. Fan and 29,433 shares subject to options exercisable within 60 days of October 30, 2018.
(15)	Includes 17,347 shares beneficially owned by Mr. Shepard and 10,254 shares subject to options exercisable within 60 days of October 30, 2018.
(16)	Includes 1,025,887 shares beneficially owned and 554,594 shares subject to options exercisable within 60 days of October 30, 2018.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, the Company will have no public stockholders and there will be no public participation in any future meetings of stockholders of the Company. However, if the Merger is not completed, the Company’s stockholders will continue to be entitled to attend and participate in stockholder meetings.

In light of the execution of the Merger Agreement, the Company does not currently expect to hold an annual meeting of stockholders in 2019.

Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, proposals of stockholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2019, if held, must be received by us at our principal executive offices at 1001 Murphy Ranch Road, Milpitas, California 95035, Attention: Corporate Secretary or Assistant Secretary, no later than the close of business on March 29, 2019; provided, however, that if the date of our 2019 Annual Meeting is not within 30 days before or after September 17, 2019, then your proposal must be received no later than the 90th day prior to the 2019 Annual Meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. Proposals of stockholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2019 must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting.

Our bylaws also provide for separate advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting which is not intended to be included in next year’s proxy statement. To be considered timely under these provisions, the stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices at the address set forth above no earlier than May 20, 2019 and no later than June 19, 2019; provided, however, that if the date of our 2019 annual meeting, if held, is more than 30 days before or more than 60 days after September 17, 2019, the notice must be delivered no earlier than 120 days before the 2019 annual meeting, if held, and no later than 90 days before the 2019 annual meeting, if held, or, if later, no later than the 10th day following the day on which the first public announcement of the date of the 2019 annual meeting, if held, was made. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our bylaws. Our bylaws were filed with the SEC and can be viewed by visiting the SEC’s website at http://www.sec.gov. You may also obtain a copy by writing to our Secretary at our principal executive offices located at 6024 Silver Creek Valley Road, San Jose, California 95138.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Company filings with the SEC are incorporated by reference:

•	Integrated Device Technology, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 1, 2018, filed on May 18, 2018;

•

Integrated Device Technology, Inc.’s Definitive Proxy Statement with respect to the 2018 Annual Meeting of Stockholders, which was filed with the SEC on July 30, 2018 (solely to the extent specifically incorporated by reference into Integrated Device Technology, Inc.’s Annual Report on Form 10-K);

•

Integrated Device Technology, Inc.’s Quarterly Reports on Form 10-Q for the fiscal quarter ended on July 1, 2018, filed on August 7, 2018, and the fiscal quarter ended September 30, 2018, filed on November 6, 2018; and

•	Integrated Device Technology, Inc.’s Current Reports on Form 8-K filed on June 1, 2018, September 11, 2018, September 18, 2018 and October 23, 2018.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge and via first class mail or other prompt means, by requesting them in writing or by telephone from us at the following address and telephone number:

INTEGRATED DEVICE TECHNOLOGY, INC.

Attn: Corporate Secretary

6024 Silver Creek Valley Road

San Jose, CA 95138

(408) 284-8200

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.idt.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

MISCELLANEOUS

The Company has supplied all information relating to the Company, and Parent has supplied, and the Company has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated                  . You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and between

RENESAS ELECTRONICS CORPORATION

and

INTEGRATED DEVICE TECHNOLOGY, INC.

dated as of

September 10, 2018

A-i

A-ii

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of FIRPTA Certificate
Exhibit C	Form of FIRPTA Notification Letter

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”), dated September 10, 2018, is by and between Renesas Electronics Corporation, a Japanese corporation (“Parent”), and Integrated Device Technology, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 9.5 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise. Parent and the Company are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on or about the time of the execution of this Agreement, Parent will incorporate a direct subsidiary under Delaware law named Chapter Two Company, a Delaware corporation (“Merger Sub”), and promptly following its incorporation, Parent will cause Merger Sub to become a Party to this Agreement by executing the Joinder Agreement;

WHEREAS, the Parties wish to effect a business combination through the merger of Merger Sub with and into the Company, with the Company being the surviving entity (the “Merger”);

WHEREAS, in connection with the Merger, each outstanding share of common stock, $0.001 par value per share, of the Company (the “Company Common Stock” or “Company Shares”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) will be automatically converted into the right to receive the Per Share Merger Consideration upon the terms and conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has, on the terms and subject to the conditions set forth herein, determined that this Agreement and the transactions contemplated hereby (the “Transactions”), including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders;

WHEREAS, the Company Board of Directors has adopted resolutions approving the acquisition of the Company by Parent, the execution of this Agreement and the consummation of the Transactions and declaring advisable and recommending that the Company’s stockholders adopt this Agreement (the “Company Board Recommendation”) pursuant to Section 251 of the DGCL;

WHEREAS, the board of directors of Parent (the “Parent Board of Directors”) has, on the terms and subject to the conditions set forth herein, determined that this Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Parent and its stockholders;

WHEREAS, the Parent Board of Directors has adopted resolutions approving the acquisition of the Company by Parent, the execution of this Agreement and the consummation of the Transactions; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties agree as follows:

AGREEMENT

ARTICLE I.

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, whereupon the separate existence of Merger Sub will cease, with the Company surviving the Merger (the Company, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Corporation”), such that following the Merger, the Surviving Corporation will be a direct wholly owned subsidiary of Parent. The Merger will have the effects provided in this Agreement and as specified in the DGCL.

Section 1.2 Closing. The closing of the Merger (the “Closing”) will take place at 8:00 a.m., Pacific Time, at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California, on the fifth (5th) business day after the satisfaction or waiver of the last of the conditions set forth in Article VII to be satisfied or (to the extent permitted) waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted) waiver of such conditions at the Closing), unless another date or place is agreed to in writing by the Company and Parent. The date on which the Closing actually takes place is referred to as the “Closing Date”.

Section 1.3 Effective Time. On the Closing Date, the Parties will cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the DSOS as provided under the DGCL and make any other filings, recordings or publications required to be made by the Company or Merger Sub under the DGCL in connection with the Merger. The Merger will become effective at such date and time as the Certificate of Merger is duly filed with the DSOS or on such later date and time as is agreed to by the Company and Parent and specified in the Certificate of Merger (such date and time being hereinafter referred to as the “Effective Time”).

Section 1.4 Governing Documents. Subject to Section 6.4, at the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Surviving Corporation will be amended and restated so as to read in its entirety in the form set forth as the certificate of incorporation of Merger Sub immediately prior to the Effective Time (except that the certificate of incorporation of the Surviving Corporation will provide that the name of the Surviving Corporation will be the name designated by Parent prior to the Effective Time), and as so amended will be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. In addition, subject to Section 6.4, the Company and the Surviving Corporation will take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation will be amended so as to read in their entirety as the bylaws of Merger Sub immediately prior to the Effective Time (except that the bylaws of the Surviving Corporation will provide that the name of the Surviving Corporation will be the name designated by Parent prior to the Effective Time), and as so amended will be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

Section 1.5 Officers and Directors of the Surviving Corporation. At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the individuals designated by Parent prior to the Effective Time shall become the officers and directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors will have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II.

TREATMENT OF SECURITIES

Section 2.1 Treatment of Securities.

(a) Treatment of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or holders of any securities of the Company or of Merger Sub, subject to Section 2.1(d), each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares to be cancelled in accordance with Section 2.1(b) and other than any Dissenting Shares) shall be automatically converted into the right to receive an amount in cash equal to $49.00 (the “Per Share Merger Consideration”), in each case, payable as provided in Section 2.2. From and after the Effective Time, all Company Shares issued and outstanding immediately prior to the Effective Time (including all uncertificated shares of Company Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such Company Shares (each, a “Certificate”)) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each applicable holder of such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration applicable to such Company Shares, or the right to exercise Appraisal Rights in accordance with Section 2.3.

(b) Cancellation of Company Common Stock. At the Effective Time, all Company Shares owned by any Company Subsidiary, Parent, Merger Sub or by any of their respective Subsidiaries shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Treatment of Merger Sub Common Stock. At the Effective Time, each issued and outstanding share of common stock of Merger Sub shall be automatically converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(d) Adjustment. Any number or amount herein that is based upon a number or fraction of shares of Company Common Stock shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock outstanding after the date of this Agreement and prior to the Effective Time.

Section 2.2 Payment for Securities; Surrender of Certificates.

(a) Exchange Fund. Prior to the Effective Time, Parent or Merger Sub shall designate a bank or trust company reasonably acceptable to the Company to act as the exchange agent in connection with the Merger (the “Exchange Agent”). The Exchange Agent shall also act as the agent for the holders of Company Common Stock for the purpose of receiving and holding their Certificates and Book-Entry Shares and shall obtain no rights or interests in the shares represented thereby. Within one (1) business day after the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the aggregate amount of Per Share Merger Consideration (the “Exchange Fund”), in each case, for the sole benefit of the holders of Company Shares. In the event that the Exchange Fund shall be insufficient to pay the aggregate amount of all Per Share Merger Consideration, Parent shall, or shall cause Merger Sub to, promptly deposit additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Per Share Merger Consideration out of the Exchange Fund in

accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The Exchange Fund shall be invested by the Exchange Agent as reasonably directed by Parent; provided, however, that (1) any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and (2) no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any interest and other income resulting from such investments shall be paid to Parent or the Surviving Corporation (at the election of Parent) on the earlier of (A) one year after the Effective Time or (B) the full payment of the Exchange Fund.

(b) Procedures for Surrender. As soon as reasonably practicable, and in any event within three business days, after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates or Book-Entry Shares and whose Company Shares were converted pursuant to Section 2.1 into the right to receive the Per Share Merger Consideration (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares, as applicable, to the Exchange Agent and shall be in such customary form as Parent may reasonably specify and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for payment of the Per Share Merger Consideration into which such Company Shares have been converted pursuant to Section 2.1. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Exchange Agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto and a properly executed IRS Form W-8 or W-9, as applicable, Parent shall pay or cause the Exchange Agent to pay to the holder of such Certificate or Book-Entry Share in exchange therefor the applicable Per Share Merger Consideration pursuant to the provisions of this Article II for each Company Share formerly represented by such Certificate or Book-Entry Share, within three business days following the later to occur of (x) the Effective Time or (y) the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (A) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not required to be paid. Payment of the applicable Per Share Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Per Share Merger Consideration as contemplated by this Article II, without interest thereon.

(c) Transfer Books; No Further Ownership Rights in Company Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Shares on the records of the Company. From and after the Effective Time, the holders of Certificates or Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Shares represented thereby except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d) Termination of Exchange Fund; No Liability. At any time following 12 months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Exchange Agent’s routine administrative procedures, to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the applicable Per Share Merger Consideration, payable upon due surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b) (with Parent acting as the Exchange Agent), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, Merger Sub, or the Exchange Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Per Share Merger Consideration, dividends, or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar applicable Law.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof (such affidavit to be in a form reasonably satisfactory to Parent and the Exchange Agent), the Per Share Merger Consideration payable in respect thereof pursuant to Section 2.1 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against Parent, Merger Sub or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

Section 2.3 Dissenter’s Rights.

(a) Notwithstanding anything in this Agreement to the contrary, Company Shares issued and outstanding immediately prior to the Effective Time and held by holders of record who did not vote in favor of the adoption of this Agreement (or consent thereto in writing) and are entitled to demand, and have properly demanded, appraisal of such Company Shares (“Dissenting Shares”) pursuant to, and who have complied in all respects with, Section 262 of the DGCL (the “Appraisal Rights”) shall not be converted into the right to receive the Per Share Merger Consideration payable pursuant to Section 2.1, but instead at the Effective Time shall be converted into the right to receive payment of the fair value of such Company Shares in accordance with the Appraisal Rights (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the appraised value of such Dissenting Shares to the extent afforded by the Appraisal Rights); provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair value of such Dissenting Shares under the Appraisal Rights, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall automatically convert into and shall represent only the right to receive the Per Share Merger Consideration payable pursuant to Section 2.1.

(b) The Company shall give prompt notice to Parent of any demands received prior to the Effective Time by the Company for the exercise of Appraisal Rights, of any withdrawals of such demands and of any other instruments served pursuant to the DGCL and received by the Company relating to Appraisal Rights, and Parent shall have the opportunity, at Parent’s expense, to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

Section 2.4 Treatment of Company Equity Awards.

(a) Stock Options. At the Effective Time, each option to purchase shares of Company Common Stock granted by the Company (a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested and without any action on the part of Parent, Merger Sub, the Company, the holder of such Company Option or any other Person, will be cancelled and converted at the Effective Time into the right to receive from the Surviving Corporation an amount in cash equal to the product of (x) the aggregate number of Company Shares subject to such Company Option, and (y) the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price under such Company Option. Notwithstanding the foregoing, each Company Option that is outstanding and unexercised as of the Effective Time with a per share exercise price that is equal to or greater than the Per Share Merger Consideration, will, as of the Effective Time, be canceled without the payment of any consideration therefor.

(b) RSUs and PSUs.

(i) Each Company RSU (or portion thereof) that is an Accelerated RSU (excluding any Director RSU) shall, without any action on the part of the holder thereof, be cancelled and converted at the Effective Time into the right to receive that number of whole vested and exercisable Parent One Yen Options equal to (X) the product of (i) the number of shares of Company Common Stock subject to such Company RSU (or portion thereof) and (ii) the quotient obtained by dividing (A) the Per Share Merger Consideration by (B) the Average Parent Stock Price, rounded down to the nearest whole number of shares, plus (Y) a cash payment on the date of exercise of such Parent One Yen Options equal to the aggregate exercise price that would be due upon such exercise (the “One Yen Option Exercise Price”), plus any taxes due on the One Yen Option Exercise Price and any additional amounts necessary to make the holder whole on an after-tax basis with respect to the One Yen Option Exercise Price. For the avoidance of doubt, the holder shall be responsible for all other Taxes due upon the vesting and exercise of such award following the Closing pursuant to its terms. Notwithstanding anything in this Section 2.4 to the contrary, Parent may, in its sole and absolute discretion, and Parent will, in the circumstances set forth on Schedule 2.4(b)(i), in lieu of the issuance of Parent One Yen Options for the Company RSUs described in this Section 2.4(b)(i), pay an amount in cash equal to the product of (A) the number of shares of Company Common Stock subject to such Company RSU (or portion thereof) and (B) the Per Share Merger Consideration.

(ii) Each Director RSU that is outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be cancelled and converted at the Effective Time into the right to receive an amount in cash equal to the product of (A) the number of shares of Company Common Stock subject to such Company RSU (or portion thereof) and (B) the Per Share Merger Consideration.

(iii) Each (A) Company RSU (or portion thereof) that is not described in Section 2.4(b)(i) or 2.4(b)(ii) and (B) Company PSU (or portion thereof), in each case, that is outstanding immediately prior to the Effective time shall, without any action on the part of the holder thereof, be assumed by Parent and converted into a Parent One Yen Option in accordance with this Section 2.4(b). Each Parent One Yen Option as so assumed and converted shall continue to have and be subject to substantially similar terms and conditions (including vesting and forfeiture, excluding any performance-based vesting conditions applicable to Company PSUs) as were applied to the Company RSUs or Company PSUs immediately prior to the Effective Time. As of the Effective Time, each such holder of Company RSUs and Company PSUs so assumed and converted will receive that number of whole Parent One Yen Options equal to (X) the product of (i) the number of shares of Company Common Stock subject to such Company RSUs or Company PSUs (determined based on the greater of target and actual achievement of the goals applicable to such Company PSU as of immediately prior to the Effective Time) held by such holder as of immediately prior to the Effective Time and (ii) the quotient obtained by dividing (A) the Per Share Merger Consideration by (B) the Average Parent Stock Price, rounded down to the nearest whole number of shares, plus (Y) the One Yen Option Exercise Price, plus any taxes due on the One Yen Option Exercise Price and any additional amounts necessary to make the holder whole on an after-tax basis with respect to the One Yen Option Exercise Price. For the avoidance of doubt, the holder shall be responsible for all other Taxes due upon the vesting and exercise of such award following the Closing pursuant to its terms. Notwithstanding anything in this Section 2.4(b)(iii) to the contrary, Parent may, in its sole and absolute discretion, and Parent will, in the circumstances set forth on Schedule 2.4, in lieu of the issuance of Parent One Yen Options for the Company RSUs and Company PSUs described in this Section 2.4(b)(iii), pay an amount in cash equal to the product of (A) the number of shares of Company Common Stock subject to such Company RSU or Company PSU (or portion thereof) and (B) the Per Share Merger Consideration.

(iv) Parent shall take all actions necessary prior to the Closing to (A) register the Parent One Yen Options and the shares of Parent’s common stock underlying the Parent One Yen Options under the Securities Act and any other applicable securities laws or (B) cause the issuance of the Parent One Yen Options and the shares of Parent’s common stock underlying the Parent One Yen Options to qualify under an exemption from registration under the Securities Act and any other applicable securities laws, and shall take all actions necessary so that any shares of Parent’s common stock issuable on the vesting and/or exercise of the Parent One Yen Options are listed on the Tokyo Stock Exchange.

(c) Company ESPP. With respect to the Company ESPP, the Company will take all actions reasonably necessary to provide that:

(i) the outstanding “Purchase Period” (as defined in the Company ESPP) that is in progress as of the date of this Agreement (the “Final Purchase Period”) shall terminate on the scheduled purchase date (the “Final Purchase Date”) for the Final Purchase Period, such Final Purchase Period shall be the final Purchase Period under the Company ESPP, no individual shall be permitted to increase the rate of such individual’s contributions to the Company ESPP from such individual’s rate of contribution in effect as of the date of this Agreement and the Company shall not commence a new Purchase Period under the ESPP following such Final Purchase Period;

(ii) the accumulated payroll deductions of each participant under the Company ESPP will be used to purchase Company Common Stock on the Final Purchase Date for the Final Purchase Period (with any participant payroll contributions not applied to the purchase of shares returned to the participant); and

(iii) the Company ESPP shall terminate as of immediately prior to the Effective Time. Any Company Shares acquired under the Company ESPP prior to or on the Final Purchase Date will be treated as outstanding Company Shares for purposes of Section 2.1.

(d) 10b5-1 Plan. With respect to the Company’s 10b5-1 Plan, the Company shall notify the Broker (as defined in the 10b5-1 Plan) that the 10b5-1 Plan shall terminate (or otherwise be suspended during the pendency of the Merger) on or prior to the fifth (5th) U.S. business day following the date hereof.

(e) Company’s Obligations. As soon as reasonably practicable following the date of this Agreement, the Company (and the Company Board of Directors and any applicable committees thereof) and Parent (and the Parent Board of Directors and any applicable committees thereof) will take all actions and adopt such resolutions as may be required to give effect to and accomplish the transactions contemplated by this Section 2.4.

(f) Parent’s Obligations. Parent shall cause the Surviving Corporation to make the payments due under Section 2.4(a) and Section 2.4(b) and Parent shall take all actions necessary to ensure that the Surviving Corporation has cash sufficient to satisfy the payment obligations set forth in this Section 2.4, including, to the extent necessary, depositing with the Surviving Corporation the amounts due under this Section 2.4, including the employer’s share of employment Taxes, at or prior to any applicable vesting or payment date. In each case, the Surviving Corporation shall make all payments due under this Section 2.4 promptly through a special payroll within five (5) business days following the Closing Date.

Section 2.5 Withholding. Parent, Merger Sub and the Surviving Corporation shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable to a holder of Company Common Stock or Company Equity Awards pursuant to this Agreement, any amounts that are required to be withheld or deducted with respect to such consideration pursuant to the Code, or any applicable provisions of state, local or foreign Tax Law. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made.

Section 2.6 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (i) the reports, schedules, forms, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC since April 1, 2015 and prior to the date of this Agreement (excluding any forward looking disclosures or “risk factors” set forth therein, in each case, to the extent that such statements are predictive, cautionary, protective or forward-looking in nature) or (ii) the correspondingly numbered Section of the disclosure letter delivered by the Company to Parent (and deemed provided to Merger Sub upon execution of the Joinder Agreement) concurrent with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other Section or subsection of this Agreement to which the relevance of such item is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as set forth below in this Article III.

Section 3.1 Qualification, Organization, Subsidiaries, etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business as a foreign person, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Each Subsidiary of the Company (each, a “Company Subsidiary”) is a direct, or indirect, wholly owned Subsidiary of the Company. Each Company Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except when the failure to be so duly organized, validly existing, in good standing or have such power and authority would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2 Certificate of Incorporation and Bylaws. The Company has made available to Parent a complete and correct copy of the Company Certificate and the Company Bylaws and equivalent organizational documents, each as amended to date, of each Company Subsidiary that is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X of the SEC). Such Company Certificate, Company Bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in material violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

Section 3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 350,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”). All outstanding Company Shares are validly issued, fully paid and nonassessable and are issued free of any preemptive rights. All Company Shares subject to issuance upon the exercise, vesting or conversion of any option, warrant, or other convertible security will, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

(b) As of the close of business on September 7, 2018:

(i) 128,826,921 Company Shares were issued and outstanding;

(ii) No Company Shares were held by any Company Subsidiary;

(iii) 131,122,275 Company Shares were held in the treasury of the Company;

(iv) 708,353 Company Shares were subject to outstanding Company Options;

(v) 6,526,115 Company Shares were issuable pursuant to outstanding Company RSUs and Company PSUs (assuming performance is achieved at maximum levels);

(vi) up to a maximum of 2,702,373 Company Shares were subject to outstanding purchase rights under the Company ESPP (with no more than 140,000 Company Shares being issued in connection with the Final Purchase Date); and

(vii) No shares of Company Preferred Stock were issued or outstanding.

(c) Except for changes since the date specified in Section 3.3(b) resulting from the exercise of Company Options, the exercise of purchase rights under the Company ESPP, the vesting and settlement of Company RSUs and Company PSUs outstanding on such date, the conversion, settlement or repurchase of the Company Convertible Notes, any determination, adjustment, cancellation, termination, exercise, settlement or computation in connection with the Company Warrants or the Company Convertible Note Hedge Obligations, or actions taken after the date of this Agreement in compliance with this Agreement, neither the Company nor any Company Subsidiary has issued or is subject to any (i) options, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary, (ii) shares of capital stock of, or other voting securities or ownership interests in, the Company, or (iii) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting securities (including any bonds, debentures, notes or other indebtedness having voting rights or convertible into securities having voting rights) or ownership interests in the Company or any Company Subsidiary (the items in clauses (i) through (iii) being referred to collectively as the “Company Securities”), other than as described in Section 3.3(b).

(d) There are no voting trusts or other Contracts to which the Company or any Company Subsidiary is a party with respect to the voting of any capital stock of, or other equity interest in, the Company or any Company Subsidiary.

(e) Other than obligations to convert, settle or repurchase the Company Convertible Notes or with respect to any determination, adjustment, cancellation, termination, exercise, settlement or computation in connection with the Company Warrants or the Company Convertible Note Hedge Obligations, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Shares or any other Company Securities or any capital stock of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person that would be material to the Company and the Company Subsidiaries, taken as a whole. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of any preemptive rights, and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens or Contracts or other limitations on the Company’s or any Company Subsidiary’s voting rights. As of the date hereof, the Conversion Rate (as defined in, pursuant to and subject to adjustment as set forth in the Indenture) for the Company Convertible Notes is 29.892 Company Shares per $1,000 principal amount of the Company Convertible Notes. The consummation of the Merger and the Closing and the other transactions contemplated by this Agreement will constitute a Fundamental Change, a Make-Whole Fundamental Change and a Merger Event (each as defined in the Indenture) pursuant to the Indenture.

(f) The per share exercise price for each currently outstanding Company Option is equal to or greater than the per share fair market value of the underlying Company Shares on the applicable grant date as determined in accordance with the applicable Company Equity Plan. Each Company Equity Award was granted under one of the Company Equity Plans.

Section 3.4 Authority Relative to this Agreement.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (except for (i) receipt of the Company Stockholder Approval and (ii) the filing of the Certificate of Merger with the DSOS). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and the due authorization, execution and delivery by Merger Sub of the Joinder Agreement, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The Company Board of Directors, at a meeting duly called and held, adopted resolutions (i) resolving that this Agreement and the Transactions are fair to, and in the best interests of, the Company and the holders of the Company Common Stock, (ii) approving and declaring advisable this Agreement and the Transactions on the terms and subject to the conditions set forth herein, in accordance with the requirements of the DGCL, and (iii) resolving to make, subject to Section 5.2, the Company Board Recommendation.

Section 3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company Certificate or the Company Bylaws or the equivalent organizational documents of any Company Subsidiary, (ii) subject to obtaining the Company Required Approvals and the Company Stockholder Approval, conflict with or violate any Law or Order applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) subject to obtaining the consents listed in Section 3.5(a) of the Company Disclosure Letter, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, result in the acceleration of any obligation of the Company or a Company Subsidiary, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any Company Material Contract, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) any filings as may be required under the rules and regulations of NASDAQ, (ii) the filing of the Proxy Statement with the SEC, (iii) applicable requirements, if any, of the Securities Act, the Exchange Act and state securities or “blue sky” Laws (“Blue Sky Laws”), (iv) the pre-merger notification requirements of the HSR Act and similar requirements in foreign countries under applicable Antitrust Laws, (v) the provisions of the DGCL, (vi) the submission of a joint voluntary notice relating to the Transactions to CFIUS and any other related filings or requirements under 31 C.F.R. Part 800 and Section 721 of the Defense Production Act of 1950, as amended and codified at 50 U.S.C. Section 4565 (“Section 721”) in order to obtain the CFIUS Approval, (vii) the ITAR/EAR Approval (collectively, the

“Company Required Approvals”) and (viii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Authority, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.6 Permits; Compliance.

(a) Each of the Company and the Company Subsidiaries are in possession of all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Permits”), except where the failure to hold or to comply with, or the suspension or cancellation of, or failure to be valid or to be in full force and effect of, any of the Permits, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in conflict with, default under or violation of any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, except for any conflicts, defaults or violations as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Since April 1, 2015, none of the Company, any of its Subsidiaries or any Representative of the Company or any of its Subsidiaries, or any other Person acting on behalf of the Company or any of its Subsidiaries (including consultants, distributors, resellers and any other business intermediaries) has, directly or indirectly, taken any action which would cause them to be in violation of: (i) the principles set out in the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (ii) the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder; (iii) the UK Bribery Act 2010; and (iv) any other applicable anticorruption and/or anti-bribery laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any governmental authority of any jurisdiction applicable to the Company or its Subsidiaries (whether by virtue of jurisdiction or organization or conduct of business) (collectively, the “Applicable Anticorruption Laws”).

(c) Since April 1, 2015, none of the Company, any of its Subsidiaries, or any Representatives of the Company or any of its Subsidiaries, or any other Person acting on behalf of the Company or any of its Subsidiaries (including consultants, distributors, resellers, and any other business intermediaries), has, directly or indirectly, offered, paid, promised to pay, or authorized a payment, of any money or other thing of value (including any fee, gift, sample, commission payment, discount, travel expense, or entertainment) to any of the following persons for the purpose of influencing any act or decision of such person in his official capacity, inducing such person to do or omit to do any act in violation of the lawful duty of such official, securing any improper advantage, or inducing such person to use his influence with a non-U.S. government or instrumentality thereof to affect or to influence any act or decision of such government or instrumentality, in order to assist the Company in obtaining or retaining business for or with, or directing the business to, any Person: (i) any person who is an agent, representative, official, officer, director, or employee of any non-U.S. government or any department, agency, or instrumentality thereof (including officers, directors, and employees of state-owned, operated or controlled entities) or of a public international organization; (ii) any person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, or public international organization; (iii) any political party or official thereof; (iv) any candidate for political or political party office (such recipients in paragraphs (i), (ii), (iii) and (iv) of this subsection (c) collectively, “Government Officials”); or (v) any other individual or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any Government Official (“Prohibited Payments”).

(d) There are no current, pending, or, to the knowledge of the Company, threatened charges, proceedings, investigations, audits, or complaints against the Company or any of its Subsidiaries or, to the knowledge of the Company, any Representative or affiliate of the Company or any of its Subsidiaries with respect to any Applicable Anticorruption Laws.

(e) The Company and its Subsidiaries have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed and access to assets is permitted only in accordance with the Company’s or its Subsidiaries’ applicable policies and procedures and management’s general or specific authorization, and (ii) transactions have been recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets, and the Company has otherwise established reasonable and adequate internal controls and procedures intended to ensure compliance with Applicable Anticorruption Laws.

(f) Since April 1, 2015, the books, records and accounts of the Company and its Subsidiaries have at all times accurately and fairly reflected, in reasonable detail, the transactions and dispositions of their respective funds and assets. Since April 1, 2015, there have not been any false or fictitious entries made in the books, records or accounts of the Company or any of its Subsidiaries relating to any illegal payment or secret or unrecorded fund, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund.

(g) Since April 1, 2015, none of the Company, any of its Subsidiaries, or any Representatives of the Company or any of its Subsidiaries, or any other Person acting on behalf of the Company or any of its Subsidiaries (including consultants, distributors, resellers, and any other business intermediaries), have made any payments or transfers of value with the intent, or which have the purpose or effect, of engaging in commercial bribery, or acceptance of or acquiescence in kickbacks or other unlawful or improper means of obtaining business.

(h) Notwithstanding anything contained in this Section 3.6, no representation or warranty will be deemed to be made in this Section 3.6 in respect of the matters referenced in Section 3.7(a) or in respect of environmental, Tax, export control, employee benefits, intellectual property or labor matters.

Section 3.7 SEC Filings; Financial Statements.

(a) The Company has filed all forms, reports and other documents required to be filed by it with the SEC since April 1, 2015 (such documents filed since April 1, 2015 and those filed by the Company with the SEC subsequent to the date of this Agreement, if any, including any amendments thereof, the “Company SEC Reports”). At the time it was filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each Company SEC Report (i) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the Sarbanes-Oxley Act of 2002 (“SOX”) and the applicable rules and regulations promulgated thereunder, and (ii) did not, at the time it was filed (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such filing) or, with respect to Company SEC Reports filed after the date of this Agreement, will not, subject to the second to last sentence of Section 3.12, contain any untrue statement of a material fact, or omit to state a material fact, required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements contained in the Company SEC Reports (i) complied as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis with the Company’s past practices throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC), and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

(c) Except as and to the extent set forth in the consolidated balance sheet of the Company and its consolidated Company Subsidiaries as of July 1, 2018, including the notes thereto (the “Most Recent Company Balance Sheet”), neither the Company nor any Company Subsidiary has any liability or obligation of any nature

(whether accrued, absolute, contingent or otherwise) required by GAAP to be disclosed on a balance sheet, except for liabilities and obligations (i) incurred since July 1, 2018, in the ordinary course of business in amounts consistent with past practice, (ii) in the form of executory obligations under any Contract to which the Company is a party or is bound, (iii) incurred in connection with the preparation and negotiation of this Agreement or pursuant to this Agreement or in connection with the Transactions and (iv) that otherwise would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Each of the principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Company SEC Reports, and prior to the date of this Agreement, neither the Company nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing such certifications. For purposes of this Section 3.7(d), “principal executive officer” and “principal financial officer” have the meanings given to such terms in SOX. Neither the Company nor any of the Company Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(e) The Company maintains a system of internal controls over financial reporting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) access to assets that could have a material effect on the Company’s financial statements is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f) The Company has in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information that is required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure.

(g) As of the date of this Agreement, (i) there are no outstanding unresolved comments with respect to the Company or the Company SEC Reports noted in comment letters or, to the knowledge of the Company, other correspondence received by the Company or its attorneys from the SEC, and (ii) to the knowledge of the Company, there are no pending (A) formal or informal investigations of the Company by the SEC or (B) inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board.

(h) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K of the SEC, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Section 406(b) of SOX.

Section 3.8 Absence of Certain Changes or Events. Since the date of the Most Recent Company Balance Sheet through the date of this Agreement, (a) except as contemplated or permitted by this Agreement, the Company and the Company Subsidiaries have conducted their businesses, in all material respects, in the ordinary course and in a manner consistent with past practice and (b) there has not been any event, condition, circumstance, development, change or effect having, or that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.9 Absence of Litigation. As of the date of this Agreement, there is (a) no Action pending, and (b) to the knowledge of the Company, (i) no inquiry, audit or investigation by any Governmental Authority pending and (ii) no Action threatened in writing against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, none of the Company, any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is subject to any continuing Order, settlement agreement or similar written agreement with any Governmental Authority, or any Order, determination or award of any Governmental Authority, in each case that contains ongoing obligations that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.10 Employee Benefit Plans.

(a) Section 3.10(a) of the Company Disclosure Letter lists all material Company Plans (except for (i) employment agreements and offer letters establishing at-will employment without obligating the Company to make any payment or provide any benefit upon termination of employment other than as required by Law or through a separate Company Plan; (ii) individual equity award agreements that are substantially similar to the standard form of award agreement under the applicable Company Equity Plan; and (iii) Non-U.S. Plans). The Company has made available to Parent with respect to each Company Plan listed on Section 3.10(a) of the Company Disclosure Letter (in each case to the extent applicable): (A) a copy of the Company Plan document, including all currently effective amendments thereto; (B) the most recent summary plan description and all currently effective summaries of material modifications with respect to the Company Plan, (C) the most recently filed annual report on Form 5500; and (D) the most recently received IRS determination or opinion letter.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan is operated in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS or may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, and each trust created thereunder has been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code, and, to the knowledge of the Company, nothing has occurred since the date of any such determination that could reasonably be expected to adversely affect the qualification of such Company Plan.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) other than routine claims for benefits, there are no Actions pending or, to the knowledge of the Company, threatened, with respect to any Company Plan, and (ii) no nonexempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred.

(d) Neither the Company nor any Company ERISA Affiliate currently has, or within the six-year period preceding the date of this Agreement, had, an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, or a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any Company ERISA Affiliate that has not been satisfied in full.

(e) Except as set forth in Section 3.10(e) of the Company Disclosure Letter, no Company Plan provides for post-retirement or other post-employment welfare benefits (other than (i) health care continuation coverage required by Section 4980B of the Code or similar state or local Law or (ii) health care coverage through the end of the calendar month in which a termination of employment occurs).

(f) Except as contemplated by this Agreement, the consummation of the Transactions will not, either alone or in combination with another event that is linked contractually to the Transactions, (i) entitle any current or former employee, officer or individual independent contractor of the Company or any Company Subsidiary to any material severance pay, incentive compensation or other material compensatory payment, or (ii) materially accelerate the time of payment or vesting of any compensatory amount or employee benefit, or materially increase the amount of compensation due any such employee or other person. The Company has provided Parent with a preliminary analysis of the payments and benefits (to the extent known by the Company on the date of this Agreement) arising in connection with the Transactions under Company Plans to individuals who are reasonably likely (as determined on the date of this Agreement) to be Disqualified Individuals (within the meaning of Section 280G of the Code) that are reasonably likely to constitute “excess parachute payments” (within the meaning of Section 280G of the Code). There is no Contract, plan or arrangement by which the Company or any of its Subsidiaries are bound to compensate any individual for excise or other Taxes payable pursuant to Section 4999 of the Code or Section 409A of the Code.

(g) Section 3.10(g) of the Company Disclosure Letter lists all material Company Plans that are maintained outside of the United States primarily for the benefit of any current or former employees or individual service providers who are or were regularly employed or providing services outside of the United States to the Company or any Company Subsidiary (each, a “Non-U.S. Plan”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all employer and employee contributions to each Non-U.S. Plan required by Law or by the terms of such Non-U.S. Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; and (ii) each Non-U.S. Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. Neither the Company nor any Company Subsidiary has incurred or may incur any obligation to make payments for or in relation to any pension scheme that provides defined benefits on death or retirement in respect of or by reference to any current or former employees or individual service providers who are or were employed or providing services outside of the United States.

(h) Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.10 are the sole and exclusive representations and warranties of the Company with respect to the Company Plans and ERISA and no other representation or warranty of the Company contained herein shall be construed to relate to the Company Plans and ERISA (including their compliance with any applicable Law).

Section 3.11 Labor and Employment Matters.

(a) Except as set forth in Section 3.11(a) of the Company Disclosure Letter, the employment of the Company’s or any Company Subsidiaries’ employees in the United States is terminable by the Company or Company Subsidiary at will.

(b) As of the date of this Agreement, there are no claims pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees, and consultants or other individual independent contractors, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Except as set forth in Section 3.11(c) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is, or during the four years prior to the date of this Agreement has been, a party to any collective bargaining agreement or similar labor union agreement with any labor union, labor organization or works council, and, as of the date of this Agreement, no such agreement is being negotiated and no labor organization, trade union, works council or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition. There are no current and there have not been any labor strikes, slowdowns, work stoppages, lockouts, or any similar activity or dispute, affecting the Company or any Company Subsidiary during the four years prior to the date of this Agreement. To the knowledge of the Company, no event has occurred, nor does any condition or circumstance exist, that would reasonably be expected to provide a basis for the commencement of any such labor strikes, slowdowns, work stoppages, lockouts or any similar activity or dispute. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened, by or on behalf of any employee or group of employees of the Company or any Company Subsidiary.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries are, and during the four years prior to the date of this Agreement have been, in compliance with all federal, state, and foreign Laws respecting employment and employment practices, terms and conditions of employment, immigration, workers’ compensation, long-term disability, occupational safety, plant closings, layoffs, compensation and benefits, classification of employees or individual independent contractors, wages and hours and overtime exemption classifications, redundancy pay, whistleblower protection, discrimination and equal opportunity (“Employment And Other HR Practices”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, providence fund, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, as of the date of this Agreement, (x) there are no audits or investigations pending or scheduled by any Governmental Authority pertaining to the Employment And Other HR Practices of the Company or any Company Subsidiary; and (y) no complaints relating to Employment And Other HR Practices of the Company or any Company Subsidiary have been, during the four years prior to the date of this Agreement, filed with any Governmental Authority or submitted in writing to the Company or any Company Subsidiary.

(e) To the knowledge of the Company and except as would not reasonably be expected to result in a Company Material Adverse Effect, individually or in the aggregate, no employee or individual independent contractor of the Company or any Company Subsidiary is in violation of any term of any employment or service Contract, non-disclosure or confidentiality agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such person to be employed or retained by the Company or any Company Subsidiary by which the individual is employed or engaged because of the nature of the business conducted or presently proposed to be conducted by it or to the use of Trade Secrets or proprietary information of others.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary is, and since April 1, 2015, has been, in compliance with the Worker Adjustment and Retraining Notification Act (29 U.S.C. §2101) and any similar applicable state laws or other Laws regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Authority.

(g) Since April 1, 2015, neither the Company nor any Company Subsidiary has at any time been a party to a relevant transfer for the purposes of any foreign law under the EU Transfer of Undertakings Directive 2001/23/EC (including the UK Transfer of Undertakings (Protection of Employment) Regulations 2006) affecting any of the employees and no such transfer is proposed by the Company or any Company Subsidiary.

(h) To the knowledge of the Company and except as would not be material to the Company and the Company Subsidiaries, taken as a whole, former employees are not challenging their dismissal by the Company or a Company Subsidiary and neither the Company nor a Company Subsidiary have any outstanding non-ordinary course obligations or liabilities in connection with such dismissals of employees, including obligations under a social plan.

Section 3.12 Information Supplied. The information supplied by the Company for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of the Company, and at the time of the Company Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Special Meeting that has become false or misleading. Notwithstanding the foregoing sentence, the Company makes no representation or warranty with respect to any information supplied by Parent, Merger Sub or any of their Representatives for inclusion in the Proxy Statement. The information supplied by the Company for inclusion in the Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

Section 3.13 Property and Leases.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of the Company Subsidiaries owns, and has good title to, each of the tangible assets reflected as owned by the Company or the Company Subsidiaries on the Most Recent Company Balance Sheet (except for tangible assets sold or disposed of since that date in the ordinary course of business), free of any Liens other than Permitted Liens. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all of the machinery, equipment and other tangible personal property and assets owned or used by the Company and the Company Subsidiaries are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put.

(b) Section 3.13(b) of the Company Disclosure Letter sets forth a complete and accurate list of all real property owned by the Company or any of the Company Subsidiaries (“Company Owned Real Property”). None of the Company Owned Real Property is subject to any leases, tenancies or occupancies other than that of the Company or the Company Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all of the buildings, fixtures and other improvements located on the Company Owned Real Property are reasonably adequate and suitable for the purpose of conducting the Company’s business as presently conducted.

(c) Section 3.13(c) of the Company Disclosure Letter sets forth a complete and accurate list of all material leases to which the Company or any Company Subsidiary is a party, as lessee (“Company Real Property Leases”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all of the fixtures and other improvements located on the premises subject to the Company Real Property Leases are reasonably adequate and suitable for the purpose of conducting the Company’s business as presently conducted.

Section 3.14 Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Letter contains a true and correct list as of the date hereof of all material Company Registered Intellectual Property that are Patents and a true and correct list of all other material Company Registered Intellectual Property.

(b) To the knowledge of the Company, all of the Company Owned Intellectual Property, including each item of Company Registered Intellectual Property, is wholly and exclusively owned by the Company or a Company Subsidiary free and clear of all Liens (other than (i) Permitted Liens, (ii) Company Product Sales Agreements, (iii) outbound nonexclusive licenses entered into in the ordinary course of business, (iv) Contracts set forth on Section 3.17(a)(xiii) of the Company Disclosure Letter; and (v) Company Immaterial Trademark Licenses).

(c) Each item of material Company Owned Intellectual Property (i) is subsisting and in full force and effect and (ii) has not been abandoned or passed into the public domain.

(d) To the knowledge of the Company, the operation by the Company and Company Subsidiaries of their business, including the design, development, use, import, export, manufacture, licensing, sale, offering for sale, supply or other disposition of the Company Products does not materially infringe, violate or misappropriate the Intellectual Property rights of any person. Neither the Company nor any Company Subsidiary has received any written notice from any person within the past four years from the date of this Agreement claiming that such operation or any Company Product infringes, violates or misappropriates the Intellectual Property rights of any person. To the knowledge of the Company, as of the date of this Agreement, no infringement, misappropriation, or similar claim or Action is or was pending or is currently being threatened in writing against any person who may be entitled to be indemnified by the Company or any Company Subsidiary under a Contract with the Company or a Company Subsidiary with respect to such claim within the past four years.

(e) To the knowledge of the Company, no Company Owned Intellectual Property is being used or disclosed in an unauthorized manner, infringed, or misappropriated by any Person.

(f) Neither the Company nor any Company Subsidiary has received any written notice within the past four years directed to the Company or any Company Subsidiary challenging the legality, validity, enforceability or ownership (excluding, for the avoidance of doubt, office actions issued by Governmental Authorities with respect to Registered Intellectual Property applications) of any Company Owned Intellectual Property.

(g) The Company and each Company Subsidiary has taken commercially reasonable measures to protect the Company’s or such Company Subsidiary’s rights in the material Trade Secrets owned by the Company or such Company Subsidiary. For any Trade Secrets owned by any other person that have been provided to the Company or such Company Subsidiary under Contract, to the knowledge of the Company, the Company and such Company Subsidiaries are not in material breach of the terms of such Contract with respect to the confidentiality of such Trade Secrets. The Company and each Company Subsidiary has and uses commercially reasonable measures to enforce a policy requiring all employees, consultants and other contractors of the Company and each Company Subsidiary to execute Intellectual Property assignment and confidentiality agreements for the benefit of the Company or such Company Subsidiary.

(h) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a member of, or a contributor to, or party to any Contract with, any patent pool, industry standards body, standard setting organization, industry or other trade association or similar organization, in each case that obligates the Company or any of its Subsidiaries to grant or offer to any other Person any license or other right to any Company Owned Intellectual Property.

(i) To the knowledge of the Company, neither this Agreement nor the Transactions will result in Parent or any Subsidiary of Parent other than the Surviving Corporation granting any third Person any material license or right to any Intellectual Property owned by, or licensed to, Parent or any Subsidiary of Parent.

(j) No funding, facilities (if provided by specific grant or authorization), or personnel of any public or private university, college or other education or research institution or Governmental Authority were used, to develop or create, any material Company Owned Intellectual Property or Company Product.

(k) Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.14 and in Section 3.9 (Absence of Litigation) and Section 3.17 (Material Contracts) are the sole and exclusive representations and warranties of the Company with respect to Intellectual Property, data security, privacy or data transfers and no other representation or warranty of the Company contained herein shall be construed to relate to Intellectual Property, data security, privacy and data transfers (including their compliance with any applicable Law).

Section 3.15 Taxes.

(a) Each of the Company and the Company Subsidiaries has filed all material Tax Returns that it was required to file under applicable Laws and all such Tax Returns are true, correct and complete in all material respects. The Company and the Company Subsidiaries have paid all material Taxes that are required to be paid by them (whether or not shown on any Tax Return), except for Taxes with respect to which adequate reserves have been established in accordance with GAAP.

(b) None of the Company or any of the Company Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the four-year period ending on the date of this Agreement.

(c) Neither the Company nor any Company Subsidiary is a party to or bound by any Tax allocation, indemnification or sharing agreement (other than (i) agreements entered into in the ordinary course of business, the primary purpose of which is unrelated to Tax, including indemnification agreements or similar arrangements with directors and executive officers and (ii) any agreement between or among any of the Company and the Company Subsidiaries).

(d) Neither the Company nor any Company Subsidiary has engaged in any “reportable transaction” as defined in Treasury Regulations Section 1.6011-4(b).

(e) The Company and each of the Company Subsidiaries have timely withheld and timely remitted to the appropriate taxing authority all material Taxes required to have been withheld and remitted in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(f) (i) No deficiencies for material Taxes against the Company or any Company Subsidiary have been claimed, proposed or assessed in writing by any Governmental Authority that remain unpaid except for deficiencies with respect to which adequate reserves have been established in accordance with GAAP, (ii) there are no ongoing or pending, nor has the Company or any Company Subsidiary received written notice of the expected commencement of any Actions with respect to any material Taxes of the Company or any Company Subsidiary, (iii) there are no waivers or extensions of any statute of limitations currently in effect with respect to any Taxes of the Company or any Company Subsidiary, and (iv) neither the Company nor any Company Subsidiary has applied for, or is currently the beneficiary of, any extension of time within which to file any material Tax Return (other than extensions for income Tax Returns that are in the ordinary course of business consistent with past practice) or with respect to any material Tax assessment or deficiency.

(g) Neither the Company nor any Company Subsidiary is liable for the material Taxes of any other Person (other than the Company or a Company Subsidiary) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law or as a transferee or successor, by Contract or otherwise (other than agreements entered into in the ordinary course of business, the primary purpose of which is unrelated to Tax, including indemnification agreements or similar arrangements with directors and executive officers).

(h) Since April 1, 2015, no written claim has been made by any Governmental Authority that the Company or any Company Subsidiary is or may be subject to Tax or required to file a Tax Return in a jurisdiction where it does not file Tax Returns.

(i) The Company has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

(j) Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.15 are the sole and exclusive representations and warranties of the Company with respect to Taxes and no other representation or warranty of the Company contained herein shall be construed to relate to Taxes (including their compliance with any applicable Law).

Section 3.16 Environmental Matters.

(a) The Company and each Company Subsidiary is, and, to the knowledge of the Company, has at all times been, in compliance with all applicable Environmental Laws, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the properties currently owned, leased or operated by the Company or any Company Subsidiary (including soils and surface and ground waters) are contaminated with any Hazardous Substance above cleanup levels established by Governmental Authorities pursuant to Environmental Laws and require remediation by the Company or any Company Subsidiary.

(c) Since April 1, 2015, neither the Company nor any Company Subsidiary has received any written notice, letter or request for information stating that it may be liable under any Contract, or pursuant to Environmental Law, for any contamination by Hazardous Substances above cleanup levels established by Governmental Authorities pursuant to Environmental Laws that require remediation at any site.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary possesses and is in compliance with all material permits, licenses and other authorizations required under any Environmental Law (“Environmental

Permits”), and no suspension or cancellation of any of the Environmental Permits is pending or, to the knowledge of the Company, threatened.

(e) Except for contracts entered into in the ordinary course of business, to the knowledge of the Company and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has entered into any agreement (other than Company Real Property Leases) that would reasonably be expected to require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or Hazardous Substances. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no claim, suit or proceeding arising under or pursuant to Environmental Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its Company Subsidiaries. No condition exists on any property, currently or formerly, owned or operated by the Company that has given rise to, or would reasonably be expected to give rise to, any liability or obligation under Environmental Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.16 are the sole and exclusive representations and warranties of the Company with respect to environmental and occupational health and safety matters, including Environmental Laws, Hazardous Substances and Environmental Permits, and no other representation or warranty of the Company contained herein shall be construed to relate to Environmental Laws, Hazardous Substances and Environmental Permits (including their compliance with any applicable Law).

Section 3.17 Material Contracts.

(a) Section 3.17(a) of the Company Disclosure Letter lists the following respective Contracts (other than any Company Plan) in effect as of the date of this Agreement (which shall be deemed to include all then-current material amendments and supplements) to which the Company or any Company Subsidiary is a party (provided, however, that the Company Material Contracts will be deemed to include, without requirement of listing, any “material contract” (as such term is used in Item 601(b)(10) of Regulation S-K of the SEC) that is filed as an exhibit to the Company SEC Reports prior to the date of this Agreement, other than any Company Plan), such Contracts as are required to be set forth in Section 3.17(a) of the Company Disclosure Letter, all Company Real Property Leases, and any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) collectively being, the “Company Material Contracts”:

(i) all Contracts (excluding purchase orders issued or clickwrap agreements entered into in the ordinary course of business) with the five largest suppliers to the Company or the Company Subsidiaries, taken as a whole, in the fiscal year ended April 1, 2018;

(ii) all Contracts (excluding purchase orders issued in the ordinary course of business and subject to the Company’s standard terms and conditions) involving a customer or a distributor and providing for payments to, or receipts by, the Company in excess of $10,000,000 during the 12-month period ended April 1, 2018;

(iii) all Contracts involving ongoing royalty payments by the Company or any of its Subsidiaries to a Third Party or by a Third Party to the Company or any of its Subsidiaries of more than $5,000,000 during the 12-month period ended April 1, 2018;

(iv) all Contracts to which any Governmental Authority is a party;

(v) all Contracts with respect to any of the Company’s products that are classified under ITAR;

(vi) all Contracts that limit or purport to limit the ability of the Company or any Company Subsidiary, or, upon the consummation of the Merger, Parent or any Parent Subsidiary, to compete with any Person, in any line of business or sell, supply or distribute any product or service, in each case, in any geographic area or during any period of time (in each case, excluding Contracts with respect to customized ASIC products);

(vii) all Contracts that subject the Company or any Company Subsidiary or Parent or any of its Subsidiaries to any material “most-favored nation” right;

(viii) all Contracts that grant any exclusive license or exclusive supply or exclusive distribution agreement to any Company Products or Company Owned Intellectual Property (excluding Contracts with respect to customized ASIC products);

(ix) other than entered into in the ordinary course consistent with past practice, any Contract providing for the disposition or acquisition by the Company or any Company Subsidiary directly or indirectly (by merger, license or otherwise) of assets or equity ownership interests for consideration in excess of $10,000,000 (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or containing “earn-out” provisions or other contingent payment obligations;

(x) any mortgages, indentures, guarantees, loans, credit agreements, security agreements or other Contracts in excess of $10,000,000 relating to Indebtedness, other than (A) accounts receivables and payables, and (B) loans to or guarantees for direct or indirect wholly owned Company Subsidiaries, in each case, in the ordinary course of business consistent with past practice;

(xi) all Contracts establishing or otherwise providing for revenue or profit-sharing joint ventures (whether in partnership, limited liability company or other organizational form);

(xii) all Contracts (excluding licenses for commercially available computer components or software that are generally available on nondiscriminatory pricing terms) under which the Company or any Company Subsidiary is granted any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any Patents) with respect to any Intellectual Property of a Third Party embodied in or necessary for the use of any Company Product and which Contract is material to the Company and the Company Subsidiaries, taken as a whole;

(xiii) all Contracts (excluding non-exclusive licenses relating to sales of Company Products in the ordinary course of business or licenses for commercially available computer components or software that are generally available on nondiscriminatory pricing terms) under which the Company or any Company Subsidiary has granted to a Third Party any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any Patents) with respect to any Intellectual Property of the Company or any Company Subsidiary and which Contract is material to the Company and the Company Subsidiaries, taken as a whole;

(xiv) all Contracts containing an option or granting any right of first refusal or right of first offer, right of first negotiation or similar right in favor of a party other than the Company or any of its Subsidiaries;

(xv) all Contracts entered into since April 1, 2015, in connection with the settlement or other resolution of any legal action that has any material continuing obligation, liability or restriction on the part of the Company or the Company Subsidiaries; and

(xvi) the Credit Agreement, the Company Convertible Notes, the Company Convertible Note Hedge Obligations, the Company Warrants, and the Indenture, including, in each case, each side letter, amendment, modification or supplement to any such document.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Material Contract is a legal, valid and binding agreement and, to the knowledge of the Company, is in full force and effect and enforceable in accordance with its terms (except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), (ii) the Company or the Company Subsidiary, as applicable, is not in default under any Company Material Contract, has not committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the Company Material Contract, and (iii) to the knowledge of the Company, no other party is in breach or violation of, or default under, any Company Material Contract. The Company has made available to Parent true and complete copies of all Company Material Contracts, including any material amendments and supplements thereto.

Section 3.18 NASDAQ; No Other Listing. The Company is in compliance in all material respects with the applicable criteria for continued listing of the Company Shares on NASDAQ, including all applicable corporate governance rules and regulations. The Company Shares are not listed on any stock exchange other than NASDAQ.

Section 3.19 Insurance.

(a) The Company and each Company Subsidiary are, and continually since the later of April 1, 2015 and the date of acquisition by the Company with respect to any Company Subsidiary, have been, insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged, except where the failure to be so insured would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice or both), and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

Section 3.20 Brokers and Expenses. No agent, broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, the Company or any Company Subsidiary.

Section 3.21 Takeover Statutes. Assuming the accuracy of Parent’s representations and warranties in the first sentence of Section 4.7, the Company Board of Directors has taken all necessary actions so that no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover Law or any anti-takeover provision in the Company Certificate or the Company bylaws is applicable to this Agreement and the Transactions.

Section 3.22 Affiliate Transactions. Other than compensation payable to officers and directors and employee expense reimbursement obligations and except to the extent not required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, there are no existing Contracts, transactions, Indebtedness or other arrangements between the Company or any Company Subsidiary, on the one hand, and any of the directors or officers of the Company and the Company Subsidiaries, that are not themselves the Company or a Company Subsidiary, on the other hand.

Section 3.23 Vote Required. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve the Merger and the adoption of this Agreement.

Section 3.24 Opinion of Financial Advisor. The Company Board of Directors has received an opinion from J.P. Morgan Securities LLC (the “Company Financial Advisor”) to the effect that, as of the date of such opinion and based upon and subject to the various factors, qualifications, limitations and assumptions set forth therein, the Per Share Merger Consideration to be paid to holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders. The Company will make available to Parent a copy of such opinion as soon as practicable following the execution of this Agreement for informational purposes only.

Section 3.25 Export Control. Except as set forth on Section 3.25 of the Company Disclosure Letter, each of the Company and its Subsidiaries is and has at all times been in compliance in all material respects with (i) all U.S. import and export Laws (including those Laws under the authority of the U.S. Departments of Commerce

(Bureau of Industry and Security) codified at 15 CFR, Parts 700-799; Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199; State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130; and Treasury (Office of Foreign Assets Control (“OFAC”)) codified at 31 CFR, Parts 500-599) and (ii) all comparable applicable Laws outside the United States (collectively, “Export Control Laws”). Without limiting the foregoing, in all material respects: (i) each of the Company and its Subsidiaries has obtained all export licenses and other approvals required for its exports of products, software, services and technologies required by any Export Control Law and all such approvals and licenses are in full force and effect, (ii) each of the Company and its Subsidiaries is in compliance with the terms of such applicable export licenses or other approvals, and (iii) there are no pending Actions or Actions threatened in writing against the Company or any of its Subsidiaries with respect to such export licenses or other approvals. During the four years prior to the date of this Agreement, the Company has not directly engaged in any transaction with any country or territory subject to sanctions administered by OFAC, nor with any Person on the OFAC list of “Specially Designated Nationals and Blocked Persons” or the BIS “Denied Persons List,” “Entity List” or “Unverified List”. The Company is not engaged in the production of any of the weapons and equipment related to production of weapons listed in the middle column of row 1 of Table 1 of the Japanese Export Trade Control Order (yushutsu-boeki-kanri-rei) (Cabinet Order No. 378 of 1949). The Company has established internal controls and procedures intended to ensure compliance with all applicable Export Control Laws.

Section 3.26 Credit Agreement and Company Convertible Notes. As of the date hereof, (i) the outstanding principal balance under the Credit Agreement is $197,505,000, and (ii) the aggregate principle amount of the Company Convertible Notes is $373,750,000.

Section 3.27 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article III (as qualified by the Company Disclosure Letter), none of the Company, any of its affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty (and there is and has been no reliance by Parent, Merger Sub or any of their respective affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or authorized agents on any such representation or warranty) with respect to the Company, the Company Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the Transactions, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article III (as qualified by the Company Disclosure Letter).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure letter delivered by Parent to the Company concurrent with the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other Section or subsection of this Agreement to which the relevance of such item is reasonably apparent), Parent represents and warrants to the Company as set forth below in this Article IV.

Section 4.1 Corporate Organization; Parent Subsidiaries.

(a) Parent is a Japanese corporation duly organized and validly existing under the Laws of Japan, and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Merger Sub, when formed, will be a corporation organized, validly existing and in good standing under the Laws of the State of Delaware, will be directly and wholly owned by Parent, and will have the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it will be conducted. Parent is, and Merger Sub will be when formed, duly qualified or licensed to do business as a foreign person and in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Each Subsidiary of Parent (each, a “Parent Subsidiary”) is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except when the failure to be so duly organized, validly existing, in good standing or have such power and authority would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.2 Charter Documents and Bylaws. Parent has made available to the Company a complete and correct copy of the certificate of incorporation and bylaws, or equivalent organizational documents, each as amended to date (such certificates of incorporation and bylaws or equivalent organizational documents collectively referred to as “Charter Documents”) of Parent. Such Charter Documents are in full force and effect. Parent is not in material violation of any of the provisions of its Charter Documents. Upon and following its formation, Merger Sub’s Charter Documents will be in full force and effect and Merger Sub will not be in material violation of any of the provisions of its Charter Documents.

Section 4.3 Authority Relative to this Agreement.

(a) Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings (including any actions of Parent’s stockholders) on the part of Parent are necessary to authorize this Agreement or to consummate the Transactions (except for the filing of the Certificate of Merger with the DSOS). This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The Parent Board of Directors has adopted resolutions (i) determining that this Agreement and the Transactions are fair to, and in the best interests of, Parent and its shareholders and (ii) approving and declaring advisable this Agreement and the Transactions.

(c) Except as set forth on Section 4.3(c) of the Parent Disclosure Letter, no vote of, or consent by, the holders of any equity interests of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions or otherwise required by Parent’s Charter Documents, applicable Law or any Governmental Authority in connection therewith.

Section 4.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Charter Documents of Parent, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.4(b) have been obtained and all filings and obligations described in Section 4.4(b) have been made, conflict with or violate any Law or Order applicable to Parent or by which any property or asset of either of them is bound or affected, or (iii) subject to obtaining the consents listed in Section 4.4(a) of the Parent Disclosure Letter, result in any breach of or any loss of any benefit under, constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, result in the acceleration of any obligation of Parent, or result in the creation of a Lien on a property or asset of Parent pursuant to, any material Contract of Parent, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) any filings as may be required under the rules and regulations of NASDAQ, (ii) the Securities Act, Exchange Act and Blue Sky Laws, (iii) the pre-merger notification requirements of the HSR Act and similar requirements in foreign countries under applicable Antitrust Laws, (iv) the DGCL, (v) the submission of a joint voluntary notice relating to the Transactions to CFIUS and any other related filings or requirements under 31 C.F.R. Part 800 and Section 721 in order to obtain the CFIUS Approval, (vi) the ITAR/EAR Approval and (vii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.5 Absence of Litigation. As of the date of this Agreement, there is (a) no Action pending, and (b) to the knowledge of Parent, (i) no inquiry, audit or investigation by any Governmental Authority pending and (ii) no Action threatened in writing against Parent or any Parent Subsidiary, or any property or asset of Parent or any Parent Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, neither Parent nor any Parent Subsidiary nor any property or asset of Parent or any Parent Subsidiary is subject to any continuing Order, settlement agreement or similar written agreement with any Governmental Authority, or any Order, determination or award of any Governmental Authority, in each case that contains ongoing obligations that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.6 Information Supplied. The information supplied by Parent for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of the Company, and at the time of the Company Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Special Meeting that has become false or misleading. Notwithstanding the foregoing sentence, Parent makes no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion in the Proxy Statement. The information supplied by Parent for inclusion in the Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

Section 4.7 Ownership of Company Capital Stock. Neither Parent nor any of its “affiliates” or “associates” (as defined in Section 203 of the DGCL) is, nor at any time during the past three (3) years has been, an “interested stockholder” of the Company as defined either in the Company Certificate or in Section 203 of the DGCL. Neither Parent nor any entity controlled, directly or indirectly through any person or persons, by Parent beneficially owns any Company Shares, or has beneficially owned any Company Shares at any time during the past three (3) years.

Section 4.8 Sufficient Funds. On the Closing Date, Parent will have sufficient cash, available lines of credit or other sources of immediately available funds to make the Closing Date Payments. Parent has obtained a commitment letter from MUFG Bank, Ltd. and Mizuho Bank, Ltd. (collectively, the “Financing Sources”), dated as of September 10, 2018, pursuant to which the Financing Sources have agreed, subject to the terms and conditions set forth therein, to provide debt financing to Parent in the aggregate amount of $6.5 billion (or its equivalent amount in Japanese Yen) (the “Financing”) to consummate the Merger and to perform its obligations under this Agreement (the “Commitment Letter”), a true and complete copy of which Parent has delivered to the Company. As of the date hereof, the Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligation of Parent and the Financing Sources to provide the Financing subject only to the satisfaction or waiver of the conditions precedent set forth in Section 5 of the term sheet attached as an exhibit to the Commitment Letter (the “Financing Conditions”). Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Financing. As of the date hereof, the commitment contained in the Commitment Letter has not been withdrawn or rescinded in any respect (and no Financing Source has indicated an intent to so withdraw or rescind). The Commitment Letter has not been amended or modified in any respect prior to the date of this Agreement. Neither Parent nor any of its affiliates has entered into any agreement, side letter or other arrangement relating to the financing of the Closing Date Payments or the Transactions, other than as set forth in the Commitment Letter. As of the date hereof, Parent is not in breach of any of the terms or conditions set forth in the Commitment Letter and no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach by Parent (or to the knowledge of Parent, any other party thereto) or failure by Parent (or to the knowledge of Parent, any other party thereto) to satisfy a condition precedent set forth therein. Parent has no reason to believe that (a) it or any other party to the Commitment Letter will be unable to satisfy on a timely basis any term of the Commitment Letter, (b) any of the Financing Conditions will not be satisfied or (c) the Financing will not be made available to Parent on the Closing Date. There are no conditions precedent or other contingencies related to the funding of the Financing on the Closing Date other than the Financing Conditions. The net proceeds of the Financing contemplated by the Commitment Letter, together with cash of Parent will, in the aggregate, provide funds to Parent sufficient to consummate the Transactions, including the making of all Closing Date Payments on the Closing Date. Parent understands and acknowledges that under the terms of this Agreement, Parent’s obligation to consummate the Transactions is not in any way contingent upon or otherwise subject to Parent’s consummation of any financing arrangements, Parent’s obtaining of any financing or the availability, grant, provision or extension of any financing to Parent.

Section 4.9 Brokers and Expenses. Except for Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Merrill Lynch Japan Securities Co., Ltd. and Mizuho Security Co. Ltd. whose fees will be paid by Parent, no agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, Parent or any Parent Subsidiary.

Section 4.10 Vote Required. No vote of the holders of any of the outstanding shares of capital stock of Parent is necessary to approve this Agreement or the Transactions.

Section 4.11 Operations of Merger Sub. All of the issued and outstanding shares of stock of Merger Sub will, at the Effective Time, be owned directly by Parent. Merger Sub will be formed solely for the purpose of engaging in the Transactions, including the Merger. Except for obligations or liabilities incurred in connection with its formation, this Agreement and the Transactions, Merger Sub will not prior to the Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 4.12 Parent One Yen Options. (a) Parent has delivered to the Company a true and correct copy of the equity plan documentation relating to the Parent One Yen Options (including any applicable form of award agreement), (b) to the extent that Parent will issue Parent One Yen Options pursuant to Section 2.4(b)(i) or Section 2.4(b)(iii), shares of Parent’s common stock issuable upon the exercise of such Parent One Yen Options will be, exempt from registration under the Securities Act and the California Corporations Code, and (c) to the extent that Parent will issue Parent One Yen Options pursuant to Section 2.4(b)(i) or Section 2.4(b)(iii), shares of

Parent’s common stock issuable upon the exercise of such Parent One Yen Options will be freely saleable upon issuance without restriction pursuant to Rule 904 of Regulation S on the Tokyo Stock Exchange.

Section 4.13 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV (as qualified by the Parent Disclosure Letter), none of Parent, any of its affiliates or any other Person on behalf of Parent makes any express or implied representation or warranty (and there is and has been no reliance by the Company or any of its respective affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or authorized agents on any such representation or warranty) with respect to Parent, the Parent Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to the Company or its respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof. Without limiting the foregoing, neither Parent nor any other Person will have or be subject to any liability or other obligation to the Company or its Representatives or affiliates or any other Person resulting from the Company or its Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to the Company or its Representatives or affiliates, including any information made available in teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Company or its respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV (as qualified by the Parent Disclosure Letter).

ARTICLE V.

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1 Conduct of Business by the Company Pending the Closing. The Company agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (1) as set forth in Section 5.1 of the Company Disclosure Letter, (2) as specifically contemplated by this Agreement, (3) as required by Law or Order or (4) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company (i) shall and shall cause each Company Subsidiary to, conduct its business, in all material respects, in the ordinary course of business consistent with past practice, including, to the extent consistent therewith, using commercially reasonable efforts to preserve intact its and their present business organizations and to preserve its and their present relationships with customers, suppliers and other Persons with whom it and they have material business relations; provided, however, that no action that is specifically permitted by any of clauses (a) through (w) of this Section 5.1 shall be deemed a breach of this clause (i), and (ii) shall not, and shall not permit any Company Subsidiary to:

(a) declare or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares or other securities of the Company or any Company Subsidiary), except dividends and distributions by a wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary;

(b) split, combine, reduce or reclassify any of its capital stock, except for any such transaction by a wholly owned Company Subsidiary that remains a wholly owned Company Subsidiary after consummation of such transaction;

(c) except as required by any Company Plan:

(i) terminate any of its present executive officers or any other employee whose base annual compensation exceeds $300,000, unless the termination is for cause, based on the Company’s reasonable determination of the individual’s material misconduct or poor performance;

(ii) grant or provide any retention or change in control bonus payments or benefits to any employee or consultant, except pursuant to those arrangements existing and disclosed as of the date of this Agreement;

(iii) grant or provide any severance payments or benefits to any employee or consultant, except pursuant to those arrangements existing and disclosed as of the date of this Agreement (including, with respect to employees, severance pursuant to the Company’s generally applicable severance policies or practices as of the date of this Agreement);

(iv) increase the cash and equity compensation payable or to become payable to any of its employees or individual independent contractors, other than (A) increases in annual base salaries or base wage rates and target incentive cash compensation in amounts that are in the ordinary course of business consistent with past practice (it being understood that payment of bonuses and other incentive compensation pursuant to the terms of arrangements or policies existing on the date of this Agreement shall not be considered to be an increase in compensation or benefits payable), but in no event shall the aggregate increase for all employees exceed four and one-half percent (4.5%), and (B) the grant of Company Equity Awards or other equity-based awards in amounts that are in the ordinary course of business consistent with past practice and provided that (i) no Company PSUs or Company Options shall be issued (provided, that the Company shall be permitted to grant Company PSUs in the ordinary course in connection with its annual focal process in May 2019 which provide that such awards shall be assumed by Parent and converted, in the event the Closing occurs, into a Parent One Yen Option based on target performance pursuant to Section 2.4(b)(ii)), (ii) the Company shall take all actions as may be required to ensure that any Company Equity Awards that are granted after the date of this Agreement will have a time-based vesting schedule of four (4) years, without acceleration of vesting due to the closing of the Transaction, (iii) the aggregate number of shares of Company Common Stock subject to Company Equity Awards so granted shall not exceed (A) 750,000 shares of Company Common Stock for purposes of new hire, promotion and similar awards and (B) if the Effective Time has not occurred prior to May 15, 2019, 2.6 million shares of Company Common Stock in connection with the Company’s annual focal process (which, in the case of Company PSUs, shall be calculated based on target performance), and (iv) this Section 5.1(c)(iv)(B) provides the exclusive means by which the Company can grant Company Equity Awards or any other equity-based awards between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1;

(v) establish, adopt, enter into, materially amend or terminate any collective bargaining agreement;

(vi) establish, adopt, enter into, or materially amend any material Company Plan (or any arrangement that would be a material Company Plan if in effect on the date hereof), other than ordinary course annual renewals of or modifications to Company Plans consistent with past practice;

(vii) take any action to accelerate the vesting or payment date of any Company Equity Awards or other equity-based awards or accelerate any material payment or benefit, or the funding of any material payment or benefit, payable or to become payable under a Company Plan; or

(viii) hire or retain any person for employment or to be a consultant with the Company or any Company Subsidiary at the level of vice president or above, provided, that, with written approval from Parent, not to be unreasonably withheld or delayed, the Company and the Company Subsidiaries may hire any person for employment (including by means of internal promotion) at the level of vice president or above to fill any currently existing vice president or higher position that is vacant as of the date of this Agreement or that becomes vacant after the date of this Agreement, and, notwithstanding anything to the contrary in this Section 5.1(c), provide such person with compensation and benefits and other terms for such position consistent with past practice.

(d) make any material change in its financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by Law, GAAP or SEC policy;

(e) enter into an agreement providing for the acquisition, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination) of any corporation, partnership, other business organization or any division thereof that would be material to the Company and the

Company Subsidiaries, taken as a whole, except for transactions between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries;

(f) amend the Company Governing Documents or permit any Company Subsidiary to adopt any amendments to its governing documents;

(g) except as permitted by Section 5.1(c), issue, deliver, grant, sell, pledge, dispose of or encumber, or subject to any Lien (other than Permitted Liens) any shares in its capital stock or voting securities of the Company or any Company Subsidiary or any securities convertible into or exchangeable for any such shares or voting securities, or any rights, warrants or options to acquire any such shares in its capital stock or voting securities or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, other than (i) issuances of Company Shares in respect of the exercise of purchase rights under the Company ESPP in accordance with Section 2.4(a), upon exercise of Company Options, or the vesting and settlement of Company RSUs and Company PSUs in accordance with their respective terms and the terms of this Agreement; (ii) transactions between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries; (iii) in connection with the conversion, settlement or repurchase of the Company Convertible Notes; and (iv) in connection with any determination, adjustment, cancellation, termination, exercise, settlement or computation in connection with the Company Warrants or the Company Convertible Note Hedge Obligations;

(h) directly or indirectly, purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, except for (i) acquisitions of Company Shares tendered by holders of Company Equity Awards in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto, (ii) the acquisition by the Company of Company Equity Awards in connection with the forfeiture or cancellation of such awards and (iii) transactions between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries;

(i) redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (i) any Indebtedness among the Company and its wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries, (ii) guarantees by the Company of Indebtedness of Company Subsidiaries or guarantees by Company Subsidiaries of Indebtedness of the Company or any Company Subsidiary, which Indebtedness is incurred in compliance with this clause (ii), (iii) borrowings under the Credit Agreement and (iv) in connection with the refinancing of any outstanding Indebtedness at or in anticipation of its maturity, (v) in connection with the conversion, settlement or repurchase of the Company Convertible Notes, (vi) in connection with any determination, adjustment, cancellation, termination, exercise, settlement or computation in connection with the Company Warrants or the Company Convertible Note Hedge Obligations and (vii) any other Indebtedness in an amount not to exceed $10,000,000 in aggregate principal amount;

(j) make any loans, advances or capital contributions, except for (i) loans or advances to employees or independent contractors for indemnification, attorneys’ fees, travel and other business expenses in the ordinary course of business consistent with past practice, (ii) loans or capital contributions among the Company and its wholly owned Company Subsidiaries or among the Company’s wholly owned Company Subsidiaries and (iii) extended payment terms for customers in the ordinary course of business;

(k) sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any of its properties or assets, except for (i) sales of inventory or Company Products, or dispositions of obsolete or worthless equipment, in the ordinary course of business, (ii) non-exclusive licenses of Intellectual Property in the ordinary course of business, (iii) transactions among the Company and its wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries and (iv) transactions with respect to assets (other than any corporation, partnership other business organization or any division thereof or any other business) that, in the aggregate, are not material to the Company and the Company Subsidiaries, taken as a whole;

(l) settle, pay, discharge or satisfy any material Actions other than (i) the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Most Recent Company Balance Sheet, or (ii) those that do not (A) impose any material injunctive relief on the Company or any Company Subsidiary and (B) involve the payment of money greater than the applicable amount set forth on Section 5.1(l) of the Company Disclosure Letter in excess of existing insurance coverage;

(m) commence any Actions seeking monetary damages in excess of $5,000,000 in the aggregate against any Person other than (i) for the routine collection of accounts receivable, (ii) in such cases where it in good faith determines that failure to commence suit could result in the impairment of a valuable aspect of its business, or (iii) for claims to enforce any rights under this Agreement, or otherwise in connection with the Transactions; provided, however, that for purposes of this Section 5.1(m) the filing of any counterclaim in an Action either in existence as of the date of this Agreement or brought thereafter by any Person will not be deemed to be a commencement of an Action;

(n) make (except for elections made in the ordinary course of business consistent with past practice) or change any material Tax election; change any Tax accounting period with respect to a material Tax or material method of Tax accounting; file any material amended Tax Return; settle or compromise any audit or proceeding relating to a material Tax or a material amount of Taxes; except in the ordinary course of business consistent with past practice agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes; enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax or surrender any right to claim a material Tax refund;

(o) except in the ordinary course of business, make any new capital expenditure or expenditures in excess of the capital expenditure amount set forth on Section 5.1(o) of the Company Disclosure Letter, or commit to do so;

(p) except in the ordinary course of business and unless otherwise prohibited by any other subclause of this Section 5.1(p), (i) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date hereof, or (ii) amend, modify or waive, in any material respect, or terminate (except for termination upon the expiration thereof in accordance with its terms) any Company Material Contract or Contract that would have been a Company Material Contract had it been entered into prior to the date hereof (for purposes of this Section 5.1(p), “Company Material Contracts” shall include purchase order(s) providing for payments to, or receipts by, the Company or any Company Subsidiary in excess of $10 million on an aggregate basis);

(q) enter into any Contract that limits or purports to limit the ability of the Company or any Company Subsidiary, or, upon the consummation of the Merger, Parent or any Parent Subsidiary, to compete with any Person, in any line of business or sell, supply or distribute any product or service, in each case, in any geographic area or during any period of time (in each case, excluding Contracts with respect to customized ASIC products);

(r) enter into any Contract that contains any provision that requires the purchase of all or a given portion of the Company’s or any Company Subsidiary’s requirements for products or services from a given third party, or any other similar provision, excluding Contracts where such requirements are shorter than three years;

(s) enter into any Contract for which the performance of this Agreement by the Company or the consummation of the Transactions will result in (i) the termination of such Contract, (ii) trigger the counterparty’s right to terminate such Contract, (iii) a diminishment of rights granted under such Contract to the Company or a Company Subsidiary, or (iv) the obligation for the Company or any Company Subsidiary to pay any amount;

(t) enter into any Contract that provides for payment by the Company or any Company Subsidiary of liquidated damages;

(u) without good faith prior consultation with Parent, enter into any Contract that (A) provides for warranty by the Company or any Company Subsidiary for a period longer than five years, (B) guarantees supply by the Company or any Company Subsidiary for a period longer than five years, (C) provides for pricing commitment to any third party for a period longer than three years, or (D) provides for an uncapped indemnification obligation on the Company or any Company Subsidiary in connection with infringement of any Intellectual Property right;

(v) take any action that would or would reasonably be expected to result in an adjustment to the Conversion Rate (as defined in and pursuant to the Indenture) for the Company Convertible Notes; or

(w) agree, in writing or otherwise, to take any or authorize any of the foregoing actions.

Section 5.2 Solicitation by the Company.

(a) From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, and except as otherwise specifically provided for in this Agreement, the Company shall not and shall cause the Company Subsidiaries and its and their directors and officers not to, and the Company shall instruct its Representatives not to on behalf of the Company: (i) solicit or initiate a Competing Proposal or engage in any discussions or negotiations with respect thereto (other than informing any Person of the existence of the provisions contained in this Section 5.2) (provided, however, that the Company and its Representatives may make inquiries of a person making a Competing Proposal (and its Representatives) to ascertain facts regarding, and clarify the terms of, such Competing Proposal for the purpose of the Company Board of Directors informing itself about such Competing Proposal and the Person making it), (ii) provide any non-public information regarding, or access to the properties, personnel, books and records of, the Company or any Company Subsidiary to any person or “group” (as defined under Section 13(d) of the Exchange Act) in connection with or under circumstances that would reasonably be expected to lead to a Competing Proposal, except as permitted by Section 5.2(c) below, (iii) approve or publicly recommend, or propose publicly to approve or recommend, any Competing Proposal, (iv) withdraw or change or qualify in a manner adverse to Parent, the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the stockholders of the Company, (v) fail to publicly reaffirm the Company Board Recommendation within ten (10) business days after receipt of a written request by Parent following a Competing Proposal (or material modification thereto) becoming publicly known or the commencement of a tender or exchange offer (or material modification thereto) for any outstanding shares of capital stock of the Company, provided that the Company and its Representatives shall have no obligation to reaffirm the Company Board Recommendation more than once with respect to any Competing Proposal, (vi) fail to publicly reaffirm the Company Board Recommendation within ten (10) business days after any change of directors constituting at least a majority of the Company Board of Directors, (vii),enter into any letter of intent agreement or commitment providing for any Competing Proposal or (vii) resolve or agree to do any of the foregoing (any act described in clauses (iii), (iv), (v) or (vi) above, a “Company Change of Recommendation”). Any violation of the restrictions contained in this Section 5.2(a) by any of the Company’s Representatives shall be deemed to be a breach of this Section 5.2(a) by the Company.

(b) The Company shall immediately cease and shall instruct its Representatives to promptly cease, any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Competing Proposal (including, if applicable, the termination within 24 hours of access to any data room established in connection therewith). Promptly following the date of this Agreement, the Company will request that each Person (other than Parent and its Representatives) that has, prior to the date of this Agreement, executed a confidentiality agreement in connection with its consideration of acquiring the Company which has not terminated or expired pursuant to its terms to promptly return or destroy all non-public information furnished to such Person by or on behalf of the Company or any of the Company Subsidiaries prior to the date of this Agreement in accordance with the terms of such confidentiality agreement.

(c) Notwithstanding the limitations set forth in Section 5.2(a), if, prior to the Company Stockholder Approval being obtained, the Company receives an unsolicited bona fide written Competing Proposal and the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisor that such Competing Proposal constitutes a Superior Proposal or would reasonably be likely to lead to a Superior Proposal, then in either event the Company and its Representatives may: (i) furnish information (including nonpublic information) to the Person making such Competing Proposal, its Representatives and its potential sources of financing, if, and only if, prior to so furnishing such information, the Company receives (or has previously received) from such Person an executed Acceptable Confidentiality Agreement and (ii) engage in discussions or negotiations with such Person, its Representatives and its potential sources of financing with respect to such Competing Proposal and any changes thereto, including by making counterproposals thereto. The Company will promptly provide to Parent any material nonpublic information concerning the Company provided to any other Person in connection with any Competing Proposal that was not previously provided to Parent.

(d) The Company shall notify Parent promptly (but in no event later than 24 hours) after, to the knowledge of the Company, the receipt of any Competing Proposal and provide Parent with a copy of the Competing Proposal, including any related debt and equity financing commitments (or if the Competing Proposal is not in writing, a written description of the material terms of the Competing Proposal). The Company shall keep Parent reasonably informed of the status of discussions relating to any such Competing Proposal. The Company will also promptly (and in any event within 24 hours after such determination) advise Parent if the Company determines to begin providing information or to engage in discussions or negotiations concerning a Competing Proposal pursuant to Section 5.2(c).

(e) Notwithstanding anything in this Section 5.2 or Section 5.3 to the contrary, at any time prior to the receipt of the Company Stockholder Approval, the Company Board of Directors may make a Company Change of Recommendation in response to a Company Intervening Event if, and only if, (i) the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that the failure to make a Company Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors under applicable Law (provided, however, that the actions of the Company Board of Directors in making such determination and such determination shall not constitute a Company Change of Recommendation or a violation of this Section 5.2), (ii) the Company has provided Parent with a written notice of such determination and that the Company Board of Directors intends to effect a Company Change of Recommendation (provided, however, that the giving of such notice and actions of the Company Board of Directors in authorizing and disclosing (to the extent legally required) such notice shall not constitute a Company Change of Recommendation or a violation of this Section 5.2) and (iii) during the four business day period commencing on the date of Parent’s receipt of such notice the Company has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent and its Representatives (to the extent Parent desires to negotiate) regarding a possible amendment to this Agreement and has considered in good faith any proposals made by Parent, and after taking account of Parent’s proposals, if any, the Company Board of Directors again makes the determination set forth in Section 5.2(e)(i).

(f) Notwithstanding anything in this Section 5.2 or Section 5.3 to the contrary, at any time prior to the receipt of the Company Stockholder Approval, the Company Board of Directors may in response to its receipt of a bona fide written Competing Proposal make a Company Change of Recommendation or terminate this Agreement to enter into a definitive written agreement providing for such Competing Proposal pursuant to Section 8.1(h) if, and only if, (i) the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that (x) such Competing Proposal constitutes a Superior Proposal, and (y) the failure to make such Company Change of Recommendation or to terminate this Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors under applicable Law (provided, however, that the actions of the Company Board of Directors in making such determination and such determination shall not constitute a Company Change of Recommendation, a violation of this Section 5.2 or a termination of this Agreement), (ii) the Company has provided Parent with a written notice of such determination and that the Company Board of Directors intends to effect a Company Change of Recommendation or that the Company intends to terminate this Agreement (provided, however, that the giving of such notice and actions of the Company Board of Directors in authorizing and disclosing (to the extent legally required) such notice shall not constitute a Company Change of Recommendation, a violation of this Section 5.2 or a termination of this Agreement) and (iii) during the four business day period commencing on the date of Parent’s receipt of such notice the Company has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent and its Representatives (to the extent Parent desired to negotiate) regarding a possible amendment to this Agreement and has considered in good faith any written proposals made by Parent that if accepted by the Company would be binding upon Parent, and after taking account of Parent’s proposals, if any, the Company Board of Directors again makes the determination set forth in Section 5.2(f)(i). Following receipt by parent of a notice pursuant to Section 5.2(f)(ii) with respect to a Competing Proposal, if the financial or other material terms of such Competing Proposal are materially amended prior to the Company Board of Directors making a Company Change of Recommendation or terminating this Agreement in accordance with the foregoing sentence, the Company will deliver to Parent a new notice pursuant to Section 5.2(f)(ii) prior to the Company Board of Directors making a Company Change of Recommendation or terminating this Agreement in accordance with the foregoing sentence, provided that the period of negotiation provided in Section 5.2(f)(iii) shall instead end at 11:59 p.m. (Eastern Time) on the second business day immediately following Parent’s receipt of such notice, but no such new notice shall shorten the original four business day notice period.

(g) Nothing contained in this Agreement shall prohibit the Company or the Company Board of Directors from (i) disclosing to the Company’s stockholders a position contemplated by Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Company Board of Directors has reasonably determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors under applicable Law; provided, however, that any such disclosure referred to in clauses (i) or (ii) that relates to a Competing Proposal shall be deemed to be a Company Change of Recommendation unless (x) the Company Board of Directors expressly reaffirms the Company Board Recommendation in such disclosure or (y) such disclosure is a “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(b) promulgated under the Exchange Act; provided, further that this Section 5.2(g) shall not permit the Company Board of Directors to make a Company Change of Recommendation except to the extent permitted by Section 5.2(e) or Section 5.2(f).

Section 5.3 Preparation of the Proxy Statement; Company Special Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the Proxy Statement in preliminary form. Each of the Company and Parent shall furnish all information concerning itself, its affiliates and the holders of its shares to the other and provide such other assistance as may be reasonably requested by such other Party in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as reasonably practicable after receipt thereof, provide Parent with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. The Company shall respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response in advance and give due consideration to such comments, except to the extent such disclosures relate to a Competing Proposal.

(b) If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective affiliates, is discovered by the Company or Parent that, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of the Company. Nothing in this Section 5.3(b) shall limit the obligations of any Party under Section 5.3(a). For purposes of this Section 5.3, any information concerning or related to the Company or its affiliates will be deemed to have been provided by the Company, and any information concerning or related to Parent or its affiliates will be deemed to have been provided by Parent.

(c) The Company shall, in accordance with applicable Law and the Company Governing Documents, establish a record date for, duly call, give notice of and schedule the Company Special Meeting. Subject to compliance with applicable Law, the Company shall as promptly as reasonably practicable after the Proxy Statement is approved, or deemed to have been approved by the SEC for dissemination to the stockholders of the Company, mail the Proxy Statement to the stockholders of the Company and use its reasonable best efforts to solicit and obtain the Company Stockholder Approval, except to the extent that the Company Board of Directors shall have made a Company Change of Recommendation as permitted by Section 5.2. The Company shall consult with Parent regarding the date of the Company Special Meeting, which, subject to the terms of the next sentence relating to postponement and adjournment thereof, shall be held not later than 45 days after the mailing of the Proxy Statement to the Company’s stockholders, provided that the Company shall not be required to hold the Company Special Meeting prior to January 3, 2019. Notwithstanding the foregoing provisions of this Section 5.3(c), the Company shall not adjourn, postpone or delay the Company Special Meeting without the prior consent of Parent, except that it may do so if and to the extent that: (i) there are holders of an insufficient number of shares of Company Common Stock present or represented by a proxy at the Company Special Meeting to constitute a quorum at the Company Special Meeting; (ii) the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval; (iii) such adjournment, postponement, delay or cancellation is required by applicable Law or a request from the SEC or its staff; or (iv) in the good faith judgment of the Company Board of Directors (after consultation with its outside legal advisors), the failure to adjourn, postpone or delay the Company Special Meeting would be reasonably likely to not allow sufficient time under applicable Laws for the distribution of any required or appropriate supplement or amendment to the Proxy Statement.

Section 5.4 Incorporation and Joinder of Merger Sub.

(a) Promptly following the execution of this Agreement, and in any event within 10 days of the date of this Agreement, Parent shall incorporate, or shall cause the incorporation of, Merger Sub under Delaware Law. Promptly following the incorporation of Merger Sub, Parent shall deliver to the Company a complete and correct copy of the Charter Documents of Merger Sub.

(b) Promptly following the incorporation of Merger Sub in accordance with Section 5.4(a), and in any event within 10 days of the date hereof (and prior to the execution of the Joinder Agreement by Merger Sub), Parent shall cause the board of directors of Merger Sub to approve this Agreement and declare its advisability and to submit this Agreement for adoption to the sole shareholder of Merger Sub all in accordance with Delaware Law, and Parent shall, or shall cause the sole shareholder of Merger Sub to, adopt this Agreement by written consent in accordance with Delaware Law.

(c) Promptly following the execution of this Agreement, and in any event within 10 days of the date hereof, Parent shall cause Merger Sub to execute a joinder agreement to this Agreement, substantially in the form attached hereto as Exhibit A (the “Joinder Agreement”). Effective upon the execution and delivery of the Joinder Agreement, Merger Sub shall be deemed to be a “Party” to this Agreement, and any obligations or agreements of Merger Sub set forth herein shall thereafter be effective and binding upon Merger Sub. Upon execution of the Joinder Agreement, the Joinder Agreement shall be deemed to be part of, and a modification to, this Agreement, the representations and warranties of Merger Sub in the Joinder Agreement shall be incorporated in full into this Agreement by reference (and shall be deemed to be made as if Merger Sub was an original Party to this Agreement) and the Joinder Agreement shall be governed by all the terms and provisions of this Agreement, which will continue in full force and effect as modified by the Joinder Agreement as a valid and binding agreement of the Parties (including Merger Sub).

ARTICLE VI.

ADDITIONAL AGREEMENTS

Section 6.1 Access; Confidentiality; Notice of Certain Events.

(a) From the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to the extent permitted by applicable Law, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their properties, offices, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of the Company Subsidiaries to, furnish reasonably promptly to Parent all information (financial or otherwise) concerning its business, properties and personnel as Parent may reasonably request. Notwithstanding the foregoing, the Company shall not be required by this Section 6.1 to provide Parent or its Representatives with access to or to disclose information (i) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice, (ii) the disclosure of which would violate any Law, (iii) that is subject to any attorney-client, attorney work product or other legal privilege or (iv) that would result in the disclosure of any Trade Secrets of the Company or any third parties. Parent will reasonably minimize any disruption to the businesses of the Company that may result from the requests for access, data and information hereunder.

(b) Notwithstanding the foregoing in this Section 6.1 or as set forth in Section 6.2, the Company may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided under this Section 6.1 or under Section 6.2 as either “Antitrust Counsel Only Material” or “Antitrust Restricted Material.” Antitrust Counsel Only Material and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the Company or its legal counsel. Antitrust Restricted Material and the information contained therein shall be given only to outside antitrust counsel and other outside Representatives of the recipient and employees, officers or directors of the recipient approved by the Company, and will not be disclosed by such Persons to other employees, officers or directors of the recipient unless express permission is obtained in advance from the Company or its legal counsel. Anything to the contrary contained in this Section 6.1 or in Section 6.2 notwithstanding, materials provided pursuant to this Section 6.1 or Section 6.2 may be redacted (i) to remove references concerning the valuation of Parent, the Company and the Merger and other confidential information, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable privilege concerns.

(c) Parent will hold, and will cause its Representatives and affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.1 or Section 6.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.

(d) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (i) of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement or the Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such Party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) of any Action commenced or, to the knowledge of the Company or the knowledge of Parent, threatened against, such Party or any of its Subsidiaries or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, in each case in connection with, arising from or otherwise relating to the Transactions, and (iii) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Company Subsidiaries or the Parent Subsidiaries, respectively, which would reasonably be expected, individually or in the aggregate, to result in the failure to be satisfied of any of the conditions to the other Party’s obligation to effect the Merger or that would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; provided, however, that the delivery of any notice pursuant to this Section 6.1(d) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party. The failure to deliver any such notice shall not affect any of the conditions set forth in Article VII or give rise to any right to terminate under Article VIII.

Section 6.2 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other Transactions as soon as practicable after the date of this Agreement, including (x) preparing and filing, in consultation with the other Party and as promptly as practicable and advisable after the date of this Agreement, all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, registrations, Permits and authorizations necessary or advisable to be obtained from any Governmental Authority in order to consummate the Merger or any of the other Transactions and (y) taking all steps as may be reasonably necessary to obtain all waiting period expirations or terminations, registrations, Permits and authorizations. In furtherance and not in limitation of the foregoing, each Party agrees (i) to make all necessary applications, notices, petitions and filings required with respect to this Agreement or the Transactions (A) in connection with the pre-merger notification under the HSR Act as promptly as practicable but in no case later than ten (10) business days after execution of this Agreement and (B) with the Specified Antitrust Authorities (other than in the United States) as promptly as practicable after the execution of this Agreement (in each case, unless another date is mutually agreed between the Parties), or where the ability to control timing of the application, notice, petition or filing is not within the control of the submitting Party, commence pre-submission consultation procedures for, any applications notices, petitions or filings with the Specified Antitrust Authorities (and thereafter make any other required submissions and respond as promptly as practicable to any requests for additional information or documentary material), (ii) to prepare and pre-file with CFIUS a draft joint voluntary notice and other appropriate documents within the meaning of 31 C.F.R. § 800.401(f) as promptly as practicable after the date of this Agreement, and then as promptly as practicable after notification by CFIUS that the draft joint voluntary notice satisfies all requirements of 31 C.F.R. § 800.402, jointly file with CFIUS a formal joint voluntary notice within the meaning of 31 C.F.R. § 800.402, and as promptly as practicable (and in any event in accordance with applicable regulatory requirements) any other submissions that are formally requested by CFIUS to be made, or which the Parties mutually agree should be made, in each case in connection with this Agreement and the Transactions, (iii) to prepare and submit as promptly as practicable, and in any event in a timely manner, all notifications required under the ITAR and EAR in connection with the Merger, including all notifications required under section 122.4 of the ITAR, and make all necessary updates and transfers of all ITAR and EAR licenses held by the Company and its Subsidiaries in connection with the Transactions (the “ITAR/EAR Approval”) and (iv) to promptly determine whether any other filings are required to be made with, and whether any other consents, approvals, permits or authorizations are required to be obtained from, any Governmental Authority under any other applicable Law in connection with the Transactions, and if so, to prepare and file any such filings and to seek any such other consents, approvals, permits or authorizations (the filings described in the foregoing clauses (i) through (iv) collectively, “Regulatory Filings”).

(b) In connection with, and without limiting, the efforts or the obligations of the Parties under Section 6.2(a), each of Parent and the Company shall, to the extent permitted by applicable Law and not prohibited by the applicable Governmental Authority and subject to all applicable privileges (including the attorney client privilege), (i) cooperate and coordinate with the other in the making of Regulatory Filings (including, to the extent permitted by applicable Law and subject to the provisions of Section 6.1(b), providing copies, or portions thereof, of all such documents to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation, request or other inquiry of any Governmental Authority under any applicable Law with respect to any such filing, (ii) supply the other with any information and reasonable assistance that may be required or reasonably requested in connection with the making of such filings, (iii) supply, within the time allowed, any additional or supplemental information that may be required or reasonably requested by the FTC, the DOJ,

CFIUS and the relevant Governmental Authorities of any applicable jurisdiction in which any such filing is made under any other applicable Law and (iv) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to obtain (A) the expiration or termination of the applicable waiting periods (and any extension thereof) under the HSR Act or any other Antitrust Law (the “Antitrust Approvals”), (B) the CFIUS Approval and (C) the ITAR/EAR Approval, in each case as promptly as practicable, and to avoid any impediment to the consummation of the Merger under any applicable Law, including using reasonable best efforts to take all such action as reasonably may be necessary to resolve such objections, if any, as the FTC, the DOJ, CFIUS or any other Governmental Authority or Person may assert with respect to the Merger or the other Transactions.

(c) Each of Parent and Merger Sub (and their respective affiliates, if applicable), on the one hand, and the Company (and its Subsidiaries, if applicable), on the other hand, shall, to the extent practicable and unless prohibited by applicable Law or by the applicable Governmental Authority and subject to all applicable privileges (including the attorney client privilege), promptly inform the other of any material communication from any Governmental Authority regarding any of the Transactions in connection with any Regulatory Filings or investigations with, by or before any Governmental Authority relating to this Agreement or the Transactions, including any Actions initiated by a private party. If any Party or Subsidiary or other affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to a Regulatory Filing, then such Party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the Parties will (i) give each other reasonable advance notice of all meetings with any Governmental Authority relating to the Merger or any other Transactions, (ii) give each other an opportunity to participate in each of such meetings, (iii) keep the other Party reasonably apprised with respect to any material communications with any Governmental Authority regarding the Merger or any other Transactions, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger or any other Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Authority, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all material written communications (including applications, analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger or any other Transactions and (vi) provide each other (or counsel of each Party, as appropriate) with copies of all material written communications to or from any Governmental Authority relating to the Merger or any other Transactions. Any such disclosures, rights to participate or provisions of information by one Party to the other may be made on a counsel-only basis to the extent required under applicable Law and the provisions of Section 6.1(b).

(d) Notwithstanding any other provision in this Agreement, except as set forth in this Section 6.2(d), in no event shall Parent, the Company or any of their respective Subsidiaries be obligated to, and, without the prior written consent of Parent, neither the Company nor any of its Subsidiaries shall, in order to obtain the consent or approval of any Governmental Authority of the Merger or the Transactions or the expiration or termination of any applicable waiting periods (and any extension thereof) in connection therewith, (y) consent to or take any actions to sell, hold separate or otherwise dispose of any assets, businesses or interest, or (z) consent to or take any other actions not described in the preceding clause (y), including agreeing to conditions relating to, or making changes in the conduct of, its business, in the case of each of clause (y) and (z) that would reasonably be anticipated to have a material adverse impact on the business of Parent and the Parent Subsidiaries taken as a whole following the Merger, including the Surviving Corporation.

(e) Notwithstanding anything to the contrary in this Section 6.2, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall be required to (and the Company shall not, without Parent’s prior consent) agree to any term or take or omit to take any action in connection with obtaining the Antitrust Approvals, the CFIUS Approval or the ITAR/EAR Approval that is not conditioned upon the consummation of the Merger and the other Transactions.

(f) Each of Parent and the Company shall use its reasonable best efforts to obtain all consents, waivers, authorizations and approvals of all third parties (other than Governmental Authorities, which are the subject of clauses (a)-(e) above) necessary, proper or advisable in connection with the consummation of the Transactions and to provide any notices to third parties required to be provided by them prior to the Effective Time.

Section 6.3 Publicity. Parent and the Company have agreed upon the initial joint press release with respect to the execution of this Agreement, and will issue such press release promptly following the execution of this Agreement. Thereafter, so long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to the Transactions or this Agreement without the prior consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other public announcement with respect to the Transactions or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto. Notwithstanding the foregoing provisions of this Section 6.3, (i) Parent and the Company may make press releases or public announcements concerning this Agreement or the Transactions that consist solely of information previously disclosed in all material respects in previous press releases or announcements made by Parent and/or the Company in compliance with this Section 6.3, (ii) Parent and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements consist solely of information previously disclosed in all material respects in previous press releases, public disclosures or public statements made jointly by the Company and Parent and do not reveal material, non-public information regarding the other Parties, this Agreement or the Transactions and (iii) the Company shall not be required to provide any review or comment to Parent regarding any statement, release or disclosure made by the Company or its Representatives in response to or in connection with the receipt and existence of a Competing Proposal, the consideration of making a Company Change of Recommendation or any matters related thereto.

Section 6.4 Directors’ and Officers’ Insurance and Indemnification.

(a) From and after the Effective Time, the Company, the Surviving Corporation and Parent shall indemnify and hold harmless all past and present directors, officers and employees of the Company or any Company Subsidiary and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or any Company Subsidiary (collectively, together with such Persons’ heirs, executors, administrators and assigns, the “Covered Persons”) to the fullest extent permitted by Law against any costs and expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Covered Person to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened Action or investigation, whether civil, criminal, administrative or investigative, arising out of acts or omissions occurring at or prior to the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director or other fiduciary in any entity at the request or for the benefit of the Company). Without limiting the foregoing, from and after the Effective Time, Parent, the Company and the Surviving Corporation shall indemnify and hold harmless the Covered Persons to the fullest extent permitted by Law for acts or omissions occurring in connection with the process resulting in and the adoption and approval of this Agreement and the consummation of the Transactions. From and after the Effective Time, Parent, the Company and the Surviving Corporation shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Action or investigation with respect to the matters subject to indemnification pursuant to this Section 6.4(a) in accordance with the procedures (if any) set forth in the Company Certificate, the Company Bylaws, the certificate of incorporation and bylaws, or other organizational or governance documents, of any

Company Subsidiary, and indemnification agreements, if any, in existence on the date of this Agreement. In the event of any such Action or investigation, Parent, the Company and the Surviving Corporation shall cooperate with the Covered Person in the defense of any such Action or investigation.

(b) For not less than six years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Company Certificate and the Company Bylaws. Notwithstanding anything herein to the contrary, if any Action or investigation (whether arising before, at or after the Effective Time) is made against any Covered Person with respect to matters subject to indemnification hereunder on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.4(b) shall continue in effect until the final disposition of such Action or investigation. Following the Effective Time, the indemnification agreements, if any, in existence on the date of this Agreement with any of the directors, officers or employees of the Company or any Company Subsidiary shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms.

(c) For not less than six years from and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain for the benefit of the Covered Persons, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policies of the Company and the Company Subsidiaries relating to errors and omissions of directors and officers or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase as much coverage as is available for such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time (which the Company shall be permitted to purchase prior to the Effective Time), which policies provide such directors and officers with coverage for an aggregate period of at least six years from and after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the Transactions. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(d) In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.4.

(e) The rights of each Covered Person pursuant to this Section 6.4 shall be in addition to, and not in limitation of, any other rights such Covered Person may have under the Company Certificate, the Company Bylaws (or similar documents of any Company Subsidiary), any Contract, or under applicable Law. The provisions of this Section 6.4 shall survive the Effective Time and shall not be terminated or modified in any manner that is adverse to the Covered Persons (and their respective successors and assigns), it being expressly agreed that the Covered Persons (including their respective successors and assigns) shall be third party beneficiaries of, and entitled to enforce, this Section 6.4. In the event of any breach by the Surviving Corporation or Parent of this Section 6.4, the Surviving Corporation shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section  6.4 as such fees are incurred upon the written request of such Covered Person.

Section 6.5 Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other Transactions.

Section 6.6 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.

Section 6.7 Employee Benefits.

(a) Parent hereby agrees that for the period commencing at the Effective Time and ending twelve (12) months following the Effective Time (such period, the “Transition Period”), Parent shall, or shall cause the Surviving Corporation or applicable Subsidiary or affiliate of Parent to provide each employee of the Company or any Company Subsidiary who continues to be employed by Parent, the Surviving Corporation or any Subsidiary or affiliate of Parent as of the Effective Time (each, a “Continuing Employee”) with:

(i) at least the same level of base salary or hourly wage rate, as the case may be, that was provided to such Continuing Employee immediately prior to the Effective Time;

(ii) an annual target cash incentive amount that is no less than the annual target cash incentive amount in effect with respect to such Continuing Employee immediately prior to the Effective Time;

(iii) an annual equity or comparable incentive opportunity (under Parent’s existing equity or comparable incentive arrangements) that is substantially comparable to the aggregate annual equity incentive opportunity in effect with respect to such Continuing Employee immediately prior to the Effective Time;

(iv) rate of accrual, maximum accrual and permitted use of paid vacation time or comparable paid time off under terms that are no less favorable than the terms of the Company’s policies governing such vacation or paid time off as in effect on the date of this Agreement; and

(v) severance benefits in accordance with such Continuing Employee’s individual employment, severance, change in control or similar agreement in effect as of immediately prior to the Effective Time or in accordance with the applicable severance plan or policy of the Company as set forth on Section 6.7(a)(v) of the Company Disclosure Letter.

(b) Parent hereby agrees that for the period commencing at the Effective Time and ending December 31, 2019, Parent shall, or shall cause the Surviving Corporation or applicable Subsidiary or affiliate of Parent to provide each Continuing Employee with the opportunity to participate in applicable health (including health savings and flexible spending accounts), welfare, nonqualified cash deferred compensation and defined contribution retirement benefit plans and programs that are substantially comparable, in the aggregate, and at a cost to the Continuing Employee that is substantially comparable in the aggregate, to either (A) those health, welfare and defined contribution retirement benefits provided to such Continuing Employee immediately prior to the Effective Time or (B) those provided by Parent to similarly situated employees of Parent and its Subsidiaries.

(c) Effective as of the Effective Time and thereafter, Parent shall provide, or shall cause the Surviving Corporation to provide, that periods of service with the Company or the Company Subsidiaries (including any current or former affiliate of the Company or the Company Subsidiaries or any predecessor of the Company or a Company Subsidiary) shall be credited for all purposes under all employee benefit plans maintained by Parent or an affiliate of Parent (including the Surviving Corporation) for the benefit of the Continuing Employees, including vacation or other paid-time-off plans or arrangements, 401(k), pension or other retirement plans and any severance or health or welfare plans (other than for purposes of determining any accrued benefit under any defined benefit pension plan or as would result in a duplication of benefits for the same period of service).

(d) Effective as of the Effective Time and thereafter, Parent shall, and shall cause the Surviving Corporation to, (i) ensure that no eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions shall apply with respect to the Continuing Employees under the applicable health, welfare and defined contribution retirement benefits plan of Parent or any affiliate of Parent (except to the extent applicable under Company Plans immediately prior to the Effective Time), (ii) waive any and all evidence of insurability requirements with respect to such Continuing Employees to the extent such evidence of insurability requirements were not applicable to the Continuing Employees under the Company Plans immediately prior to the Effective Time, (iii) credit each Continuing Employee with all deductible payments, out-of-pocket or other co-payments paid by such employee under the Company Plans prior to the Closing Date during the plan year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an affiliate of Parent for such plan year and (iv) as applicable, credit each Continuing Employee with his or her contribution balances, if any, under the health savings accounts, flexible spending accounts and dependent care spending accounts administered under Company Plans which contributions are made during the Company Plan year in which the Closing occurs.

(e) Effective as of the Effective Time, Parent shall adopt and assume the Company’s obligations under the IDT Nonqualified Deferred Compensation Plan, and shall take all actions reasonably necessary to accomplish such adoption and assumption; provided, that Parent may merge the IDT Nonqualified Deferred Compensation Plan into Parent’s nonqualified deferred compensation plan in accordance with Section 409A of the Code at any time.

(f) The Company shall make available to Parent at least thirty (30) calendar days prior to the Effective Time, with respect to each Company Plan listed on Section 3.10(g) of the Company Disclosure Letter, a copy of the Company Plan document, including all currently effective amendments thereto and, to the extent not covered by insurance and otherwise applicable, current statements of assets and liabilities and the Company shall make available to Parent no later than forty-five (45) days following the date of this Agreement, all payroll data reasonably necessary to facilitate the issuance of Parent One Yen Options pursuant to Section 2.4.

(g) Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any affiliate of Parent and the Continuing Employee and subject to the terms of any severance, benefit or other applicable plan or program covering such Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.7 shall (i) be deemed or construed to be an amendment or other modification of any employee benefit plan of Parent or (ii) create any third-party rights in any current or former employee or individual independent contractor of the Company or its affiliates (or any beneficiaries or dependents thereof).

Section 6.8 401(k) Plans. If requested by Parent at least 10 days prior to the Closing, then effective as of no later than the day immediately preceding the Closing, the Company will terminate each of the Company Plans intended to be “qualified” within the meaning of Section 401(a) of the Code (the “Company 401(k) Plans”). If Parent requires the termination of the Company 401(k) Plans, then Parent or one of Parent’s ERISA Affiliates shall maintain or cause to be maintained, for the benefit of the Continuing Employees, a defined contribution plan that (i) meets the requirements of Section 401(a) of the Code, and (ii) includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (such plan being referred to as the “Parent 401(k) Plan”). Parent will provide for the Parent 401(k) Plan to accept, on or after Closing, the rollover by each Continuing Employee of any “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the Code) from the Company 401(k) Plans, including plan loans, in accordance with applicable Code provisions. Prior to the Effective Time, the Company shall provide Parent with evidence that such plan(s) have been terminated by providing resolutions approving such termination. The form and substance of such resolutions shall be subject to the review and approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed).

Section 6.9 Rule 16b-3. The Company Board of Directors, or a committee of non-employee directors thereof, shall, prior to the Effective Time, adopt a resolution providing in substance that the dispositions by the Company Insiders of Company Common Stock (including derivative securities with respect to Company Common Stock) contemplated by this Agreement are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act in accordance with Rule 16b-3 and interpretations of the SEC thereunder.

Section 6.10 Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions reasonably necessary to delist the Company Common Stock from NASDAQ and terminate its registration under the Exchange Act, provided, however, that such delisting and termination shall not be effective until after the Effective Time.

Section 6.11 Transaction Litigation. The Company shall give Parent the opportunity (at Parent’s sole cost and expense) to participate in the Company’s defense or settlement of any stockholder litigation against the Company and/or its directors or executive officers relating to this Agreement and/or the Merger. The Company agrees that it shall not settle or offer to settle any litigation commenced after the date of this Agreement against the Company or its directors, executive officers or similar persons by any stockholder of the Company relating to this Agreement and/or the Merger without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed.

Section 6.12 Control of Operations. Without in any way limiting any Party’s rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, the right to control or direct the other Party’s operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 6.13 Company Equity Awards. At least five business days prior to the Closing, the Company shall give Parent correct and complete lists, as of such date, of: (a) outstanding Company Options, Company RSUs and Company PSUs, including as applicable with respect to each category of awards: the holder, number of Company Shares then subject to such Company Option, Company RSU or Company PSU, vesting schedule, grant date, expiration date and exercise price (if applicable), whether the holder of such award has made a deferral election with respect to such award under Code Section 409A, and whether the holder is a current or former employee, director, consultant or other individual independent contractor of the Company.

Section 6.14 FIRPTA. At the Closing, the Company shall provide to Parent (i) a statement certificate, dated as of the Closing Date, in accordance with Treasury Regulations sections 1.1445-2(c) and 1.897-2(h) in the form of Exhibit B attached hereto and which shall be considered to be voluntarily provided by the Company in response to a request from Parent pursuant to Treasury Regulations section 1.1445-2(c)(3)(i) and (ii) a notice to the Internal Revenue Service in accordance with Treasury Regulations section 1.897-2(h) in the form of Exhibit C attached hereto.

Section 6.15 Credit Agreement.

(a) Prior to the Closing Date, the Company agrees that it shall use its reasonable best efforts to convert all of its outstanding Eurodollar Borrowings to ABR Borrowings under the Credit Agreement such that on the Closing Date all of the outstanding Borrowings are ABR Borrowings, to the extent that such conversion would reasonably be expected to reduce the overall cost to the Company of such Borrowings and the anticipated break funding cost under the Credit Agreement (it being understood and agreed that the Company shall not be required to take any such actions prior to the commencement of the five (5) business day period contemplated by Section 1.2). Prior to the Closing Date, the Company shall timely issue a notice of optional prepayment and a notice of optional termination of commitments in respect of the Credit Agreement pursuant to the applicable terms thereof contemplating prepayment in full on the Closing Date. For purposes of the foregoing provisions, the terms Eurodollar Borrowings, ABR Borrowings, and Borrowing shall have the respective meanings ascribed to such terms in the Credit Agreement.

(b) The Company shall use reasonable best efforts to obtain from the Administrative Agent and deliver to Parent at least six (6) business days (subject to any updates required due to the conversion of outstanding Eurodollar Borrowings to ABR Borrowings pursuant to Section 6.15(a)) prior to the Closing a payoff letter (the “Payoff Letter”) signed by the Administrative Agent with respect to Indebtedness under the Credit Agreement. The Payoff Letter shall be in customary form and shall (i) provide the dollar amount required to discharge in full the Indebtedness owing under the Credit Agreement (the “Payoff Amount”) and terminate all commitments thereunder on the Closing Date and (ii) provide for the release and termination of all applicable liens and guaranties related to the assets and properties of the Company and any Subsidiaries thereof upon receipt of the Payoff Amount set forth therein.

(c) Parent shall pay, or shall cause to be paid, the Payoff Amount in full on behalf of the Company on the Closing Date in accordance with the Payoff Letter.

Section 6.16 Financing; Financing Cooperation.

(a) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Financing, including using reasonable best efforts to (i) maintain in effect the Commitment Letter, (ii) satisfy on a timely basis all Financing Conditions applicable to Parent in the Commitment Letter, (iii) negotiate and enter into definitive agreements with respect to the Financing on or before the Closing Date on the terms and conditions contemplated by the Commitment Letter or on such other terms as Parent reasonably determines are substantially comparable or more favorable to Parent (but only to the extent that any such other terms would not reasonably be expected to adversely impact or delay in any material respect the ability of Parent to consummate the Transactions in accordance with this Agreement or obtain the Financing), (iv) upon satisfaction of all of the conditions in this Agreement to Parent’s and the Company’s obligations to effect the Closing, and satisfaction of all of the Financing Conditions, enforce its rights against the other parties to the Commitment Letter, if any, including to require such parties to provide the Financing (provided, that Parent shall not be required to bring an Action against such other parties), and (v) consummate the Financing. Parent shall give the Company prompt notice of any breach, repudiation or threatened or anticipated breach or repudiation by any party to the Commitment Letter of which Parent or its affiliates becomes aware. Without limiting Parent’s other obligations under this Section 6.16(a), if a Financing Failure Event occurs Parent shall (i) immediately notify the Company of such Financing Failure Event and the reasons therefor, (ii) in consultation with the Company, use reasonable best efforts to obtain alternative financing from alternative financing sources, in an amount sufficient to make the Closing Date Payments and consummate the Transactions, as promptly as practicable following the occurrence of such event, and (iii) use reasonable best efforts to obtain, and when obtained, provide the Company with a copy of, a new financing commitment (subject only to the Financing Conditions) that provides for such alternative financing. Neither Parent nor any of its affiliates shall amend, modify, supplement, restate, assign, substitute or replace the Commitment Letter except for substitutions and replacements pursuant to the immediately preceding sentence. Neither Parent nor any of its affiliates shall take any action that would reasonably be expected to materially delay or prevent the consummation of the Financing.

(b) The Company shall use reasonable best efforts to, and shall use its reasonable best efforts to cause its Representatives to, provide customary cooperation in connection with the Financing as may reasonably be requested by Parent, including using reasonable best efforts to (i) upon reasonable prior notice and after prior consultation, make available the Company’s senior executive officers for participation in a reasonable number of meetings, drafting sessions, due diligence sessions and other presentations, including presentations with rating agencies, in connection with the Financing; (ii) furnish to Parent and the Financing Sources as promptly as reasonably practicable the historical financial statements of the Company necessary to satisfy any Financing Condition set forth in the Commitment Letter; (iii) assist with Parent’s preparation of pro forma and projected financial statements necessary to satisfy any Financing Condition set forth in the Commitment Letter; (iv) obtain the Payoff Letter; (v) assist in the preparation and negotiation and execution and delivery as of the Closing any definitive documents related to the Financing (including any schedules and exhibits thereto, guarantees, pledges and security agreements); and (vi) facilitate the pledge of collateral in connection with the Financing.

Notwithstanding anything to the contrary herein, it is understood and agreed that the condition precedent set forth in Section 7.2(b), as applied to the Company’s obligations under this Section 6.16(b), shall be deemed to be satisfied unless the Financing has not been obtained as a direct result of the Company’s material breach of its obligations under this Section 6.16(b) resulting from its willful misconduct, gross negligence or bad faith.

(c) Notwithstanding the foregoing: (i) such requested cooperation shall not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries; (ii) neither the Company nor any of its Subsidiaries shall (A) be required to pay any commitment or other similar fee in connection with the Financing prior to the Closing; (B) have any liability or obligation under any agreement or any document related to the Financing until the Closing occurs; (C) be required to incur any liability that is not expressly provided for in Section 6.16(b) in connection with the Financing and not otherwise indemnified hereunder; (D) otherwise be required to take any action in violation or conflict with any of the Company’s or its Subsidiaries’ respective organizational documents or applicable Law; (E) be required to deliver opinions of external or internal counsel; (F) be required to provide access to or disclose information that would reasonably be expected to jeopardize attorney-client privilege or contravene Law or violate any Contract; (G) be required to waive or amend any terms of this Agreement or any other Contract to which the Company or its Subsidiaries is a party; (H) be required to provide any cooperation to the extent it would cause (x) any condition to Closing set forth in Article VII not to be satisfied or (y) a breach of this Agreement; (I) be required to execute, prior to the Closing Date, any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates or documents in connection with the Financing that become operative prior to the Closing, and no obligation of the Company or its Subsidiaries under any document, agreement or any other contract relating to the Financing shall be operative prior to the Closing (for the avoidance of doubt, the Company and its Subsidiaries shall execute such and other documents as requested by Parent in advance of the Closing to the extent the documents do not become operative unless and until the Closing occurs); and (iii) notwithstanding the above, all corporate, limited liability or other organizational actions shall be deemed to become effective only if and when the Closing occurs and shall be derived exclusively from the authority of, and shall only be taken by, the board of directors of the Company and its Subsidiaries or other governing body of the Company and its Subsidiaries as constituted after giving effect to the Closing.

(d) Parent shall indemnify and hold harmless the Company and its Subsidiaries, and their respective officers, employees and Representatives, from and against any and all liabilities or losses suffered or incurred by them in connection with the Financing and any information utilized in connection therewith, except in the event such liabilities or losses arose out of or result from (i) the willful misconduct, gross negligence or bad faith of the Company and its Subsidiaries or (ii) historical information furnished in writing by or on behalf of the Company and its Subsidiaries expressly for inclusion in any marketing materials. If this Agreement is terminated pursuant to Article VIII, Parent shall, promptly upon request by the Company, reimburse the Company and its Subsidiaries for all reasonable and documented out-of-pocket costs incurred by the Company and its Subsidiaries (including those of its affiliates and Representatives) in connection with taking action required or requested by Parent pursuant to this Section 6.16. For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 6.16 represent the sole obligation of the Company, its Subsidiaries and affiliates and their respective Representatives with respect to cooperation in connection with the arrangement of the Financing and no other provision of this Agreement (including the Exhibits and Company Disclosure Letter) shall be deemed to expand or modify such obligations.

Section 6.17 Treatment of Company Convertible Notes, Company Convertible Note Hedge Obligations and Company Warrants.

(a) The Company shall use commercially reasonable efforts to (i) take any actions that may be required by the Indenture, the Company Convertible Note Hedge Obligations and the Company Warrants, as applicable, to be performed by the Company prior to the Effective Time, including, without limitation, as a result of the execution and delivery of this Agreement and the consummation of the Merger and the other Transactions, including, as may be applicable, the giving of any notices, announcements, certificates, opinions, documents or instruments that the Company may be required to give prior to the Effective Time and (ii) provide to Parent reasonable prior notice of any such action, including, without limitation, a draft of any writing to be provided in connection with such required actions. In addition, the Company shall promptly cooperate with any and all reasonable requests made by Parent to the Company for cooperation in connection with such requirements of the Indenture, the Company Convertible Note Hedge Obligations and the Company Warrants, as applicable, as Parent may be required, or may deem desirable, to undertake in connection with the Effective Date, this Agreement or the Transactions.

(b) Upon Parent’s request, prior to the Effective Time, the Company shall use commercially reasonable efforts to (i) engage in discussions with JPMorgan Chase Bank, National Association (the “Call Spread Dealer”) with respect to, and cooperate with Parent to obtain the consent of the Call Spread Dealer for, the termination, at or as promptly as practicable following the Effective Time, of the Company Convertible Note Hedge Obligations and the Company Warrants and (ii) involve Parent in any discussions or negotiations with the Call Spread Dealer with respect to the termination, settlement, cancellation, adjustment, modification and/or payment

(in each case in whole or in part) of, as applicable, the Company Convertible Note Hedge Obligations or the Company Warrants in connection with the consummation of the Merger. Prior to the Effective Time, the Company shall not (i) make any amendments, modifications or other changes to the terms of, or agree to any adjustment under or amounts due upon termination, cancellation or early settlement of the Company Convertible Note Hedge Obligations or the Company Warrants or (ii) exercise any right it may have to terminate, or cause the early settlement or cancellation of, any of the Company Convertible Note Hedge Obligations or the Company Warrants, in either such case, without the prior written consent of Parent. The Company will promptly (and, in any event, within two (2) business days) provide to Parent a copy of any written notice received from the Call Spread Dealer in connection with the Company Convertible Note Hedge Obligations or the Company Warrants (including any written notice with respect to any determination, adjustment, cancellation, termination, exercise, settlement or computation in connection with the Company Convertible Note Hedge Obligations or the Company Warrants).

(c) For the avoidance of doubt, nothing contained herein shall prohibit the Company from issuing shares of Company Common Stock and settling upon conversion of the Company Convertible Notes, in each case in accordance with and as required by the terms of the Indenture, and complying with the terms of the Company Convertible Note Hedge Obligations and the Company Warrants in connection therewith and nothing herein shall require the Company to effect a termination, repurchase or settlement of the Company Convertible Notes, the Company Convertible Note Hedge Obligations or the Company Warrants prior to the Closing; provided, however, that except as set out in the following proviso, the Company will not make any settlement election under the Indenture, the Company Convertible Note Hedge Obligations or the Company Warrants without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided, further, that to the extent that prior to the Effective Time, any holder of the Company Convertible Notes is entitled to convert the Company Convertible Notes held by it, and the Company has an option to settle such conversion in cash or in shares of Company Common Stock, then the Company shall settle such conversion obligation (i) in cash if such settlement would be based on a price per share of Company Common Stock less than the Per Share Merger Consideration and (y) in shares of Company Common Stock if such settlement would be based on a price per share of Company Common Stock greater than the Per Share Merger Consideration.

ARTICLE VII.

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:

(a) Stockholder Approval. The Company Stockholder Approval has been obtained;

(b) No Restraints. No Governmental Authority of competent jurisdiction (in any case in a jurisdiction that is material to the business and operations of the Company and Parent, taken together) shall have issued an Adverse

Law or Order restraining, enjoining or otherwise prohibiting the consummation of the Merger that remains in effect;

(c) Required Antitrust Clearances. Any (i) applicable waiting period (or extension thereof) relating to the Merger under the HSR Act has expired or been earlier terminated and (ii) clearance or affirmative approval of a Governmental Authority required under any Antitrust Law set forth on Section 7.1(c) of the Company Disclosure Letter has been obtained and any mandatory waiting period related thereto has expired;

(d) CFIUS Approval. The CFIUS Approval has been obtained; and

(e) ITAR. A period of 60 days shall have elapsed following written notice to the Directorate of Defense Trade Controls under the ITAR, 22 CFR §122.4(b), with respect to the Transactions.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub (following the execution of the Joinder Agreement) to effect the Merger are also subject to the satisfaction or waiver (in writing) by Parent on or prior to the Closing Date of each of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 3.3(b) and (c) (Capitalization) are true and correct in all respects as of immediately prior to the Effective Time with the same force and effect as if made on and as of immediately prior to the Effective Time (except to the extent expressly made as of a particular date, in which case as of such particular date) except for any inaccuracies that, individually or in the aggregate, would not result in the aggregate amount required to be paid by Parent as additional consideration in the Merger (including as a result of the assumption of additional Company Equity Awards or other securities convertible into Company Shares) to increase by more than $60,000,000; (ii) set forth in Section 3.1(a) (Qualification, Organization, Subsidiaries, etc.), Section 3.3(a) and (d) – (e) (Capitalization), Section 3.4 (Authority Relative to this Agreement), Section 3.20 (Brokers and Expenses), Section 3.21 (Takeover Statutes), Section 3.23 (Vote Required) and Section 3.24 (Opinion of Financial Advisor) (collectively, the “Company Specified Representations”) are, if qualified by materiality or “Company Material Adverse Effect,” true and correct in all respects, and if not qualified by materiality or “Company Material Adverse Effect,” true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except to the extent expressly made as of a particular date, in which case as of such particular date) and (iii) set forth in Article III, other than the Company Specified Representations and the representation and warranties of the Company set forth in Section 3.3(b) and (c) (Capitalization), are true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for any failure to be so true and correct which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect); provided, however, that for purposes of determining the accuracy of the representations and warranties of the Company set forth in this Agreement for purposes of this Section 7.2(a)(iii), all qualifications based on a “Company Material Adverse Effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties will be disregarded (it being understood and hereby agreed that the “Company Material Adverse Effect” qualification set forth in clause (b) of Section 3.8 will not be disregarded pursuant to the terms of this proviso);

(b) Covenants. The Company has complied with or performed, in all material respects, the covenants, obligations and agreements of the Company under this Agreement to be complied with or performed by it prior to the Effective Time;

(c) Company Material Adverse Effect. No Company Material Adverse Effect has occurred since the date of this Agreement and is continuing; and

(d) Certificate. The Company has furnished Parent with a certificate, dated as of the Closing Date and signed on its behalf by the chief executive officer or chief financial officer of the Company, to the effect that the conditions set forth in Section 7.2(a), (b) and (c) are satisfied.

Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver (in writing) by the Company on or prior to the Closing Date of each of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Parent (i) set forth in Section 4.1(a) (Corporate Organization; Parent Subsidiaries), Section 4.2 (Charter Documents and Bylaws) and Section 4.3 (Authority Relative to this Agreement), and the representations and warranties of Merger Sub set forth in Section 2.1 and Section 2.3 of the Joinder Agreement (following its execution) are, if qualified by materiality or “Parent Material Adverse Effect,” true and correct in all respects, and if not qualified by materiality or “Parent Material Adverse Effect,” true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except to the extent expressly made as of a particular date, in which case as of such particular date), (ii) set forth in Section 4.8 (Sufficient Funds) are true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date and (iii) set forth in Article IV, other than the Parent Specified Representations and the representations and warranties of Merger Sub set forth in the Joinder Agreement (following its execution) other than the representations and warranties of Merger Sub set forth in Section 2.1 and Section 2.3 of the Joinder Agreement, are true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for any failure to be so true and correct which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect); provided, however, that for purposes of determining the accuracy of the representations and warranties of Parent and Merger Sub set forth in this Agreement and the Joinder Agreement for purposes of this Section 7.3(a)(iii), all qualifications based on a “Parent Material Adverse Effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties will be disregarded;

(b) Covenants. Parent and Merger Sub (following the execution of the Joinder Agreement) have complied with or performed, in all material respects, the covenants, obligations and agreements of Parent and Merger Sub under this Agreement and the Joinder Agreement to be complied with or performed by them on or prior to the Closing Date;

(c) Parent Material Adverse Effect. No Parent Material Adverse Effect has occurred since the date of this Agreement and is continuing; and

(d) Deliveries. Parent and Merger Sub have furnished the Company with (i) a certificate, dated as of the Closing Date and signed on their behalf by the chief executive officers or chief financial officers of Parent and Merger Sub, to the effect that the conditions set forth in Section 7.3(a), (b) and (c) are satisfied and (ii) the Joinder Agreement (to the extent not previously delivered), duly executed by Merger Sub.

Section 7.4 Frustration of Closing Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 7.1 or Section 7.2 to be satisfied if such failure was primarily caused by the failure of Parent or Merger Sub to perform any of its respective material obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 7.1 or Section 7.3 to be satisfied if such failure was primarily caused by its failure to perform any of its material obligations under this Agreement.

ARTICLE VIII.

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned (except as otherwise provided below, whether before or after receipt of the Company Stockholder Approval) as follows:

(a) by mutual written consent of Parent and the Company;

(b) by either the Company or Parent if a Governmental Authority of competent jurisdiction (in any case in a jurisdiction that is material to the business and operations of the Company and Parent, taken together) shall have issued a final and nonappealable Adverse Law or Order that remains in effect and that permanently restrains, permanently enjoins or otherwise permanently prohibits the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 8.1(b) will not be available to any Party where failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, such Adverse Law or Order;

(c) by Parent, at any time prior to the Effective Time, if (i) there has been a breach by the Company of its representations, warranties or covenants contained in this Agreement, in either case, such that any condition contained in Section 7.1 or Section 7.2 is not reasonably capable of being satisfied while such breach is continuing, (ii) Parent has delivered to the Company written notice of such breach and (iii) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions contained in Section 7.1 or Section 7.2 prior to the Outside Date or at least 45 days have elapsed since the date of delivery of such written notice to the Company and such breach has not been cured in all material respects; provided, however, that Parent will not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if there has been any material breach by Parent or Merger Sub (following the execution of the Joinder Agreement) of its representations, warranties or covenants contained in this Agreement or the Joinder Agreement, and such breach has not been cured in all material respects;

(d) by the Company, at any time prior to the Effective Time, if (i) there has been a breach by Parent or Merger Sub (following the execution of the Joinder Agreement) of any of its representations, warranties or covenants contained in this Agreement or the Joinder Agreement, such that any condition contained in Section 7.1 or Section 7.3 is not reasonably capable of being satisfied while such breach is continuing, (ii) the Company has delivered to Parent written notice of such breach and (iii) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions contained in Section 7.1 or Section 7.3 prior to the Outside Date or at least 45 days have elapsed since the date of delivery of such written notice to Parent and such breach has not been cured in all material respects; provided, however, that the Company will not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if there has been any material breach by the Company of its representations, warranties or covenants contained in this Agreement, and such breach has not been cured in all material respects;

(e) by either Parent or the Company, if the Effective Time shall not have occurred by 11:59 p.m., Eastern Time, on June 10, 2019 (as it may be extended pursuant to this Section 8.1(e), the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) will not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has caused, or resulted in, the Effective Time not occurring prior to the Outside Date; and provided, further, that (i) if on the Outside Date all of the conditions to Closing, other than the conditions set forth in Section 7.1(c) or (d) or (e), shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time), the Outside Date will automatically be extended one (1) time for an additional three (3) months; and (ii) on the Outside Date as so extended pursuant to clause (i) of this Section 8.1(e), all of the conditions to Closing, other than the conditions set forth in Section 7.1(c) or (d) or (e), shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time), the Outside Date will automatically be extended one (1) additional time by an additional three (3) months;

(f) by Parent, if, prior to receipt of the Company Stockholder Approval, the Company materially and willfully breaches its obligations under Section 5.2 or the Company Board of Directors or any committee thereof shall have effected a Company Change of Recommendation;

(g) by either the Company or Parent, if the Company Stockholder Approval is not obtained at the Company Special Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

(h) by the Company, in order to accept a Superior Proposal in accordance with Section 5.2(f); provided that as a condition to the termination of this Agreement by the Company pursuant to this Section 8.1(h), the Company pays Parent, or causes Parent to be paid, the Company Termination Fee payable under Section 8.2(b)(i); or

(i) by the Company, if Merger Sub has not joined this agreement by execution and delivery of the Joinder Agreement to the Company within ten (10) days of the date of this Agreement.

Section 8.2 Effect of Termination.

(a) To terminate this Agreement as provided in Section 8.1 (other than in the case of termination pursuant to Section 8.1(a)), the terminating Party shall give written notice to the other Party specifying the subsection of Section 8.1 pursuant to which such termination is made, and this Agreement will become null and void and there will be no liability on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement, Section 6.3, this Section 8.2 and Section 9.3 through Section 9.14 will survive such termination; provided, however, that each Party will retain liability for its fraud or a willful and material breach of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination and any aggrieved Party will be entitled to all rights or remedies available under applicable Law or in equity.

(b) Company Termination Fee.

(i) If the Company terminates this Agreement pursuant to Section 8.1(h), then the Company shall pay or cause to be paid to Parent prior to or substantially concurrently with, and as a condition to such termination, an amount in cash equal to $166.4 million (the “Company Termination Fee”).

(ii) If Parent terminates this Agreement pursuant to Section 8.1(f), then the Company shall pay the Company Termination Fee or cause the Company Termination Fee to be paid to Parent within five business days after such termination.

(iii) If (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(e) (solely in the event that the Company Stockholder Approval has not been obtained) or Section 8.1(g), (B) a bona fide Competing Proposal made by a Third Party that is reasonably capable of consummating such Competing Proposal has been publicly disclosed after the date of this Agreement and prior to the date of such termination and has not been withdrawn prior to the Outside Date (in the case of a termination pursuant to Section 8.1(e)) or the date of the Company Special Meeting (in the case of a termination pursuant to Section 8.1(g)), and (C) within 12 months after such termination, the Company either consummates a Competing Proposal or enters into a definitive agreement with respect to any Competing Proposal and such Competing Proposal (or any “superior proposal” permitted by the terms of such Competing Proposal) is subsequently consummated, then within five business days after the date of such consummation, the Company will pay or cause to be paid to Parent the Company Termination Fee. For purposes of this Section 8.2(b)(iii), the term “Competing Proposal” will have the meaning assigned to such term in Section 9.5, except that the references to “20%” will be deemed to be references to “50%”.

(iv) In the event any amount is payable by the Company pursuant to the preceding clauses (i)-(iii), such amount shall be paid by wire transfer of immediately available funds to an account designated by Parent. In no event shall the Company be obligated to pay the Company Termination Fee on more than one occasion.

(v) The Company acknowledges that (A) the agreements contained in this Section 8.2 are an integral part of the Transactions and that without this Section 8.2 Parent and Merger Sub would not have entered into this Agreement and (B) the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. If the Company fails to promptly pay any amount due pursuant to this Section 8.2(b), the Company shall pay to Parent all reasonable fees, costs and expenses of enforcement (including reasonable attorney’s fees as well as reasonable expenses incurred in connection with any action initiated by Parent), together with interest on the amount of the Company Termination Fee at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made. Subject to Parent’s and Merger Sub’s rights set forth in Section 9.14(b), Parent’s right to receive payment from the Company of the Company Termination Fee (under the circumstances in which it is payable) shall be the sole and exclusive remedy of the Parent Related Parties against the Company, the Company Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the Transactions, including the Merger, to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount (if entitled under this Section 8.2(b)), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, including the Merger (except that the Company shall remain obligated for, and Parent and its affiliates may be entitled to remedies with respect to, the provisions and agreements surviving such termination pursuant to Section 8.2(a)). For the avoidance of doubt, while Parent and Merger Sub may pursue both a grant of specific performance of the Company’s obligation to consummate the Merger in accordance with Section 9.14(b) and the payment of the Company Termination Fee under this Section 8.2(b), under no circumstances shall Parent and Merger Sub be permitted or entitled to receive both a grant of such specific performance requiring the Company to consummate the Merger and to pay the Company Termination Fee (if entitled under this Section 8.2(b)). In any circumstance where performance by the Company of its obligations under this Agreement would relieve the Company of its obligation to pay the Company Termination Fee, Parent and Merger Sub may, in their sole discretion (i) seek specific performance pursuant to Section 9.14(b), (ii) withdraw any claim for specific performance and require payment of the Company Termination Fee if entitled to payment of the Company Termination Fee under this Section 8.2(b) or (iii) if Parent and Merger Sub are unable for any reason to obtain specific performance, require payment of the Company Termination Fee if entitled to payment of the Company Termination Fee under this Section 8.2(b). For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(c) Parent Termination Fee.

(i) If (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing) other than the condition set forth in Section 7.1(d) or Section 7.1(e), and (B) this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(b) or Section 8.1(e) or by the Company pursuant to Section 8.1(d) as a result of a breach by Parent or Merger Sub of its obligations under Section 6.2(a) – (e), then Parent shall pay or cause to be paid to the Company (x) if such termination was by Parent, prior to or substantially concurrently with, and as a condition to, such termination, or (y) if such termination was by the Company, within five business days of such termination, an amount in cash equal to $166.4 million (the “Parent Termination Fee”).

(ii) In the event any amount is payable pursuant to the preceding clause (i) such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by the Company. In no event shall Parent be obligated to pay the Parent Termination Fee on more than one occasion.

(iii) Parent and Merger Sub each acknowledge that (A) the agreements contained in this Section 8.2 are an integral part of the Transactions and that without this Section 8.2 the Company would not have entered into this Agreement and (B) the Parent Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. If Parent fails to promptly pay any amount due pursuant to this Section 8.2(c), Parent shall pay to the Company all reasonable fees, costs and expenses of enforcement (including reasonable attorney’s fees as well as reasonable expenses incurred in connection with any action initiated by the Company), together with interest on the amount of the Parent Termination Fee at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made. Subject to the Company’s rights set forth in Section 9.14(b), the Company’s right to receive payment from Parent of the Parent Termination Fee (under the circumstances in which it is payable) shall be the sole and exclusive remedy of the Company Related Parties against Parent, the Parent Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (collectively, “Parent Related Parties”) for any loss suffered as a result of the failure of the Transactions, including the Merger, to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount (if entitled under this Section 8.2(c)), none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, including the Merger (except that Parent and Merger Sub shall remain obligated for, and the Company and its affiliates may be entitled to remedies with respect to, the provisions and agreements surviving such termination pursuant to Section 8.2(a)). For the avoidance of doubt, while the Company may pursue both a grant of specific performance of the obligation of Parent and Merger Sub to consummate the Merger in accordance with Section 9.14(b) and the payment of the Parent Termination Fee under this Section 8.2(c), under no circumstances shall the Company be permitted or entitled to receive both a grant of such specific performance requiring Parent and Merger Sub to consummate the Merger and to pay the Parent Termination Fee (if entitled under this Section 8.2(c)). In any circumstance where performance by Parent of its obligations under this Agreement would relieve Parent of its obligation to pay the Parent Termination Fee, the Company may, in its sole discretion (i) seek specific performance pursuant to Section 9.14(b), (ii) withdraw any claim for specific performance and require payment of the Parent Termination Fee if entitled to payment of the Parent Termination Fee under this Section 8.2(c) or (iii) if the Company is unable for any reason to obtain specific performance, require payment of the Parent Termination Fee if entitled to payment of the Parent Termination Fee under this Section 8.2(c). For the avoidance of doubt, in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

ARTICLE IX.

MISCELLANEOUS

Section 9.1 Amendment and Modification; Waiver.

(a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Company Stockholder Approval, by written agreement of the Company and Parent; provided, however, that after receipt of the Company Stockholder Approval, no amendment shall be made that by Law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

(b) At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent or Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub or the Company, as applicable, (ii) waive any inaccuracies in the representations and warranties made to Parent or the Company contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of Parent or Merger Sub or the Company, as applicable, contained herein. Any agreement on the part of Parent or Merger Sub or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 9.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. None of the covenants or agreements of the Parties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement to the extent that it is to be performed prior to the Effective Time shall survive the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms expressly contemplates performance at or after the Effective Time.

Section 9.3 Expenses. Except as otherwise expressly provided in this Agreement, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such Expenses, except that Parent shall pay any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar Taxes.

Section 9.4 Notices. All notices, requests, demands and other communications under this Agreement shall, except to the extent expressly provided to be oral, be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), upon receipt of proof of delivery; (c) if sent by e-mail of a .pdf, ..tif, .gif, .jpeg or similar electronic attachment on a business day before 5:00 p.m. in the time zone of the receiving party, when transmitted and the sender has received non-automated confirmation of receipt by the recipient; (d) if sent by e-mail of a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a day other than a business day or after 5:00 p.m. in the time zone of the receiving party, and the sender has received non-automated confirmation of receipt by the recipient, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Parties:

if to the Company, to:

Integrated Device Technology, Inc.

6024 Silver Creek Valley Road

San Jose, CA 95138

Attention: Gregory L. Waters and Matthew D. Brandalise

E-mail: greg.waters@idt.com and matthew.brandalise@idt.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Mark Roeder and Josh Dubofsky

E-mail: mark.roeder@lw.com

  josh.dubofsky@lw.com

and

if to Parent or Merger Sub, to:

Renesas Electronics Corporation

Toyosu Foresia

3-2-24, Toyosu, Koto-ku

Tokyo 135-0061, Japan

Attention: Jason Hall, Vice President and General Counsel

Email: Jason.Hall@renesas.com

with copies (which shall not constitute notice) to:

Morrison & Foerster LLP

Shin-Marunouchi Building 29th Floor

5-1, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-6529, Japan

Facsimile: +81-3-3214-6512

Attention: Gary M. Smith and Jeff Schrepfer

Email: GSmith@mofo.com and JSchrepfer@mofo.com

and to:

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019-9601, U.S.A.

Facsimile: +1 (212) 468-7900

Attention: Jeffery Bell

Email: JBell@mofo.com

Section 9.5 Certain Definitions. For the purposes of this Agreement, the term:

“Accelerated RSU” means a Company RSU outstanding immediately before the Effective Time that was granted before the date of this Agreement but excluding (i) the portion of any Company RSU that, in the absence of the Transactions, is scheduled to vest in calendar year 2019 (if the Effective Time occurs prior to May 15, 2019), (ii) the portion of any Company RSU that, in the absence of the Transactions, is scheduled to vest in calendar year 2020, and (iii) one half of each Company RSU that, in the absence of the Transactions, is scheduled to vest in calendar year 2021.

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable in the aggregate to the Company, than those contained in the Confidentiality Agreement; provided, however, that an Acceptable Confidentiality Agreement (i) shall not be required to contain standstill provisions, (ii) shall not provide for an exclusive right to negotiate with the Company, and (iii) shall not restrict the Company from complying with Section 5.2.

“Action” means any and all litigation, suits, actions, legal proceedings, audits, arbitrations or mediations by or before any Governmental Authority.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as the Administrative Agent under the Credit Agreement.

“Adverse Law or Order” means (i) any Law shall have been enacted or promulgated by any Governmental Authority of competent jurisdiction which prohibits or makes illegal the consummation of the Merger or (ii) there shall be in effect any Order preventing the consummation of the Merger.

“Antitrust Laws” mean any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act.

“Average Parent Stock Price” means the average closing price of Parent’s common stock on the Tokyo Stock Exchange for the ten (10) trading days ending on the second trading day immediately preceding (but not including) the Closing Date (calculated using closing prices converted into United States dollars using the foreign exchange rate as published by The Wall Street Journal for each such trading day).

“business days” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York; Tokyo, Japan; or London, England are authorized or required by applicable Law to close.

“CFIUS” means the Committee on Foreign Investment in the United States, and each member agency thereof, acting in such capacity.

“CFIUS Approval” means (i) CFIUS has issued a written notification stating that CFIUS has concluded that the Transactions are not a “covered transaction” and not subject to review under applicable Law; (ii) the review of the Transactions under Section 721 of the U.S. Defense Production Act of 1950, as amended, has been concluded, and CFIUS has determined that there are no unresolved national security concerns with respect to the Transactions; or (iii) CFIUS has sent a report to the President of the United States requesting the President’s decision and either (A) the President has not taken any action within 15 days from the date the President received the report from CFIUS or (B) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the Transactions.

“Closing Date Payments” means (a) the payment in full, in cash, of the aggregate amount of Per Share Merger Consideration required to be paid by Parent and Merger Sub in connection with the consummation of the Merger, (b) the payment of all costs, fees and expenses required to be paid by Parent and Merger Sub in connection with the Merger and the Financing and (c) the payment of any other amounts required to be paid by Parent and Merger Sub in connection with the consummation of the Transactions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Bylaws” means the amended and restated bylaws of the Company, in effect on the date of this Agreement.

“Company Certificate” means the Restated Certificate of Incorporation of the Company, as amended, in effect on the date of this Agreement.

“Company Convertible Note Hedge Obligations” means, collectively, (i) the base call option transaction confirmation letter, dated October 29, 2015, and (ii) the additional call option transaction confirmation letter, dated November 3, 2015, in each case, between the Company and JPMorgan Chase Bank, National Association.

“Company Convertible Notes” means the 0.875% Convertible Senior Notes due 2022 issued by the Company on November 3, 2015.

“Company Equity Awards” means each outstanding award granted under the Company Equity Plans (including each outstanding Company Option, Company RSU and Company PSU) and each option to purchase a share of Company Common Stock under the Company ESPP.

“Company Equity Plans” means: the Amended and Restated Integrated Device Technology, Inc. 2004 Equity Plan; the GigPeak, Inc. 2008 Equity Incentive Plan; and the Company ESPP.

“Company ERISA Affiliate” means any trade or business (whether or not incorporated), which is or within the last six years, has been under common control with the Company within the meaning of Section 4001(b)(1) of ERISA, or which together with the Company is, or within the last six years, has been treated as a single employer for purposes of Section 414(b), (c), (m) or (o) of the Code.

“Company ESPP” means the Company’s 2009 Employee Stock Purchase Plan.

“Company Governing Documents” means the Company Bylaws and the Company Certificate.

“Company Immaterial Trademark Licenses” means licenses or other rights of use granted by the Company or any Company Subsidiary in respect of Trademarks to Third Party vendors to refer to the Company as a customer and rights granted to Third Parties as part of corporate sponsorships, or other similar licenses or rights that are not material to the Company or Company Subsidiaries.

“Company Insiders” means those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Company Intervening Event” means an Effect (a) that was not known to the Company Board of Directors, or the material consequences of which (based on facts known to members of the Company Board of Directors as of the date of this Agreement) were not reasonably foreseeable, as of the date of this Agreement and (b) that does not relate to any Competing Proposal.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, (a) is, or would reasonably be expected to be, materially adverse to the business, assets, properties, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no Effects relating to the following will be deemed, either alone or in combination, to be or constitute a “Company Material Adverse Effect” or be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (i) changes in the industry in which the Company and the Company Subsidiaries operate, (ii) general economic conditions, (iii) changes in securities markets, credit markets, currency markets or other financial markets, (iv) political conditions or changes in such conditions or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism), (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events, (vi) changes in Law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof), (vii) the negotiation, announcement (whether or not authorized by the Parties, including any pre-signing reports in the press or otherwise, reporting on a potential transaction among the Parties or otherwise relating to the acquisition of the Company), pendency or consummation of this Agreement or the Transactions, including the identity of, or Effects relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding plans, proposals or projections with respect to the Company, the Company Subsidiaries or their employees (including any impact on the relationship of the Company or any the Company Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners), (viii) changes in the Company’s stock price or the trading volume (including suspension of trading) of the Company’s stock, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition), (ix) any breach, violation or non-performance of any provision of this Agreement by Parent or any of its affiliates, (x) actions or omissions required of the Company under this Agreement or taken or not taken at the request of, or with the consent of, Parent or any of its affiliates, (xi) any claims or Actions arising from allegations of breach of fiduciary duty or violation of Law or otherwise relating to this Agreement or the Transactions, and (xii) any item or matter disclosed in the Company Disclosure Letter or in the Company SEC Reports filed prior to the date of this Agreement, except, in the case of each of clauses (i) through (vi), to the extent such Effects disproportionately affect the Company and the Company Subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which the Company and the Company Subsidiaries operate (in which case only the incremental disproportionate impact will be taken into account in determining whether there has been a Company Material Adverse Effect), or (b) would prevent or materially impair or delay the Company from consummating the Merger.

“Company Owned Intellectual Property” means any Intellectual Property that is owned by or purported to be owned, in whole or in part, by the Company or any of the Company Subsidiaries.

“Company Plans” means (i) all written employee benefit plans (as defined in Section 3(3) of ERISA), and (ii) all company pension, bonus, stock option, stock purchase, restricted stock, restricted stock unit, equity-based incentive, cash-based incentive, retention incentive, compensatory change in control payment, profit sharing, vacation pay, paid time off, cafeteria plan, fringe benefit, deferred compensation, severance, supplemental termination pay, retiree medical or life insurance, supplemental retirement or other material compensation or benefit plans, programs, agreements or arrangements, in each case, with respect to which the Company or any Company Subsidiary has or would reasonably be expected to have any material liability or that are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, director or other individual providing services to the Company or any Company Subsidiary, but excluding compensation and benefit plans, programs and arrangements sponsored or maintained by a Governmental Authority.

“Company Product Sales Agreements” means Contracts pursuant to which any Company Products are or have been directly or indirectly licensed or sold by the Company or any of the Company Subsidiaries to customers or channel partners in the ordinary course of business.

“Company Products” means all product offerings, including all software, of the Company and each of the Company Subsidiaries (a) that are being sold, licensed, or distributed, as applicable, as of the date of this Agreement, or (b) that the Company, or any of the Company Subsidiaries, is otherwise obligated, as of the date of this Agreement, to license, distribute, support or maintain (in each case, excluding, for the avoidance of doubt, (i) those Third Party products or Open Source Materials embedded in or otherwise part of the product offering and (ii) any of the Company’s support, consulting and/or training services), in each case, that are material to the business of the Company and its Subsidiaries, taken as a whole.

“Company PSU” means a performance stock unit award entitling the holder thereof to receive the value of one or more shares of Company Common Stock, whether payable in cash or shares of Company Common Stock, in respect of each unit subject to such award.

“Company Registered Intellectual Property” means all Company Owned Intellectual Property that is Registered Intellectual Property.

“Company RSU” means a restricted stock unit award entitling the holder thereof to receive the value of one share of Company Common Stock, whether payable in cash or shares of Company Common Stock, in respect of each unit subject to such award.

“Company Special Meeting” means the meeting of the holders of Company Shares for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

“Company Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote upon the adoption of this Agreement at the Company Special Meeting.

“Company Warrants” means, collectively, (i) the base warrant confirmation letter, dated October 29, 2015, and (ii) the additional warrant confirmation letter, dated November 3, 2015, in each case, between the Company and JPMorgan Chase Bank, National Association.

“Competing Proposal” means any offer or proposal made by a Person or group (other than a proposal or offer by Parent or any of its Subsidiaries) at any time that contemplates such Person or group acquiring beneficial ownership (as defined under Section 13(d) of the Exchange Act) of at least 20% of the assets (on a consolidated basis with its Subsidiaries, as measured by fair market value as determined in good faith by the Company Board of Directors) of or equity interest in the Company (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step or series of related transactions), in each case other than the Merger.

“Confidentiality Agreement” means the Confidentiality Agreement, dated July 2, 2018, between Parent and the Company, as amended.

“Contract” means any agreement, contract, subcontract, settlement agreement, lease, sublease, legally binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature.

“Copyrights” means any and all U.S. and foreign copyrights, mask work rights and all other rights with respect to works of authorship and all registrations thereof and applications therefor.

“Credit Agreement” means the Company’s Credit Agreement, dated April 4, 2017, by and among the Company, JPMorgan Chase Bank, N.A. and the other lenders party thereto, as amended on May 29, 2018.

“Director RSU” means a Company RSU that is held by an individual serving as a non-employee director of the Company as of immediately before the Effective Time.

“DOJ” means the Antitrust Division of the U.S. Department of Justice.

“Domain Names” means all Internet domain name registrations.

“DSOS” means the Secretary of State of the State of Delaware.

“EAR” means the Export Administration Regulations.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Environmental Laws” means any Law, including common law, relating to (i) releases or threatened releases of Hazardous Substances, (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances, (iii) pollution or protection of the indoor or outdoor environment, occupational health as it relates to exposures to Hazardous Substances or natural resources, or (iv) the European Union’s Directives on the Restriction of Hazardous Substances (RoHS) and the Waste Electrical and Electronic Equipment (WEEE).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Expenses” means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, financing sources, accountants, investment bankers, experts and consultants to a Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of equityholders and equityholder approvals, any filings with the SEC and all other matters related to the closing of the Merger and the other Transactions.

“Financing Failure Event” shall mean any of the following (a) the commitments with respect to all or any portion of the Financing expiring or being terminated, (b) for any reason, all or any portion of the Financing becoming unavailable, (c) a breach, repudiation or threatened or anticipated breach or repudiation by any party to the Commitment Letter, or (d) it becoming reasonably foreseeable that any of the events set forth in clauses (a) through (c) shall occur (including if any party to the Commitment Letter or any affiliate or agent of such Person shall allege that any of the events set forth in clauses (a) through (c) has occurred).

“FTC” means the Federal Trade Commission.

“Governmental Authority” means any supranational, national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, or any arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government.

“Hazardous Substances” means (i) those substances, materials, contaminants or wastes defined in or regulated as “hazardous”, “toxic”, or “radioactive”, under the following U.S. federal statutes and their state counterparts, as amended to date, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Clean Air Act, (ii) petroleum and petroleum products, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) polychlorinated biphenyls, friable asbestos and radon, and (v) any biological or chemical substance, material or waste regulated or classified as “hazardous”, “toxic”, or “radioactive” by any Governmental Authority pursuant to any Environmental Law.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IDT Nonqualified Deferred Compensation Plan” means the Integrated Device Technology, Inc. Nonqualified Deferred Compensation Plan.

“Indebtedness” means with respect to any Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent (a) in respect of notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (not including any undrawn amounts under standby letters of credit); (c) in respect of banker’s acceptances; (d) representing capital lease obligations; (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed; or (f) representing any hedging obligations, if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means indenture relating to the Company Convertible Notes, dated as of November 4, 2015, between the Company and the Trustee, including each amendment, modification or supplement thereto.

“Intellectual Property” means the rights associated with or arising out of any of the following: (a) Patents; (b) Trade Secrets; (c) Copyrights, (d) Trademarks, (e) Domain Names and (f) any similar, corresponding or equivalent intellectual property rights to any of the foregoing anywhere in the world.

“IRS” means the Internal Revenue Service.

“ITAR” means the International Traffic in Arms Regulations, 22 Code of Federal Regulations § 120 et seq.

“knowledge of Parent” means the actual knowledge of each executive officer of Parent set forth in Schedule 1.2, in each case assuming reasonable inquiry by such executive officer of those other employees of Parent who are direct reports of such executive officer and who would reasonably be expected to have actual knowledge of the relevant matter based on their duties and responsibilities to Parent.

“knowledge of the Company” means the actual knowledge of each executive officer of the Company set forth in Schedule 1.1 in each case assuming reasonable inquiry by such executive officer of those other employees of the Company who are direct reports of such executive officer and who would reasonably be expected to have actual knowledge of the relevant matter based on their duties and responsibilities to the Company.

“Law” means any statute, code, rule, regulation, ordinance, rule of common law, or other pronouncement of any Governmental Authority having the effect of law.

“Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), but excluding, with respect to Intellectual Property, nonexclusive licenses.

“NASDAQ” means the NASDAQ Global Select Market.

“Open Source Materials” refers to any software or other material that is distributed pursuant to any license identified as an open source license by the Open Source Initiative (www.opensource.org) (including but not limited to the GNU General Public License (GPL), LGPL, Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), and the Apache License).

“Order” means any injunction, judgment, decree or other order issued by a Governmental Authority of competent jurisdiction.

“Parent ERISA Affiliate” means any trade or business (whether or not incorporated), which is or within the last six years, has been under common control with Parent within the meaning of Section 4001(b)(1) of ERISA, or which together with Parent is, or within the last six years, has been treated as a single employer for purposes of Section 414(b), (c), (m) or (o) of the Code.

“Parent Material Adverse Effect” means any Effect, individually or in the aggregate that (i) materially impairs the ability of Parent or Merger Sub (following the execution of the Joinder Agreement), to perform its obligations under this Agreement and the Joinder Agreement, (ii) would prevent Parent or Merger Sub from consummating the Merger or (iii) materially delays the consummation of the Transactions.

“Parent One Yen Options” means one (1) Japanese Yen options issued pursuant to the Renesas Electronics Corporation Stock Options for FY2018 (Series No. 2) Terms and Conditions (including the Stock Options Allotment Agreement).

“Parent Specified Representations” means the representations and warranties of Parent set forth in Section 4.1(a) (Corporate Organization; Parent Subsidiaries), Section 4.3 (Authority Relative to this Agreement) and Section 4.8 (Sufficient Funds).

“Patents” means domestic and foreign patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof.

“Permitted Lien” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet delinquent, being contested in good faith or for which adequate accruals or reserves have been established, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business, (iii) which is disclosed on the Most Recent Company Balance Sheet or notes thereto or securing liabilities reflected on such balance sheet, (iv) which was incurred in the ordinary course of business since the date of the Most Recent Company Balance Sheet, (v) which would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used, (vi) statutory or common law Liens to secure landlords, lessors or renters under leases or rental agreements, (vii) imposed on the underlying fee interest in leased real property, (viii) any zoning, land use, covenants, conditions and restrictions, matters that would be shown by a real property survey or similar matters affecting the Company’s real property, (ix) Liens imposed by applicable Law and (x) Liens relating to intercompany borrowings among the Company and its wholly owned Subsidiaries.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity or organization.

“Proxy Statement” means a proxy statement to be sent to the stockholders of the Company (together with any amendments or supplements thereto) with respect to the Company Special Meeting.

“Registered Intellectual Property” means any Intellectual Property that is the subject of an application, certificate, filing or registration issued, filed with, or recorded by any Governmental Authority, including any of the following: (a) issued Patents and Patent applications; (b) Trademark registrations, renewals and applications; (c) Copyright registrations and applications; and (d) Domain Name registrations.

“Representatives” means, when used with respect to Parent, Merger Sub or the Company, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, lenders and other agents, advisors and representatives of Parent or the Company, as applicable, and its Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Specified Antitrust Authority” means (i) any U.S. federal or state Governmental Authority, or (ii) any non-U.S. or supranational Governmental Authority listed on Section 7.1(c) of the Company Disclosure Letter to the extent such Governmental Authority’s clearance, consent or approval is required under Antitrust Laws in connection with the Transactions.

“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Superior Proposal” means a bona fide written offer from a Third Party constituting a Competing Proposal (with references to 20% being deemed to be replaced with references to 50%), which did not result from a breach of Section 5.2(a) and which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal and financial advisors to be more favorable to the stockholders of the Company than the Merger, taking into account such factors as the Company Board of Directors considers in good faith to be appropriate (including the terms and conditions of such offer, identity of the Person or group making such offer, the existence of any financing conditions, the conditionality of any financing commitments and the likelihood and timing of consummation); provided, that if the Company Board of Directors determines that financing from a source other than such Third Party or any of its affiliates is required to consummate such Competing Proposal, such required financing shall be fully committed.

“Takeover Statutes” mean any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.

“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Authority or domestic or foreign taxing authority, including, income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, additions to tax or additional amounts imposed with respect thereto, whether disputed or not.

“Tax Return” means any report, return, certificate, claim for refund, election, estimated tax filing or declaration required to be filed with any Governmental Authority or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Third Party” means any person other than the Company, Parent and each of their respective affiliates (including Merger Sub) and the respective Representatives of the Company, Parent and each of their respective affiliates.

“Trade Secrets” means non-public know-how and trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable).

“Trademarks” means all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith.

“Treasury Regulations” means the regulations in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code and any successor regulations.

“Trustee” means Wilmington Trust, National Association (or any successor thereto), in its capacity as trustee under the Indenture.

“U.S. business day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

“10b5-1 Plan” means that certain written plan for the repurchase of securities by the Company, dated June 13, 2018.

Section 9.6 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
“affiliates”	Section 9.7
“Agreement”	Preamble
“Antitrust Approvals”	Section 6.2(b)
“Antitrust Counsel Only Material”	Section 6.1(b)
“Antitrust Restricted Material”	Section 6.1(b)
“Applicable Anticorruption Laws”	Section 3.6(b)
“Appraisal Rights”	Section 2.3(a)
“Blue Sky Laws”	Section 3.5(b)
“Book-Entry Shares”	Section 2.1(a)
“Call Spread Dealer”	Section 6.17(b)
“Certificate”	Section 2.1(a)
“Certificate of Merger”	Section 1.3

“Charter Documents”	Section 4.2
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Commitment Letter”	Section 4.8
“Company”	Preamble
“Company 401(k) Plans”	Section 6.8
“Company Board of Directors”	Recitals
“Company Board Recommendation”	Recitals
“Company Change of Recommendation”	Section 5.2(a)
“Company Common Stock”	Recitals
“Company Disclosure Letter”	Article III
“Company Financial Advisor”	Section 3.24
“Company Material Contracts”	Section 3.17(a)
“Company Option”	Section 2.4(a)
“Company Owned Real Property”	Section 3.13(b)
“Company Preferred Stock”	Section 3.3(a)
“Company Real Property Leases”	Section 3.13(c)
“Company Related Parties”	Section 8.2(b)(v)
“Company Required Approvals”	Section 3.5(b)
“Company SEC Reports”	Section 3.7(a)
“Company Securities”	Section 3.3(c)
“Company Shares”	Recitals
“Company Specified Representations”	Section 7.2(a)
“Company Subsidiary”	Section 3.1(b)
“Company Termination Fee”	Section 8.2(b)(i)
“Continuing Employee”	Section 6.7(a)
“Covered Persons”	Section 6.4(a)
“D&O Insurance”	Section 6.4(c)
“DGCL”	Recitals
“Dissenting Shares”	Section 2.3(a)
“Effective Time”	Section 1.3
“Electronic Delivery”	Section 9.8
“Employment And Other HR Practices”	Section 3.11(c)
“Environmental Permits”	Section 3.16(d)
“Exchange Agent”	Section 2.2(a)
“Exchange Fund”	Section 2.2(a)
“Export Control Laws”	Section 3.25
“Final Purchase Date”	Section 2.4(c)(i)
“Final Purchase Period”	Section 2.4(c)(i)
“Financing”	Section 4.8
“Financing Conditions”	Section 4.8
“Financing Sources”	Section 4.8
“GAAP”	Section 3.7(b)
“Government Officials”	Section 3.6(c)
“ITAR/EAR Approval”	Section 6.2(a)
“Joinder Agreement”	Section 5.4(c)
“Merger”	Recitals
“Merger Sub”	Recitals
“Most Recent Company Balance Sheet”	Section 3.7(c)
“Non-U.S. Plan”	Section 3.10(g)
“OFAC”	Section 3.25
“One Yen Option Exercise Price”	Section 2.4(b)(i)

“Outside Date”	Section 8.1(e)
“Parent”	Preamble
“Parent 401(k) Plan”	Section 6.8
“Parent Board of Directors”	Recitals
“Parent Disclosure Letter”	Article IV
“Parent Related Parties”	Section 8.2(c)(iii)
“Parent Subsidiary”	Section 4.1(b)
“Parent Termination Fee”	Section 8.2(c)(i)
“Party” or “Parties”	Preamble
“Payoff Amount”	Section 6.15(b)
“Payoff Letter”	Section 6.15(b)
“Permits”	Section 3.6(a)
“Per Share Merger Consideration”	Section 2.1(a)
“Prohibited Payments”	Section 3.6(c)
“Regulatory Filings”	Section 6.2(a)
“Section 721”	Section 3.5(b)
“SOX”	Section 3.7(a)
“Surviving Corporation”	Section 1.1
“Transactions”	Recitals
“Transition Period”	Section 6.7(a)

Section 9.7 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” All references in this Agreement to “Sections,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Annexes and Schedules to this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a Person are also to such Person’s successors and permitted assigns. All references in this Agreement to “$”or other monetary amounts refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

Section 9.8 Counterparts. This Agreement may be executed and delivered (including by e-mail of a .pdf, .tif, .jpeg or similar attachment (“Electronic Delivery”) in two or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any such counterpart, to the extent delivered using Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

Section 9.9 Entire Agreement; Third-Party Beneficiaries.

(a) This Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 8.1, Parent and Merger Sub shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

(b) Except (i) for the right of holders of Company Shares to receive the Per Share Merger Consideration, which shall be enforceable by such holders, (ii) for the rights of the holders of Company Options, Company RSUs and Company PSUs to receive such amounts as provided for in Section 2.4, which shall be enforceable by such holders and (iii) as provided in Section 6.4 and (iv) subject to Section 8.2(a), for the rights of holders of Company Shares to pursue claims for damages and other relief, including equitable relief, for Parent’s or Merger Sub’s fraud or willful and material breach of their representations, warranties, covenants or agreements set forth in this Agreement (provided, however, that the rights granted pursuant to this clause (iv) shall only be enforceable on behalf of such holders of Company Shares by the Company in its sole and absolute discretion), neither this Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) nor the Confidentiality Agreement are intended to confer upon any Person other than the Parties any rights or remedies hereunder.

Section 9.10 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 9.11 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

(b) Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such Action may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such Action in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in such courts. Each of the Parties hereto (A) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions (including Japan) by suit on the judgment or in any other manner provided by Law and (B) waives any objection to the recognition and enforcement by a court in other jurisdictions (including Japan) of any such final judgment. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.11(b) in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

Nothing in this Agreement shall limit the right of the Company to bring and have heard and determined actions arising out of or relating to this Agreement in the courts of Japan.

Section 9.12 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.12.

Section 9.13 Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 9.14 Enforcement; Remedies; Specific Performance.

(a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief.

(c) The Parties’ rights in this Section 9.14 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 9.14 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For purposes of clarity, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 9.14, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

Renesas Electronics Corporation

By	/s/ Bunsei Kure
Name: Bunsei Kure
Title: Representative Director, President and CEO

Integrated Device Technology, Inc.

By	/s/ Gregory L. Waters
Name: Gregory L. Waters
Title: President and CEO

[Signature page to Agreement and Plan of Merger]

EXHIBIT A

Form of Joinder Agreement

This JOINDER AGREEMENT (this “Joinder Agreement”) dated as of [•], 2018, is by and between [Merger Sub], a Delaware corporation (“Merger Sub”), and Integrated Device Technology, Inc., a Delaware corporation (the “Company”). Capitalized terms not otherwise defined herein are defined in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, on [●], 2018, the Company and Renesas Electronics Corporation, a Japanese corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent and the Company agreed to effect the Merger upon the terms and subject to conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to the obligations of the Company to effect the Merger, the Merger Agreement provides that Merger Sub must enter into, and deliver to the Company a duly executed copy of, this Joinder Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

ARTICLE I – JOINDER; PART OF MERGER AGREEMENT

Merger Sub hereby becomes a party to the Merger Agreement and to be bound to the Merger Agreement as “Merger Sub” and a “Party”. Merger Sub hereby confirms all of the covenants and agreements set forth with respect to Merger Sub in the Merger Agreement.

This Joinder Agreement shall be deemed to be part of, and a modification to, the Merger Agreement and shall be governed by all the terms and provisions of the Merger Agreement, which shall continue in full force and effect as modified hereby as a valid and binding agreement of Merger Sub.

ARTICLE II – REPRESENTATIONS AND WARRANTIES

Merger Sub represents and warrants to the Company as set forth below.

Section 2.1 Corporate Organization. Merger Sub is a corporation organized, validly existing and in good standing under the Laws of the State of Delaware, is directly and wholly owned by Parent, and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Merger Sub is duly qualified or licensed to do business as a foreign person, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 2.2 Charter Documents and Bylaws. Merger Sub has made available to the Company a complete and correct copy of the certificate of incorporation and bylaws, or equivalent organizational documents, each as amended to date (such certificates of incorporation and bylaws or equivalent organizational documents collectively referred to as “Charter Documents”) of Merger Sub. Such Charter Documents are in full force and effect. Merger Sub is not in material violation of any of the provisions of its Charter Documents.

Section 2.3 Authority Relative to this Joinder Agreement.

(a) Merger Sub has all necessary corporate power and authority to execute and deliver this Joinder Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Joinder Agreement by Merger Sub and the consummation by Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings (including any actions of Merger Sub’s respective stockholders) on the part of Merger Sub are necessary to authorize this Joinder Agreement or to consummate the Transactions (except for the filing of the Certificate of Merger with the DSOS). This Joinder Agreement has been duly and validly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The board of directors of Merger Sub adopted resolutions (i) determining that this Agreement and the Transactions is fair to, and in the best interests of, Merger Sub and its stockholder and (ii) approving and declaring advisable this Agreement and the Transactions (such approval and adoption having been made in accordance with the DGCL).

Section 2.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Joinder Agreement by Merger Sub do not, and the performance of this Joinder Agreement by Merger Sub will not, (i) conflict with or violate the Charter Documents of Merger Sub, (ii) conflict with or violate any Law or Order applicable to Merger Sub or by which any property or asset of it is bound or affected, or (iii) subject to obtaining the consents listed in Section 4.4(a) of the Parent Disclosure Letter, result in any breach of or any loss of any benefit under, constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, result in the acceleration of any obligation of Merger Sub, or result in the creation of a Lien on a property or asset of Merger Sub pursuant to, any material contract of Parent, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) any filings as may be required under the rules and regulations of NASDAQ, (ii) the Securities Act, Exchange Act and Blue Sky Laws, (iii) the pre-merger notification requirements of the HSR Act and similar requirements in foreign countries under applicable Antitrust Laws, (iv) the DGCL, (v) the submission of a joint voluntary notice relating to the Transactions to CFIUS and any other related filings or requirements under 31 C.F.R. Part 800 and Section 721 in order to obtain the CFIUS Approval, (vi) the ITAR/EAR Approval and (vii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 2.5 Information Supplied. The information supplied by Merger Sub for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of the Company, and at the time of the Company Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Special Meeting that has become false or misleading. Notwithstanding the foregoing sentence, Merger Sub makes no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion in the Proxy Statement. The information supplied by Merger Sub for inclusion in the Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

Section 2.6 Merger Sub. Except for obligations or liabilities incurred in connection with its incorporation or organization or the consummation of this Agreement and the Transactions, Merger Sub has not incurred any obligations or liabilities, has not engaged in any business or activities of any type or kind whatsoever and has not entered into any Contracts or arrangements with any person or entity.

Section 2.7 Ownership of Company Capital Stock. Merger Sub does not beneficially own any Company Shares.

Section 2.8 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article II, none of Merger Sub, any of its affiliates or any other Person on behalf of Merger Sub makes any express or implied representation or warranty (and there is and has been no reliance by the Company or any of its respective affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or authorized agents on any such representation or warranty) with respect to Merger Sub or with respect to any other information provided, or made available, to the Company or its respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the date first set forth above.

INTEGRATED DEVICE TECHNOLOGY, INC.

By:
Name:
Title:

[MERGER SUB]

By:
Name:
Title:

EXHIBIT B

Form of FIRPTA Certificate

STATEMENT OF NON-U.S. REAL PROPERTY HOLDING CORPORATION STATUS

PURSUANT TO TREASURY REGULATION SECTION 1.897-2(h) AND

CERTIFICATION OF NON-FOREIGN STATUS

Pursuant to the Agreement and Plan of Merger, dated as of [●], 2018 (the “Agreement”), by and among Integrated Device Technology, Inc., a Delaware corporation (the “Company”), Renesas Electronics Corporation, a Japanese corporation (“Parent”) and [Merger Sub], a Delaware corporation, Parent will acquire 100% of the issued and outstanding shares of the Company (the “Acquisition”).

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a “U.S. real property interest” (as that term is defined in § 897(c)(1) of the Code and Treas. Reg. § 1.897-1(c)) must withhold U.S. tax if the transferor is a foreign person. In order to confirm that Parent, as transferee, is not required to withhold tax under § 1445 of the Code from amounts paid to any Company stockholder as consideration in connection with the Acquisition contemplated by the Agreement, the undersigned, in his capacity as [                    ] of the Company, hereby certifies the following pursuant to Treas. Reg. § 1.1445-2(c)(3) and Treas. Reg. § 1.897-2(h):

1. As of the date hereof, the Company is not a “U.S. real property holding corporation” (a “USRPHC”) as defined in § 897(c)(2) of the Code and Treas. Reg. § 1.897-2(b), and the Company has not been a USRPHC at any time during the five-year period ending on the date hereof.

2. As of the date hereof, none of the outstanding capital stock of the Company constitutes a “U.S. real property interest” as defined in § 897(c)(1) of the Code and Treas. Reg. § 1.897-1(c).

3. The Company’s federal employer identification number is [●] and the Company’s address is [●].

4. The Company acknowledges that (1) it is issuing this certificate and making the statements contained herein pursuant to Treas. Reg. § 1.1445-2(c)(3) and Treas. Reg. § 1.897-2(h), (2) it hereby authorizes and instructs its outside counsel to file this certificate and the attached notice on its behalf with the U.S. Internal Revenue Service within five (5) business days following the closing of the Acquisition, and (3) any false statement contained herein could be punished by fine, imprisonment, or both.

[Remainder of Page Intentionally Left Blank]

Under penalties of perjury I declare that I have examined this certification and the statements contained herein and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Company.

INTEGRATED DEVICE TECHNOLOGY, INC.

By:
Name:
Title: _____________
Date: _____________, 2019

EXHIBIT C

Form of FIRPTA Notification Letter

Integrated Device Technology, Inc.

[Address]

[Closing Date]

Director

Ogden Service Center

FIRPTA Unit

P.O. Box 409101

Ogden, UT 84409

Re:	Notice Required Under Treasury Regulation Section 1.897-2(h)(2)

Dear Sir/Madam:

At the request of Renesas Electronics Corporation, a Japanese corporation (“Parent”), in connection with its acquisition of Integrated Device Technology, Inc., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of [●], 2018, by and among the Company, Parent, and [Merger Sub], a Delaware corporation, we have provided the following statement to Parent as of the date hereof:

This Notice is provided pursuant to the requirements of Treasury Regulations Section 1.897-2(h)(2).

The following information relates to the corporation providing this Notice:

Name:	Integrated Device Technology, Inc.
Address:	[●]
Taxpayer Identification No.:	[●]

The attached certification was not requested by a foreign interest holder. It was voluntarily provided by the Company in response to a request from Parent in accordance with Treasury Regulations Section 1.1445-2(c)(3)(i).

The following information relates to Parent:

Name:	Renesas Electronics Corporation
Address:	[●]
Taxpayer Identification No.:	[Company TIN]/[N/A]

No interest in the Company is a U.S. real property interest within the meaning of Section 897(c) of the Internal Revenue Code of 1986, as amended.

A copy of the certification provided by Company to Parent in this regard is attached to this Notice.

Under penalties of perjury, the undersigned declares that he has examined the above notice (including the attachment hereto) and to the best of his knowledge and belief it is correct, and he further declares that he has authority to sign this document on behalf of the Company.

Sincerely,
INTEGRATED DEVICE TECHNOLOGY, INC.
By:
Name:
Title: _____________
Date: _____________, 2019

ANNEX B

September 10, 2018

The Board of Directors

Integrated Device Technology, Inc.

6024 Silver Creek Valley Road

San Jose, California 95138

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the “Company Common Stock”), of Integrated Device Technology, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Renesas Electronics Corporation (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), between the Company and the Acquiror, the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by any subsidiary of the Company, the Acquiror, Merger Sub (as defined in the Agreement) or by any of their respective subsidiaries and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $49.00 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft dated September 10, 2018 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us.

We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period for the Company have included acting as sole lead arranger and bookrunner on the Company’s credit facilities in April 2017 and May 2018 and acting as financial advisor on the Company’s acquisition of GigPeak, Inc. in April 2017, and such services during such period for the Acquiror have included acting as financial advisor to a current subsidiary of the Acquiror on its sale to the Acquiror in February 2017. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. During the two years preceding the date of this letter, we and our affiliates have also had commercial or investment banking relationships that are unrelated to the Transaction with Innovation Network Corporation of Japan (the “Acquiror Shareholder”), which owns approximately 33% of the outstanding common stock of the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint global coordinator and joint bookrunner on offerings of equity securities of the Acquiror owned by the Acquiror Shareholder in June 2017 and April 2018. In addition, we and our affiliates hold, on a proprietary basis, less than 2% of the outstanding common stock of the Company and less than 1% of the outstanding common stock of the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party

B-2

for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC
J.P. Morgan Securities LLC

N484162

B-3

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

*****

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
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Integrated Device Technology, Inc.
As a shareholder of Integrated Device Technology, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [___], 201[_].

Vote by Internet Access the Website and submit your proxy: www.[___]	Vote by Telephone Call Toll-Free using a touch-tone telephone: [___]	Vote by Mail Sign and return our proxy in the postage-paid envelope provided.

Important Notice Regarding the Availability of Proxy Materials for The Special Meeting of Shareholders:
The Notice, Proxy Statement and Form of Proxy are Available at: www.[___]

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

WHITE PROXY CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Integrated Device Technology, Inc.
SPECIAL MEETING OF SHAREHOLDERS
The undersigned appoints [___] and [___] and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Integrated Device Technology, Inc. held of record by the undersigned at the close of business on [___], 201[_] at the Special Meeting of Integrated Device Technology, Inc.to be held at [___] a.m. PT on [___], 201[_], or at any adjournment thereof, at the headquarters of the Company at 6024 Silver Creek Valley Road, San Jose, CA 95138.
This proxy will be voted as directed herein. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment or postponement thereof. This proxy revokes any previously executed proxy with respect to all proposals that properly come before the meeting.
(Continued, and to be marked, dated and signed, on the other side)

Integrated Device Technology, Inc.
If you have questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:
MACKENZIE PARTENERS, INC.
1407 Broadway, 27th Floor
New York, New York 10018
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
PROXY CARD
Please mark your votes like this ☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 & 3
1. To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated September 10, 2018, by and between Renesas Electronics Corporation, a Japanese corporation (“Parent”) and Integrated Device Technology, Inc., a Delaware corporation (the “Company”), pursuant to which, upon the satisfaction or waiver of the conditions to the closing set forth in the Merger Agreement, Chapter Two Company, which was formed following the date of the Merger Agreement as a Delaware corporation and a direct wholly-owned subsidiary of Parent, will, at the closing, merge with and into the Company (the “Merger”), and the Company will become a wholly-owned subsidiary of Parent;
For Against Abstain
☐☐☐
2. To approve an adjournment the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting;
For Against Abstain
☐☐☐
3. To approve, on a non-binding, advisory basis, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.
For Against Abstain
☐☐☐
Signature
Signature, if held jointly (Title)
Date , 201[_]
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.